Exhibit 10.1

CERTAIN INFORMATION, MARKED IN THIS EXHIBIT WITH BRACKETS, HAS BEEN

EXCLUDED FROM THIS EXHIBIT IN RELIANCE ON REGULATION S-K, ITEM 601(B)

(10)(IV) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE

THAT THE REGISTRANT TREATS AS CONFIDENTIAL.

EXECUTION VERSION

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 2025 (this “Amendment”), among Construction Partners, Inc., a Delaware corporation (“Construction Partners” or “Borrowing Agent”), Wiregrass Construction Company, Inc., an Alabama corporation (“Wiregrass Construction”), FSC II, LLC, a North Carolina limited liability company (“FSC”), C. W. Roberts Contracting, Incorporated, a Florida corporation (“Roberts Contracting”), King Asphalt, Inc., a South Carolina corporation (“King Asphalt”), The Scruggs Company, a Georgia corporation (“Scruggs”), Ferebee Corporation, a North Carolina corporation (“Ferebee”), Ferebee Asphalt Corporation, a North Carolina corporation (“Ferebee Asphalt”), Asphalt Inc., LLC d/b/a Lone Star Paving, a Texas limited liability company (“Asphalt”), Overland Corporation, an Oklahoma corporation (“Overland Corporation”), and Overland Materials and Manufacturing, Inc., an Oklahoma corporation (“Overland Materials”, and, collectively with Construction Partners, Wiregrass Construction, FSC, Roberts Contracting, King Asphalt, Scruggs, Ferebee, Ferebee Asphalt, Asphalt and Overland Corporation, the “Existing Borrowers”, and each, individually, an “Existing Borrower”), PRI of East Tennessee Inc., a Tennessee corporation (“PRI”), and Pavement Restorations, Inc., a Tennessee corporation (“Pavement”; together with PRI, the “New Borrowers”; the New Borrowers collectively with the Existing Borrowers, the “Borrowers”, and each, individually, a “Borrower”), the Guarantors party hereto, the Lenders party hereto, and PNC Bank, National Association (“PNC” or “Administrative Agent”), as Administrative Agent and Issuing Lender.

A. Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of June 30, 2022 (as amended or modified by that certain (i) First Amendment to Third Amended and Restated Credit Agreement, dated as of November 17, 2022, (ii) Consent, dated as of November 17, 2022, (iii) Joinder Agreement joining Ferebee and Ferebee Asphalt, as Borrowers, dated as of February 10, 2023, (iv) Second Amendment to Third Amended and Restated Credit Agreement, dated as of May 8, 2023, (v) Third Amendment to Third Amended and Restated Credit Agreement and First Amendment to Third Amended and Restated Security Agreement, dated as of May 29, 2024, (vi) Joinder Agreement joining Construction Partners Risk Services, Inc., an Alabama corporation, as a Guarantor, dated as of May 29, 2024, (vii) Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of October 30, 2024, (viii) Joinder Agreement joining Asphalt, as a Borrower, dated as of November 1, 2024, (ix) Joinder Agreement joining ACE Aggregates, LLC, a Texas limited liability company, Lone Star Materials & Asphalt, LLC, a Texas limited liability company, and Pelican Asphalt Company LLC, a Texas limited liability company, as Guarantors, dated as of November 1, 2024 and (x) Joinder Agreement joining Overland Corporation and Overland Materials, as Borrowers, dated as of February 7, 2025, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Existing Borrowers, the Guarantors party thereto, the Lenders party thereto, Administrative Agent and Issuing Lender. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. The rules of interpretation set forth in Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

B. The Borrowers have requested the Existing Credit Agreement be amended to (i) increase the Revolving Credit Commitments such that after giving effect to such increase, the aggregate Revolving Credit Commitments of all Lenders shall equal $500,000,000 as of the Fifth Amendment Effective Date (as defined below) (the “Revolver Increase”; and such Commitments with respect to the Revolver Increase, the “Specified Revolver Increase Commitments”), (ii) consolidate any outstanding Delayed Draw Term Loans under the Existing Credit Agreement into the outstanding Closing Date Term Loans and thereafter increase the Closing Date Term Loans such that after giving effect to such consolidation and increase, the aggregate outstanding principal amount of the Closing Date Term Loans of all Lenders shall equal $600,000,000 as of the Fifth Amendment Effective Date (the “Closing Date Term Loan Increase”; and such Commitments with respect to the Closing Date Term Loan Increase, the “Specified Closing Date Term Loan Increase Commitments”) and (iii) make certain other amendments to the Existing Credit Agreement as set forth herein.

C. (i) The Administrative Agent and the Lenders party hereto are willing to amend the Existing Credit Agreement, (ii) each Lender that is providing any portion of the Specified Revolver Increase Commitments (each such Lender, an “Increasing Revolving Credit Lender”) is willing to provide its portion of the Specified Revolver Increase Commitments and (iii) each Lender that is providing any portion of the Specified Closing Date Term Loan Increase Commitments (each such Lender, an “Increasing Term Lender”) is willing to provide its portion of the Specified Closing Date Term Loan Increase Commitments, in each case, as set forth herein and subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereby agree as follows:

1. New Lender Joinder.

(a) Capital One, National Association (the “New Lender”) agrees that as of the Fifth Amendment Effective Date (as defined below) it shall become, and shall be deemed to be, a Revolving Credit Lender and/or Term Lender, as applicable, under the Credit Agreement and each of the other Loan Documents and agrees that from the Fifth Amendment Effective Date and so long as such New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Revolving Credit Lender and/or Term Lender, as applicable, under and perform, comply with and be bound by each of the provisions of the Credit Agreement which apply to a Revolving Credit Lender and/or Term Lender, as applicable, and shall be entitled to the benefits, rights and remedies set forth therein and in each of the other Loan Documents.

(b) The New Lender acknowledges and agrees that the Administrative Agent and each other Lender make no representation or warranty and assume no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Existing Credit Agreement, the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Existing Credit Agreement, the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto, or (ii) the financial condition of any Borrower or any other Loan Party or the performance or observance by any Borrower or any other Loan Party of any of its or their obligations under the Existing Credit Agreement, the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

(c) The New Lender: (i) confirms that it has received a copy of the Existing Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such

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documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Amendment or the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof and (iv) agrees that it will become a party to and be bound by the Credit Agreement on the Fifth Amendment Effective Date as if it were a Revolving Credit Lender and/or Term Lender, as applicable, thereunder and will have the rights and obligations of a Revolving Credit Lender and/or Term Lender, as applicable, thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Revolving Credit Lender and/or Term Lender, as applicable.

2. Specified Revolver Increase Commitments.

(a) Subject to the terms and conditions of this Amendment (i) the Specified Revolver Increase Commitments in the aggregate amount of $100,000,000 shall be provided by the Increasing Revolving Credit Lenders and (ii) the Revolving Credit Commitments of all Revolving Credit Lenders (after giving effect to the Specified Revolver Increase Commitments) is hereby updated to reflect the Specified Revolver Increase Commitments, and the Revolving Credit Commitments of all Revolving Credit Lenders as of the Fifth Amendment Effective Date is hereby set forth on Annex I of this Amendment.

(b) In connection with the Specified Revolver Increase Commitments, the Administrative Agent may make such adjustments between and among the applicable Revolving Credit Lenders and the Borrowers as are reasonably necessary to effectuate the Specified Revolver Increase Commitments (including deemed assignments, reallocations and/or deemed repayments and reborrowings of outstanding Revolving Credit Loans) so that after giving effect thereto the Revolving Credit Loans and other outstandings under the Revolving Credit Facility (including Letter of Credit Obligations) shall be held pro rata among the Revolving Credit Lenders in accordance with their revised Revolving Credit Commitments and revised Ratable Shares of the aggregate Revolving Credit Commitments as of the Fifth Amendment Effective Date. Each of the applicable Revolving Credit Lenders (after giving effect to the Specified Revolver Increase Commitments) shall make cash settlement, through the Administrative Agent or directly among such Revolving Credit Lenders, to effectuate such reallocations and assignments as the Administrative Agent shall direct.

(c) Each party hereto agrees that the Specified Revolver Increase Commitments constitute an increase to the Revolving Credit Commitments with the same pricing and maturity of (as well as all other terms and conditions applicable to) the Revolving Credit Facility after giving effect to the Specified Revolver Increase Commitments and this Amendment.

(d) Each Lender hereby waives any prepayment notice required under Section 5.2(a) of the Existing Credit Agreement with respect to any Revolving Credit Loans being prepaid on the Fifth Amendment Effective Date using proceeds of the Specified Closing Date Term Loan Increase Commitments.

3. Specified Closing Date Term Loan Increase Commitments.

(a) Subject to the terms and conditions of this Amendment (i) the Specified Closing Date Term Loan Increase Commitments in the aggregate principal amount of $218,437,500.00 shall be provided by the Increasing Term Lenders, (ii) the outstanding Delayed Draw Term Loans (as defined in the Existing Credit Agreement) shall be consolidated into (and continued as) the Closing Date Term Loans on the Fifth Amendment Effective Date (the “Specified Loan Consolidation”), (iii) the outstanding principal amount of all Closing Date Term Loans of all Term Lenders as of the Fifth Amendment Effective Date (after giving effect to the funding of the Specified Closing Date Term Loan Increase Commitments and the

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Specified Loan Consolidation, in each case, on the Fifth Amendment Effective Date) is hereby set forth on Annex II of this Amendment and (iv) the proceeds under the Specified Closing Date Term Loan Increase Commitments will be advanced by the Increasing Term Lenders on the Fifth Amendment Effective Date to be used to pay to pay certain fees and expenses incurred in connection with this Amendment and otherwise used pursuant to Section 8.11 of the Credit Agreement.

(b) In connection with the Specified Closing Date Term Loan Increase Commitments and the Specified Loan Consolidation, the Administrative Agent may make such adjustments between and among the applicable Term Lenders and the Borrowers as are reasonably necessary to effectuate the Specified Closing Date Term Loan Increase Commitments and the Specified Loan Consolidation (including deemed assignments, reallocations and/or deemed repayments and reborrowings of outstanding Closing Date Term Loans and Delayed Draw Term Loans) so that after giving effect thereto the outstanding Closing Date Term Loans shall be held pro rata among the Term Lenders in accordance with their Ratable Shares of the Closing Date Term Loans as of the Fifth Amendment Effective Date. Each of the applicable Term Lenders (after giving effect to the funding of the Specified Closing Date Term Loan Increase Commitments and the Specified Loan Consolidation, in each case, on the Fifth Amendment Effective Date) shall make cash settlement, through the Administrative Agent or directly among such Term Lenders, to effectuate such reallocations and assignments as the Administrative Agent shall direct.

(c) Each party hereto agrees that the Specified Closing Date Term Loan Increase Commitments constitute an increase to the Closing Date Term Loans (and any Delayed Draw Term Loans consolidated into the Closing Date Term Loans constitute a portion of the Closing Date Term Loans) with the same pricing and maturity of (as well as all other terms and conditions applicable to) the Term Loan Facility after giving effect to the Specified Closing Date Term Loan Increase Commitments, the Specified Loan Consolidation and this Amendment.

4. Amendments to the Existing Credit Agreement. Subject to the terms and conditions of this Amendment:

(a) the Existing Credit Agreement (excluding the Schedules and Exhibits) is hereby amended (i) to delete red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the conformed copy of the Credit Agreement attached hereto as Exhibit A hereto;

(b) Schedule 1.1(C), Existing Letters of Credit, of the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Schedule 1.1(C) attached hereto; and

(c) Exhibit H, Compliance Certificate, of the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit H attached hereto.

5. Reaffirmation.

(a) Each of the Loan Parties hereby agrees that (a) with respect to each Loan Document to which it is a party, after giving effect to this Amendment and the transactions contemplated hereunder, all of its obligations, liabilities and indebtedness under such Loan Document, including guarantee obligations, are hereby confirmed and reaffirmed and shall, except as expressly set forth herein, remain unmodified and in full force and effect on a continuous basis, (b) nothing contained herein shall (i) create a course of dealing or (ii) except as expressly set forth herein, constitute amendments of the Existing

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Credit Agreement, the other Loan Documents or any indebtedness described therein and (c) this Amendment is not a novation of the Existing Credit Agreement, any other Loan Document or of any credit facility or guaranty or Lien provided thereunder or in respect thereof. The Existing Credit Agreement (as amended hereby), and each other Loan Document shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) Without limiting the generality of the foregoing, each Borrower and each Guarantor (each a “Grantor”) reaffirms its obligations as a grantor under the Security Agreement, including without limitation the grant pursuant to Section 1 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in (and the collateral assignment to the Administrative Agent for the benefit of the Secured Parties of) the property and property rights constituting Collateral (as defined in Section 1 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of such Grantor’s respective Secured Obligations (as defined in the Security Agreement).

6. Conditions Precedent to Effectiveness. The effectiveness of this Amendment, the Revolver Increase, the Closing Date Term Loan Increase and the amendments to the Existing Credit Agreement set forth herein are subject to the satisfaction (or waiver) of the following conditions precedent (the date of such satisfaction being the “Fifth Amendment Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party to the extent that a Loan Party is a party thereto, each dated the effective date of this Amendment and each in form and substance satisfactory to the Administrative Agent and each of the Lenders party to this Amendment:

(i) executed counterparts of this Amendment, executed by the Loan Parties, the Administrative Agent, the Issuing Lender, and the requisite Lenders;

(ii) a duly executed and completed Loan Request with respect to each of the Closing Date Term Loan Increase; provided that, so long as a draft of each such Loan Request has been provided to the Administrative Agent prior to the Fifth Amendment Effective Date, each duly executed Loan Request may be provided one (1) Business Day prior to the proposed Fifth Amendment Effective Date;

(iii) a certificate of the Loan Parties signed by a Responsible Officer of the Borrowing Agent, dated the Fifth Amendment Effective Date, certifying that (x) the Loan Parties are in compliance with each of the covenants and conditions under the Loan Documents, (y) no Material Adverse Effect has occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent and (z) the representations and warranties set forth in Section 8(d) and Section 8(e) of this Amendment are true and correct as specified therein;

(iv) a pro forma Compliance Certificate of the Loan Parties signed by a Responsible Officer of the Borrowing Agent, dated the Fifth Amendment Effective Date demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Consolidated Net Leverage Ratio does not exceed 3.75 to 1.00, based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable, of the Existing Credit Agreement, after giving effect (on a pro forma basis) to the funding of the Closing Date Term Loan Increase and any Revolving Credit Loans on the Fifth Amendment Effective Date;

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(v) Notes duly executed by each Borrower in favor of each Lender requesting such Notes;

(vi) a duly executed Guarantor Joinder and Joinder Agreement by the New Borrowers joining the New Borrowers, as Borrowers, under the Credit Agreement and the other Loan Documents;

(vii) a duly executed Security Agreement Supplement by each New Borrower and all requirements in connection therewith (including lien searches, any certificated equity and related powers, UCC filings and as applicable, the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office and related perfection actions);

(viii) a certificate dated the Fifth Amendment Effective Date and signed by a Responsible Officer of each Loan Party, certifying as appropriate as to: (A) all action taken by such Loan Party to validly authorize, duly execute and deliver this Amendment (and any other Loan Documents executed and delivered in connection herewith) and attaching copies of such resolution or other corporate or organizational action; (B) the names, authority and capacity of the Responsible Officers authorized to sign this Amendment (and any other Loan Documents executed and delivered in connection herewith) and their true signatures; and (C) copies of its organizational documents as in effect on the Fifth Amendment Effective Date, to the extent applicable, certified as of a sufficiently recent date prior to the Fifth Amendment Effective Date by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to due organization and the continued valid existence and good standing in the state of its organization;

(ix) a certificate of the chief financial officer of the Borrowing Agent as to the Solvency of each of the Loan Parties taken as a whole after giving effect to the transactions contemplated by this Amendment;

(x) written opinion(s) of counsel for the Loan Parties, dated as of the Fifth Amendment Effective Date, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent;

(xi) a duly executed supplement to the Specified LSP Intercreditor Agreement by the New Borrowers, the Administrative Agent and the Specified LSP Indebtedness Agent;

(xii) executed counterparts of the Collateral and Diligence Questionnaire, together with all attachments contemplated thereby;

(xiii) Lien searches in acceptable scope and with acceptable results;

(xiv) evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Loan Documents have been taken;

(xv) financial projections after giving effect to the Closing Date Term Loan Increase and the Revolver Increase (including, without limitation, consolidated forecasted balance sheets, statements of income and statements of cash flows together with a detailed explanation of the assumptions used in preparing such financial projections) of the Borrowers through the Term Loan Maturity Date (as defined in the Credit Agreement after giving effect to the Amendment);

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(xvi) evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under the Credit Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and the Administrative Agent as lender loss payee;

(xvii) all material consents, licenses and approvals required for the delivery and performance by any Loan Party of this Amendment and any other Loan Document executed and delivered in connection herewith, and the enforceability of this Amendment, the Existing Credit Agreement (as amended by this Amendment) and any other Loan Document executed and delivered in connection herewith against such Loan Party, certified by a Responsible Officer that each is in full force and effect and none other is so required or necessary;

(xviii) evidence that all Indebtedness not permitted under Section 9.2 of the Credit Agreement shall have been paid in full and that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance reasonably satisfactory to the Administrative Agent); and

(xix) executed counterparts of such other documents as the Administrative Agent may require.

(b) The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Fifth Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and to the extent required thereby, the Beneficial Ownership Regulation, that has been reasonably requested in writing by the Administrative Agent or any Lender at least five (5) Business Days prior to the Fifth Amendment Effective Date.

(c) The Borrowers shall have paid in full (i) all fees payable in connection with this Amendment as of the Fifth Amendment Effective Date and (ii) all interest and fees accrued pursuant to the Existing Credit Agreement as of the Fifth Amendment Effective Date with respect to each Lender thereunder.

(d) Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date of this Amendment, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 11.3 of the Existing Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Fifth Amendment Effective Date specifying its objection thereto.

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7. Post-Closing Obligations. Within ninety (90) days of the Fifth Amendment Effective Date (as such time period may be extended by the Administrative Agent in its sole discretion), deliver fully executed deposit account control agreements with respect to deposit accounts of any Loan Party to the extent required pursuant to Section 8.15 of the Credit Agreement or the Security Agreement, each such deposit account control agreement to be in form and substance reasonably acceptable to the Administrative Agent and to provide the Administrative Agent (or the Applicable Collateral Agent (as defined in the Specified LSP Intercreditor Agreement)) with control over such account. Failure to satisfy any of the obligations as set forth in (and in accordance with) this Section 7 shall constitute an immediate Event of Default.

8. Representations and Warranties. Each of the Loan Parties represents and warrants as follows:

(a) The execution and delivery of this Amendment by each Loan Party, and the performance by each such Loan Party of this Amendment and the Existing Credit Agreement (as amended by this Amendment), are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary limited liability company, corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any Law.

(b) This Amendment has been duly executed and delivered by each Loan Party that is party thereto. This Amendment and the Existing Credit Agreement (as amended by this Amendment) constitute a legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party that is party hereto in accordance with its terms, subject only to the effect of bankruptcy, moratorium or Debtor Relief Laws or similar Laws or the application of equitable principles by a court of competent jurisdiction.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution or delivery of this Amendment or performance by, or enforcement against, any Loan Party of this Amendment or the Existing Credit Agreement (as amended by this Amendment).

(d) The representations and warranties of the Borrowers and each other Loan Party contained in the Credit Agreement or any other Loan Document are true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Effect, in which event are true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Section 6.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 8.1 of the Existing Credit Agreement.

(e) No Event of Default or Default has occurred and is continuing or would result from this Amendment.

9. Miscellaneous.

(a) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. Except as expressly set forth herein, nothing herein shall be deemed to entitle any Loan Party

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to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. Nothing expressed or implied in this Amendment shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.

(b) On and after the Fifth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Existing Credit Agreement as amended by this Amendment, and as further amended, modified, extended, restated, replaced, or supplemented from time to time.

(c) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Section 12.11 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

(d) EACH LOAN PARTY A PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 5. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail or electronic format (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(f) This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns. This Amendment constitutes a Loan Document for purposes of the Credit Agreement.

(g) This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

[Remainder of page left blank intentionally; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONSTRUCTION PARTNERS, INC.,
as a Borrower and a Guarantor

By:	/s/ Gregory A. Hoffman
Name: Gregory A. Hoffman
Title: Chief Financial Officer

WIREGRASS CONSTRUCTION COMPANY, INC., as a Borrower and a Guarantor
FSC II, LLC, as a Borrower and a Guarantor
C. W. ROBERTS CONTRACTING, INCORPORATED, as a Borrower and a Guarantor
KING ASPHALT, INC., as a Borrower and a Guarantor
THE SCRUGGS COMPANY, as a Borrower and a Guarantor
FEREBEE CORPORATION, as a Borrower and a Guarantor
FEREBEE ASPHALT CORPORATION, as a Borrower and a Guarantor
ASPHALT INC., LLC, as a Borrower and a Guarantor
OVERLAND CORPORATION, as a Borrower and a Guarantor
OVERLAND MATERIALS AND MANUFACTURING, INC., as a Borrower and a Guarantor
PRI OF EAST TENNESSEE INC., as a Borrower and a Guarantor
PAVEMENT RESTORATIONS, INC., as a Borrower and a Guarantor
CONSTRUCTION PARTNERS RISK SERVICES, INC., as a Guarantor
ACE AGGREGATES, LLC, as a Guarantor
LONE STAR MATERIALS & ASPHALT, LLC, as a Guarantor
PELICAN ASPHALT COMPANY LLC, as a Guarantor

By:	/s/ Gregory A. Hoffman
Name: Gregory A. Hoffman
Title: Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Anne Williams
Name: Anne Williams
Title: Senior Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

PNC BANK, NATIONAL ASSOCIATION, as a Lender and the Issuing Lender

By:	/s/ Anne Williams
Name: Anne Williams
Title: Senior Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Desaree G. Lopez
Name: Desaree G. Lopez
Title: Senior Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

REGIONS BANK, as a Lender

By:	/s/ David Gilbert
Name: David Gilbert
Title: Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

CITY NATIONAL BANK, as a Lender

By:	/s/ Edward E. Wooten
Name: Edward E. Wooten
Title: Senior Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gabrielle Mason
Name: Gabrielle Mason
Title: Duly Authorized Signatory

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

HANCOCK WHITNEY BANK, as a Lender

By:	/s/ Jennifer Pelham
Name: Jennifer Pelham
Title: Senior Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Amra Rausche
Name: Amra Rausche
Title: Senior Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

TD BANK, N.A., as a Lender

By:	/s/ Peter Echausse
Name: Peter Echausse
Title: Managing Director

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

CADENCE BANK, as a Lender

By:	/s/ Stephen Fast
Name: Stephen Fast
Title: AVP

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

SOUTHSTATE BANK, N.A., as a Lender

By:	/s/ Steven Thompson
Name: Steven Thompson
Title: Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/ Terence Sullivan
Name: Terence Sullivan
Title: Managing Director

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

COMERICA BANK, as a Lender

By:	/s/ Jeffrey Guernier Jr.
Name: Jeffrey Guernier Jr.
Title: Vice President

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CONSTRUCTION PARTNERS, INC.

SIGNATURE PAGE

EXHIBIT A

Conformed Copy of the Credit Agreement

[See attached.]

EXHIBIT A TO ~~FOURTH~~FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

$~~32~~500,000,000 REVOLVING CREDIT FACILITY

$~~25~~600,000,000 TERM LOAN

~~$50,000,000 DELAYED DRAW TERM LOAN~~

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

by and among

CONSTRUCTION PARTNERS, INC.,

WIREGRASS CONSTRUCTION COMPANY, INC.,

FSC II, LLC,

C. W. ROBERTS CONTRACTING, INCORPORATED,

KING ASPHALT, INC.,

~~and~~

THE SCRUGGS COMPANY,

FEREBEE CORPORATION,

FEREBEE ASPHALT CORPORATION,

ASPHALT INC., LLC

OVERLAND CORPORATION,

OVERLAND MATERIALS AND MANUFACTURING, INC.,

PRI OF EAST TENNESSEE INC.,

and

PAVEMENT RESTORATIONS, INC.,

each, as a BORROWER,

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Issuing Lender

CITY NATIONAL BANK, ~~FIFTH THIRD BANK~~CAPITAL ONE, NATIONAL ASSOCIATION,

FIRST-CITIZENS BANK & TRUST COMPANY,

~~HANCOCK WHITNEY BANK,~~ KEYBANK NATIONAL ASSOCIATION ~~and T~~AND SOUTHSTATE BANK, N.A.,

each, as a Documentation Agent

PNC CAPITAL MARKETS LLC,

as Joint Lead Arranger and Sole Bookrunner

BofA SECURITIES, INC., TD BANK, N.A.,

~~BofA SECURITIES, INC. and~~ REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK and CITY NATIONAL BANK,

each, as a Joint Lead Arranger

BANK OF AMERICA, N.A., TD BANK, N.A. and REGIONS BANK,

each, as a Syndication Agent

PNC CAPITAL MARKETS LLC,

as Sustainability Structuring Agent

Dated as of June 30, 2022

Page

ARTICLE 1 CERTAIN DEFINITIONS		1

1.1	Certain Definitions	1

1.2	Construction	~~39~~42

1.3	Accounting Principles; Changes in GAAP	43

1.4	Term SOFR and Daily Simple SOFR Notification; Rates	43

1.5	Pro Forma Calculations	4~~1~~4

1.6	Rounding	4~~1~~4

1.7	Times of Day	4~~1~~4

1.8	Certain Calculations	4~~1~~4

1.9	Letter of Credit Amounts	4~~1~~4

1.10	LLC Divisions	4~~1~~4

ARTICLE 2 REVOLVING CREDIT FACILITIES		45

2.1	Revolving Credit Commitments	45

2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans	4~~2~~5

2.3	Commitment Fees	4~~2~~5

2.4	Termination or Reduction of Revolving Credit Commitments	4~~2~~5

2.5	Revolving Credit Loan Requests; Conversions and Renewals	46

2.6	Making Revolving Credit Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans	4~~3~~6

2.7	Notes	4~~4~~7

2.8	Letter of Credit Subfacility	4~~4~~7

2.9	Defaulting Lenders	5~~0~~4

2.10	Incremental Loans	5~~3~~6

ARTICLE 3 TERM LOANS		5~~6~~9

3.1	Term Loans	5~~6~~9

3.2	~~Delayed Draw Term Loans~~ [Reserved]	6~~6~~0

3.3	Repayment Terms of Term Loans ~~and Delayed Draw Term Loans~~	6~~9~~2

ARTICLE 4 INTEREST RATES		~~60~~63

4.1	Interest Rate Options	~~60~~63

4.2	Interest Periods	6~~1~~5

4.3	Interest After Default	6~~2~~5

4.4	Term SOFR Rate or Daily Simple SOFR Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting	6~~2~~6

4.5	Selection of Interest Rate Options	7~~8~~1

ARTICLE 5 PAYMENTS; TAXES; YIELD MAINTENANCE		7~~8~~2

5.1	Payments	7~~8~~2

5.2	Voluntary Prepayments	7~~9~~2

-i-

(continued)

Page

5.3	Mandatory Prepayments	~~70~~73

5.4	Pro Rata Treatment of Lenders	7~~2~~5

5.5	Sharing of Payments by Lenders	7~~2~~6

5.6	Administrative Agent’s Clawback	7~~3~~6

5.7	Interest Payment Dates	7~~4~~7

5.8	Increased Costs	7~~4~~7

5.9	Taxes	7~~5~~8

5.10	Indemnity	8~~9~~2

5.11	[Reserved]	83~~0~~

5.12	Cash Collateral	83~~0~~

5.13	Replacement of a Lender	84~~0~~

5.14	Designation of a Different Lending Office	~~81~~84

ARTICLE 6 REPRESENTATIONS AND WARRANTIES		~~81~~85

6.1	Existence, Qualification and Power; Compliance with Laws	8~~1~~5

6.2	Authorization; No Contravention	8~~2~~5

6.3	Governmental Authorization; Other Consents	8~~2~~5

6.4	Binding Effect	8~~2~~6

6.5	Financial Statements; No Material Adverse Effect	8~~3~~6

6.6	Litigation	8~~4~~7

6.7	No Default	8~~4~~7

6.8	Ownership of Property; Liens; Investments	8~~4~~7

6.9	Environmental Compliance	8~~5~~8

6.10	Insurance	8~~5~~9

6.11	Taxes	8~~6~~9

6.12	ERISA Compliance	8~~6~~9

6.13	Subsidiaries; Equity Interests; Loan Parties	9~~6~~0

6.14	Changes in Name, Jurisdiction of Formation and Structure; Tradenames	9~~7~~0

6.15	Margin Regulations; Investment Company Act	9~~7~~0

6.16	Disclosure	9~~7~~0

6.17	Intellectual Property; Licenses, Etc.	9~~7~~1

6.18	Solvency	9~~7~~1

6.19	Casualty, Etc	9~~7~~1

6.20	Collateral Matters	9~~8~~1

6.21	Labor Matters	9~~8~~1

6.22	Deposit or Securities Accounts	9~~8~~2

6.23	Material Contracts	9~~8~~2

6.24	Sanctions, International Trade Laws and Anti-Corruption Laws	9~~8~~2

6.25	Use of Proceeds	9~~9~~2

6.26	Beneficial Ownership Certification	9~~9~~3

6.27	Affected Financial Institution	9~~9~~3

-ii-

(continued)

Page

6.28	Loan Party ERISA Status	9~~9~~3

6.29	Holding Company	9~~9~~3

ARTICLE 7 CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT		9~~9~~3

7.1	Initial Loans and Letters of Credit	9~~9~~3

7.2	Each Loan or Letter of Credit	95~~1~~

ARTICLE 8 AFFIRMATIVE COVENANTS		9~~2~~5

8.1	Financial Statements	9~~2~~5

8.2	Certificates; Other Information	9~~3~~7

8.3	Notices	9~~5~~9

8.4	Payment of Obligations	1~~6~~00

8.5	Preservation of Existence, Etc	1~~6~~00

8.6	Maintenance of Properties	1~~6~~00

8.7	Insurance and Disaster Recovery	1~~7~~00

8.8	Compliance with Laws	1~~8~~01

8.9	Books and Records	1~~8~~01

8.10	Inspection Rights	1~~8~~01

8.11	Use of Proceeds	1~~8~~02

8.12	Covenant to Guarantee Obligations and Give Security	1~~8~~02

8.13	Compliance with Environmental Laws	~~100~~104

8.14	Further Assurances and Security	~~100~~104

8.15	Cash Management Systems and Bank Accounts	~~101~~104

8.16	Material Contracts	~~101~~105

8.17	Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws	~~101~~105

8.18	Post-Closing	10~~2~~5

ARTICLE 9 NEGATIVE COVENANTS		10~~2~~6

9.1	Liens	10~~2~~6

9.2	Indebtedness	10~~5~~8

9.3	Investments	11~~6~~0

9.4	Fundamental Changes and Dispositions	11~~8~~2

9.5	Acquisitions	11~~8~~2

9.6	Restricted Payments	11~~8~~2

9.7	Change in Nature of Business	11~~9~~3

9.8	Transactions with Affiliates	11~~9~~3

9.9	Burdensome Agreements	~~1~~114

9.10	Amendments of Certain Documents	~~1~~115

9.11	Accounting Changes	1~~11~~15

9.12	[Reserved]	1~~11~~15

9.13	Partnerships, Etc.	1~~11~~15

9.14	Formation of Subsidiaries	11~~1~~5

-iii-

(continued)

Page

9.15	Changes in Locations; Name, etc	11~~1~~5

9.16	Financial Covenants	11~~1~~6

9.17	ERISA	11~~2~~6

9.18	Cash Management	11~~2~~6

9.19	OFAC; USA Patriot Act	11~~2~~7

9.20	Sale and Leaseback Transactions	11~~3~~7

9.21	Prepayments, Etc	11~~3~~7

9.22	Amendment of Indebtedness	11~~3~~7

ARTICLE 10 DEFAULT		11~~3~~7

10.1	Events of Default	11~~3~~7

10.2	Remedies Upon Event of Default	12~~5~~0

10.3	Borrower’s Right to Cure	12~~7~~1

10.4	Application of Funds	12~~8~~2

ARTICLE 11 THE ADMINISTRATIVE AGENT		12~~9~~3

11.1	Appointment and Authority	12~~9~~3

11.2	Rights as a Lender	1~~20~~24

11.3	Exculpatory Provisions	1~~20~~24

11.4	Reliance by Administrative Agent	1~~2~~25

11.5	Delegation of Duties	1~~2~~25

11.6	Resignation of Administrative Agent	12~~1~~6

11.7	Non-Reliance on Administrative Agent and Other Lenders	12~~2~~6

11.8	No Other Duties, Etc	12~~2~~7

11.9	Administrative Agent’s Fee	12~~3~~7

11.10	Administrative Agent May File Proofs of Claim	12~~3~~7

11.11	Collateral and Guaranty Matters	12~~3~~8

11.12	No Reliance on Administrative Agent’s Customer Identification Program	12~~4~~8

11.13	Secured Cash Management Agreements and Hedge Agreements	12~~4~~8

11.14	ERISA Matters	12~~4~~9

11.15	Erroneous Payments	13~~6~~0

ARTICLE 12 MISCELLANEOUS		13~~8~~3

12.1	Modifications, Amendments or Waivers	13~~8~~3

12.2	No Implied Waivers; Cumulative Remedies	1~~30~~35

12.3	Expenses; Indemnity; Damage Waiver	1~~31~~35

12.4	Holidays	13~~3~~7

12.5	Notices; Effectiveness; Electronic Communication	13~~3~~8

12.6	Severability	14~~5~~0

12.7	Duration; Survival	14~~5~~0

12.8	Successors and Assigns	14~~5~~0

12.9	Confidentiality	14~~9~~4

-iv-

(continued)

Page

12.10	Counterparts; Integration; Effectiveness; Electronic Execution	1~~40~~45

12.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	14~~1~~6

12.12	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	14~~2~~7

12.13	USA PATRIOT Act Notice	14~~3~~7

12.14	Acknowledgement Regarding Any Supported QFCs	14~~3~~8

12.15	Assignments and Allocations; Amendment and Restatement	14~~4~~9

12.16	ESG Amendment	15~~5~~0

ARTICLE 13 THE BORROWING AGENT		151

13.1	Appointment; Nature of Relationship	151

13.2	Execution of Loan Documents	151

-v-

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS
SCHEDULE 1.1(C)	-	Existing Letters of Credit

EXHIBITS

EXHIBIT A	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B	-	GUARANTOR JOINDER
EXHIBIT C	-	REVOLVING CREDIT NOTE
EXHIBIT D	-	TERM NOTE
EXHIBIT E	-	~~DELAYED DRAW TERM LOAN NOTE~~RESERVED
EXHIBIT F	-	LOAN REQUEST
EXHIBIT G-1	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT G-2	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT G-3	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT G-4	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT H	-	COMPLIANCE CERTIFICATE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 30, 2022 and is made by and among Construction Partners, Inc., a Delaware corporation (“Construction Partners”); Wiregrass Construction Company, Inc., an Alabama corporation (“Wiregrass Construction”); FSC II, LLC, a North Carolina limited liability company (“FSC”); C. W. Roberts Contracting, Incorporated, a Florida corporation (“Roberts Contracting”); King Asphalt, Inc., a South Carolina corporation (“King Asphalt”); ~~and~~ The Scruggs Company, a Georgia corporation (“Scruggs”~~,~~); Ferebee Corporation, a North Carolina corporation (“Ferebee”); Ferebee Asphalt Corporation, a North Carolina corporation (“Ferebee Asphalt”); Asphalt Inc., LLC d/b/a Lone Star Paving, a Texas limited liability company (“Asphalt Inc.”); Overland Corporation, an Oklahoma corporation (“Overland”); Overland Materials and Manufacturing, Inc., an Oklahoma corporation (“Overland Materials”); PRI of East Tennessee Inc., a Tennessee corporation (“PRI”); and Pavement Restorations, Inc., a Tennessee corporation (“Pavement” and, collectively with Construction Partners, Wiregrass Construction, FSC, Roberts Contracting ~~and~~, King Asphalt, Scruggs, Ferebee, Ferebee Asphalt, Asphalt Inc., Overland, Overland Materials and PRI, the “Borrowers”, and each, individually, a “Borrower”), the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the Administrative Agent (as hereinafter defined) and Issuing Lender (as hereinafter defined).

The Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement to, among other things, extend credit to the Borrowers in the form of (i) a term loan facility in an initial aggregate principal amount of $250,000,000, (ii) a revolving credit facility in an initial aggregate principal amount of $325,000,000, which will include a sublimit for the making of one or more Letters of Credit from time to time and (iii) a delayed draw term loan facility in an initial principal amount of up to $50,000,000. The Lenders have indicated their willingness to lend and the Issuing Lender has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

It is the intent of the parties hereto that this Agreement amend and restate in its entirety the Existing Credit Agreement and that this Agreement does not and shall not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement. It is further the intent of the parties that (a) the Obligations (as defined in the Existing Credit Agreement) which remain unpaid and outstanding as of the date hereof shall continue to exist under this Agreement on the terms set forth herein, (b) the Collateral (as defined in the Existing Credit Agreement) shall continue to secure, support and otherwise benefit the Obligations (as defined in this Agreement); and (c) from and after the Closing Date, all references to the “Credit Agreement” and “Loan Documents” contained in the Existing Credit Agreement shall be deemed to refer to this Agreement and the Loan Documents (as defined herein), respectively.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Loan Party or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent hereunder or any successor administrative agent.

“Administrative Agent Fee Letter” means that certain letter agreement, dated as of ~~April 29~~May 16, 202~~2~~5 , by and between Borrowing Agent and the Administrative Agent.

“Administrative Agent’s Fee” means as is specified in Section 11.9.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” means as is specified in Section 12.5(d)(ii).

“Agreement” means this Third Amended and Restated Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time, including all schedules and exhibits.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.

“Applicable Commitment Fee Rate” means, with respect to any Pricing Level listed in the table in the definition of “Applicable Margin”, the respective rate set forth in such table under the heading “Applicable Commitment Fee Rate”.

“Applicable Intercreditor Agreement” means (a) the Specified LSP Intercreditor Agreement and (b) any other customary intercreditor agreement entered into from time to time by the Administrative Agent, and reasonably acceptable to the Administrative Agent, with respect to any Indebtedness not prohibited hereunder that is either (i) secured by the Collateral on a pari passu basis with the Obligations or (ii) required to be subordinated in right of payment, in priority of Liens on any Collateral, or both.

“Applicable Letter of Credit Fee Rate” means, with respect to any Pricing Level listed in the table in the definition of “Applicable Margin”, the respective rate set forth in such table under the heading “Applicable Letter of Credit Fee Rate”.

“Applicable Margin” means the corresponding percentages per annum as specified under and in accordance with the terms set forth below based on the Consolidated Net Leverage Ratio:

Applicable Margin
Pricing Level	Consolidated Net Leverage Ratio	Term SOFR Rate Loans and Daily Simple SOFR Loans	Applicable Letter of Credit Fee Rate	Base Rate	Applicable Commitment Fee Rate
I	Less than 1.50 to 1.00	1.00%	1.00%	0.00%	0.~~200~~175%
II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	1.25%	1.25%	0.25%	0.2~~25~~00%
III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	1.50%	1.50%	0.50%	0.225~~0~~ %
IV	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	1.75%	1.75%	0.75%	0.2~~7~~50%
V	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	2.00%	2.00%	1.00%	0.~~300~~275%
VI	Greater than or equal to 3.50 to 1.00	2.25%	2.25%	1.25%	0.3~~5~~00%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be based on Level V~~I~~ from (and including) the ~~Fourth~~Fifth Amendment Effective Date until recomputed pursuant to subsection (b) below.

(b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each Fiscal Quarter ending after the ~~Fourth~~Fifth Amendment Effective Date, commencing with the Fiscal Quarter ending ~~D~~Se~~c~~ptember 3~~1~~0, 202~~4~~5 , based on the Consolidated Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.2. If a Compliance Certificate is not delivered when due in accordance with such Section 8.2, then the rates in Level VI shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowing Agent or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrowing Agent as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.8 or Section 4.3 or Article 10. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.8) and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Available Amount” means at any time, the excess if any, of:

(1) the sum (without duplication) of:

(i) the greater of (x) $75,000,000 and 25% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries;

(ii) an amount equal to 50% of cumulative Consolidated Net Income starting with the first day of the first full fiscal quarter of the Borrowers and their respective Subsidiaries ended after the Fifth Amendment Effective Date;

(iii) the Net Cash Proceeds received after the Fifth Amendment Effective Date and on or prior to such date from any issuance of Qualified Equity Interests by the Borrowers (other than any such issuance to any Subsidiary of the Borrowers);

(iv) the Net Cash Proceeds of Indebtedness (including, for the avoidance of doubt, Disqualified Equity Interests) of the Borrowers, in each case incurred or issued after the Fifth Amendment Effective Date, which have been exchanged or converted into Qualified Equity Interests;

(v) to the extent not included in clause (ii) above, the Net Cash Proceeds of Dispositions of investments made using the Available Amount on or after the Fifth Amendment Effective Date; provided that such Net Cash Proceeds added pursuant to this clause (v), together with amounts added pursuant to clause (vi) below, shall be no greater than the portion of the Available Amount used to make such investment;

(vi) returns, profits, distributions and similar amounts received in cash or Investments permitted by Section 9.3 using the Available Amount; provided that amounts added pursuant to this clause (vi), together with amounts added pursuant to clause (v) above, shall be no greater than the portion of the Available Amount used to make such investment; minus

(2) the sum of all investments made on or after the Fifth Amendment Effective Date and prior to such time in reliance on Section 9.3(p) utilizing the Available Amount or portions thereof in effect on the date of any such investment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than 1.00%, then such rate shall be deemed to be 1.00%. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4(a) or Section 4.4(b), to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.

“Base Rate Option” means the option of the Borrowing Agent to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(i), Section 4.1(b)(i) or Section 4.1(c)(i), as applicable.

“Benchmark ” means as is specified in Section 4.4(e)(vi).

“Benchmark Replacement” means as is specified in Section 4.4(e).

“Beneficial Owner” means, for each Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause violation by the Lenders or Administrative Agent of any applicable International Trade Law if the Lenders were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Borrower” means as is specified in the introductory paragraph.

“Borrowing Agent” means Construction Partners.

“Borrowing Date” means, with respect to any Loan, the date of the making, renewal or conversion thereof, which shall be a Business Day.

“Borrowing Tranche” means specified portions of Loans outstanding as follows: (a) any Loans to which a Term SOFR Rate Option applies and which have the same Interest Period shall constitute one Borrowing Tranche, (b) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche and (c) all Loans to which a Daily Simple SOFR Option applies shall constitute one Borrowing Tranche.

“BRI Purchase” means the Acquisition~~,~~ after the Fourth Amendment Effective Date, of all of the Equity Interests of Burnet Ranch Investments, LLC, a Texas limited liability company, as described in the Specified LSP Acquisition Agreement as in effect on October 20, 2024, and pursuant to the BRI Conditional Purchase Agreement (as defined in the Specified LSP Acquisition Agreement) as in effect on the Fourth Amendment Effective Date.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, ~~when used in connection with an amount that bears interest at a rate based on SOFR or~~for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), as determined in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized or finance leases.

“Captive Insurance Company” means Construction Partners Risk Management, Inc., a corporation organized under the laws of the State of Alabama (“CP Risk”) but only so long as (a) CP Risk remains a wholly-owned Subsidiary of a Borrower or a Guarantor, (b) CP Risk does not engage in any business other than the provision of commercial general liability, commercial automobile liability, commercial auto physical damage or workers compensation, employers liability insurance and bonding and surety services to the Borrowers and the Guarantors, (c) the Equity Interests in CP Risk are pledged pursuant to the Security Agreement, (d) CP Risk has not and shall not (i) transfer any funds to any Person other than (w) payment in the ordinary course of business and on customary market terms of liability claims made by third parties against the Borrowers and the Guarantors, (x) payment of its own business expenses in the ordinary course of business and on customary market terms, (y) distributions to any Borrower or any Guarantor, and (z) payments of premium or contributions of capital to one or more Sponsored Captive Insurance Companies providing insurance to one or more Borrowers of a type permitted by clause (b) above; (ii) make any Investment (other than Investments permitted under applicable insurance guidelines and made in Construction Partner’s reasonable business judgment) in any Person, including, without limitation, in one or more Sponsored Captive Insurance Companies providing insurance to one or more Borrowers of a type permitted by clause (b) above; (iii) incur any Indebtedness (other than Indebtedness from time to time owed to any Borrower or any Guarantor) or grant a Lien on any of its assets (other than to secure Indebtedness owed to any Borrower or any Guarantor), (iv) provide any compensation to directors or employees other than on customary market terms for captive insurance companies or (v) have its Equity Interests pledged to any Person other than as described in clause (c) above and as security for the obligations in connection with the Specified LSP Indebtedness, Specified LSP Refinancing Indebtedness and Specified Incremental Debt, (e) CP Risk and the Borrowers use commercially reasonable efforts to cause any re-insurance agreement between CP Risk and any Sponsored Captive Insurance Company to provide for direct access to such re-insurer by the Administrative Agent (on behalf of the Secured Parties) as insured or lender’s loss payee, as applicable, and (f) CP Risk is not the subject of any bankruptcy or similar insolvency proceeding,

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lender or the Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) with maturities of not more than one year from the date acquired; (b) time deposits and certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500,000,000, and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; and (c) investments in money market funds (i) which mature not more than ninety (90) days from the date acquired and are payable on demand, (ii) with respect to which there has been no failure to honor a request for withdrawal, (iii) which are registered under the Investment Company Act of 1940, (iv) which have net assets of at least $500,000,000 and (v) which maintain a stable share price of not less than one dollar ($1.00) per share and are either (A) directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (B) maintain a rating of at least A-2 or better by S&P and are maintained with an investment fund manager that is otherwise acceptable at all times and from time to time to Administrative Agent in its discretion; provided, however, that, notwithstanding the foregoing, no asset, agreement, or investment maintained or entered into with, or issued, guaranteed by, or administered by a Lender that has been a Defaulting Lender for more than 3 days after notice to Borrowing Agent (which notice may be given by telephone or e-mail) shall be a “Cash Equivalent” hereunder.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and other cash management services.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Certificate of Beneficial Ownership” means, for each Borrower, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means the occurrence after the Closing Date of any of the following: (a) Construction Partners ceases to own and Control, beneficially and of record, all of the Equity Interests in each Borrower (other than Construction Partners); (b) any Person, other than a SunTx Party, Controls Construction Partners; (c) a majority of the Board of Directors of Construction Partners is replaced over a two-year period from the directors who constituted such Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Construction Partners then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (d) any event, transaction or series of transactions resulting with no Equity Interests of Construction Partners being listed on the NYSE, NASDAQ or any other U.S. stock exchange or otherwise listed on a public trading market.

“CIP Regulations” means as is specified in Section 11.12.

“Closing Date” means the Business Day on which the conditions specified in Section 7.1 shall be first satisfied.

“Closing Date Term Loans” means as is specified in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided that the Collateral shall not include an asset to extent that, but only so long as, such asset constitutes an Excluded Asset.

“Collateral and Diligence Questionnaire” means the ~~Amended and Restated~~ Collateral & Diligence Questionnaire from the Borrowers to the Administrative Agent dated as of ~~June 30, 2022~~the Fifth Amendment Effective Date.

“Collateral Documents” means, collectively, the Security Agreements, any Landlord Waiver, collateral assignments, Security Agreement Supplements, intellectual property security agreements, security agreements, joinders, pledge agreements, account control agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 8.8, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commercial Letter of Credit” means any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

“Commitment” means, as to any Lender, its Revolving Credit Commitment~~,~~ and Term Loan ~~Commitment and Delayed Draw Term~~ Commitment and Commitments means the aggregate of the Revolving Credit Commitments~~,~~ and Term Loan Commitments ~~and Delayed Draw Term Commitments~~ of all of the Lenders.

“Commitment Fee” means as is specified in Section 2.3.

“Communications” means as is specified in Section 12.5(d)(ii).

“Completed Specified Liquid Asphalt Terminal” means a Specified Liquid Asphalt Terminal for which the Specified Liquid Asphalt Terminal Completion Date has occurred and the Borrowing Agent has delivered a Specified Liquid Asphalt Terminal Certification to the Administrative Agent.

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Governmental Authority with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.

“Compliance Certificate” means a certificate substantially in the form of Exhibit H.

“Conforming Changes” means, with respect to the Term SOFR Rate, Daily Simple SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate, Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, for the Borrowing Agent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following, in each case to the extent deducted (or not included) in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income Taxes, paid or payable by the Borrowers and the Subsidiaries for such period (after giving effect to any tax credit or tax refunds for such period), (iii) depreciation and amortization expense, (iv) non-cash equity based compensation expense for such period, (v) management fees and expenses paid to SunTx Capital Management Corp. pursuant to the Management Services Agreement for such period, (vi) non-recurring transaction fees, costs and expenses paid in connection with this Agreement, the other Loan Documents, Specified LSP Indebtedness and any Specified LSP Refinancing Indebtedness, and any amendment, supplement or modification thereof to the extent paid or reimbursed to the Administrative Agent, the Specified LSP Indebtedness Agent or any of the Lenders under the foregoing, (vii) all non-recurring transaction fees, charges and other amounts (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith) in connection with any equity issuances, voting agreements, shareholder agreements, consolidations, restructurings, Permitted Acquisition or other Investment, in each case permitted hereunder, whether or not consummated, in each case, to the extent paid within twelve (12) months of the closing or effectiveness of such event (or the termination or abandonment of such transaction) and the amount of any earnout obligation or contingent obligation expense and adjustments thereof in connection with such acquisition, merger or other Investment, which is paid during the applicable period, provided that (1) any amounts described in this clause (a)(vii) shall not exceed 15% of Consolidated Adjusted EBITDA (calculated prior to giving effect to all addbacks pursuant to this clause (vii)) for the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable, and (2) Borrowing Agent shall provide with each applicable Compliance Certificate a schedule in reasonable detail describing all such items in this clause (vii) added back to Consolidated Adjusted EBITDA for such applicable period, (viii) all non-recurring transaction fees, charges and other amounts paid in connection with the Specified LSP Acquisition, to the extent paid within twelve (12) months of the Fourth Amendment Effective Date, (ix) compensation expense and benefit expense for any employees or management of an entity acquired in a Permitted Acquisition that are (a) terminated, (b) hired at a reduced salary or (c) not hired following such Permitted Acquisition, during such period, provided that, in the case of each clause (a), (b) and (c), such compensation expense or benefit expense terminates within sixty (60) days after the date of such Permitted Acquisition, (~~vii~~x ) other non-recurring costs and expenses approved by Administrative Agent, in its sole discretion ~~and~~, (~~viii~~xi) with respect to each Completed Specified Liquid Asphalt Terminal, the Specified Liquid Asphalt Terminal Increase; provided, further that (a) the Specified Liquid Asphalt Terminal Increase for any Specified Liquid Asphalt Terminal shall first be included in Consolidated Adjusted EBITDA for the Test Period that ends with the Specified Liquid Asphalt Terminal Completion Quarter for such liquid asphalt terminal, and such Specified Liquid Asphalt Terminal increase shall be determined on a pro forma basis as though such increase had been effective on the first day of such Test Period, (b) thereafter, the Specified Liquid Asphalt

Terminal Increase for such liquid asphalt terminal shall be reduced by 25% of the original amount for each subsequent Test Period (i.e., at the end of each subsequent Fiscal Quarter), (c) the aggregate amount of Specified Liquid Asphalt Terminal Increases with respect to all Specified Liquid Asphalt Terminals permitted to be included in any measurement period shall not exceed the lesser of (a) 10% of Consolidated Adjusted EBITDA (before giving effect to such inclusion) or (b) $7,500,000, (d) together with the Specified Liquid Asphalt Terminal Certification, Borrowing Agent shall provide certified projections describing each Specified Liquid Asphalt Terminal Increase in reasonable detail and such Specified Liquid Asphalt Terminal Increase shall be factually supportable, determined in good faith and reasonably anticipated to be realizable within twelve months following commencement of operations at such Specified Liquid Asphalt Terminal, and (e) the amount of any Specified Liquid Asphalt Terminal Increase shall be subject to the Administrative Agent’s review and approval.

~~“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated Adjusted EBITDA minus (ii) the aggregate amount of all unfinanced Capital Expenditures made in cash during such period minus (iii) the aggregate amount of federal, state, local and foreign income Taxes, actually paid in cash during such period (net of any cash refund in respect of Taxes actually received during such period) minus (iv) Restricted Payments (and any payments permitted by Section 9.6) made during such period plus (v) the lesser of (A) $4,000,000 or (B) proceeds from the sale of assets (plus any losses, or minus any gains, on such sales), during such period to the extent such assets are replaced by other assets giving rise to capital expenditures included in clause (ii) above during such period to (b) Consolidated Fixed Charges, in each case, of or by the Borrowing Agent and its Subsidiaries on a consolidated basis for the most recently completed period of four complete Fiscal Quarters ending on such date.~~

~~“Consolidated Fixed Charges” means, for any period of measurement, the sum, without duplication, of (a) Consolidated Interest Charges paid in cash during such period plus (b) the aggregate principal amount (or the equivalent thereto) of all Required Principal Payments and all other scheduled principal payments, repurchases, redemptions or similar acquisitions for value of other Consolidated Funded Debt made during such period by the Borrowing Agent and its Subsidiaries on a consolidated basis plus (c) the current portion of Capitalized Lease obligations for such period.~~

“Consolidated Funded Debt” means, as at any date of determination, without duplication, the following Indebtedness of the Borrowing Agent and its Subsidiaries, determined on a consolidated basis: (i) the aggregate amount of all debt in clauses (a), (b), (c) and (d) of the definition of Indebtedness (other than (x) surety bonds and Guarantees of such bonds and (y) any portion of the Holdback Amount constituting Indebtedness); (ii) the aggregate outstanding amount of Attributable Indebtedness (other than any portion of the Holdback Amount constituting Attributable Indebtedness); (iii) all purchase money Indebtedness and (iv) all Guarantees in respect of any Indebtedness of the types described in clause (i), (ii) or (iii) above of any other Person (including any Person other than the Borrowing Agent or any of its Subsidiaries).

The Consolidated Funded Debt of any Person shall include the Indebtedness described in clause (i), (ii), (iii) or (iv) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the equivalent limited liability entity in any foreign jurisdiction) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Consolidated Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Charges, in each case, for the most recently ended period of four (4)  Fiscal Quarters ending on or most recently prior to such date.

“Consolidated Interest Charges” means, for any period, for the Borrowing Agent and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments, if any, debt discount, if any, fees, charges and related expenses of the Borrowing Agent and its Subsidiaries in connection with Consolidated Funded Debt (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for Borrowing Agent and its Subsidiaries on a consolidated basis, the net income of the Borrowing Agent and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period in accordance with GAAP; provided that in any event (a) Consolidated Net Income shall exclude (without duplication) (i) any income (or loss) for such period for any Person that is not a Subsidiary except to the extent of the aggregate amount of such net income actually distributed in cash by such Person during such period to a Borrower or a Subsidiary as a dividend or other distribution and (ii) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to a Borrower or any of its Subsidiaries of such net income (A) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (B) would be subject to any Taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or Taxes and (b) Consolidated Net Income shall include any cash distributions received from or on account of an Investment in a Person that is not a Subsidiary to the extent not otherwise included in calculating net income in accordance with GAAP for such period or any other period. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.5.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt, minus Qualifying Cash, as of such date to (b) Consolidated Adjusted EBITDA for the period of the four (4) prior Fiscal Quarters ending on or most recently prior to such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means (a) each Borrower and each Borrower’s Subsidiaries; (b) each Guarantor and any Person who has pledged (or will pledge) Collateral hereunder or under the other Loan Documents; and (c) each Person that, directly or indirectly, controls a Person described in clauses (a) or (b) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Cure Amount” means as is specified in Section 10.3.

“Cure Expiration Date” means as is specified in Section 10.3.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent ~~by dividing (the resulting quotient~~ (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) ~~(A)~~equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, ~~by (B) a number equal to 1.00 minus the SOFR Reserve Percentage,~~ in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Daily Simple SOFR Loan” means a Revolving Credit Loan that bears interest based on Daily Simple SOFR.

“Daily Simple SOFR Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(iii).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.9(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowing Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrowing Agent, the Administrative Agent, the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowing Agent, to confirm in writing to the Administrative Agent and the Borrowing Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowing Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.9(b)) upon delivery of written notice of such determination to the Borrowing Agent, the Issuing Lender and each Lender.

~~“Delayed Draw Commitment Fee” means as is specified in Section 3.2(g).~~

~~“Delayed Draw Term Availability Period” means the period from and including the Closing Date to the earliest of (a) December 30, 2023, (b) the date of termination of the Delayed Draw Term Commitments pursuant to Section 3.2(c), (c) the date of termination of the commitment of each Delayed Draw Term Lender to make Delayed Draw Term Loans pursuant to Section 10.2 and (d) the date that the Delayed Draw Term Loan Outstandings are at least equal to the Delayed Draw Term Commitments. The aggregate unused Delayed Draw Term Commitments shall be automatically and permanently reduced to zero on the first day following the last day of the Delayed Draw Term Availability Period.~~

~~“Delayed Draw Term Commitment” means, as to any Lender, its obligation to make Delayed Draw Term Loans to the Borrowers pursuant to Section 3.2 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(B) under the caption “Amount of Commitment for Delayed Draw Term Loans” as such Commitment is thereafter assigned or modified and “Delayed Draw Term Commitments” means the aggregate Delayed Draw Term Loan Commitments of all the Lenders.~~

~~“Delayed Draw Term Facility” means, (a) at any time on or prior to the end of the Delayed Draw Term Availability Period, the aggregate amount of the Delayed Draw Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Delayed Draw Term Loans of all Delayed Draw Term Lenders outstanding at such time.~~

~~“Delayed Draw Term Lender” means, at any time, any Lender that (a) has a Delayed Draw Term Commitment at such time or (b) (after the end of the Delayed Draw Term Availability Period) holds any Delayed Draw Term Loan at such time.~~

~~“Delayed Draw Term Loan” means an advance made by any Delayed Draw Term Lender pursuant to Section 3.2.~~

~~“Delayed Draw Term Loan Maturity Date” means June 30, 2027.~~

~~“Delayed Draw Term Loan Outstandings” means at any time the outstanding Delayed Draw Term Loans.~~

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the occurrence of the Termination Date), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the occurrence of the Termination Date), in whole or in part, (c) provide for the mandatory scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is ninety one (91) days after the later of the Term Loan Maturity Date and the Expiration Date in effect at the time of issuance of such Equity Interests; provided that, only the portion of Equity Interests which so mature or are mandatorily redeemable, are redeemable at the option of the holder thereof, provide for the mandatory scheduled payment of dividends or which are or become convertible as described above shall be deemed to be Disqualified Equity Interests; provided further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control, any offering of Equity Interests or any Disposition occurring prior to the date that is ninety one (91) days after the later of the Term Loan Maturity Date and the Expiration Date in effect at the time of issuance of such Equity Interests shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the occurrence of the Termination Date; and provided further, however, that, notwithstanding the foregoing, (i) if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrowers or any Subsidiary, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (ii) no Equity Interests held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrowers or any Subsidiary shall be considered Disqualified Equity Interests because such Equity Interests are redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” means, in each case, lawful money of the United States of America.

“Drawing Date” means as is specified in Section 2.8(c).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.8(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.8(b)(iii)).

“Environmental Laws” means any and all federal, state, provincial, territorial, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions applicable to any Loan Party or any of its Subsidiaries or the operations of any Loan Party or any of its Subsidiaries and relating to pollution and the protection of the environment or the release of any harmful or deleterious materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock or convertible debentures of (or other ownership or profit interests in) such Person, all of the warrants, options, convertible debentures or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities (including convertible debentures) convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights, convertible debentures or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, together with all voting, management and other rights pertaining to any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by the United States Department of Labor, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan other than events for which the 30 day notice period has been waived; (b) the failure with respect to any Pension Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA as a result of the termination of any Pension Plan or Multiemployer Plan; (f) (i) the receipt by any Loan Party or any ERISA Affiliate from the PBGC of a notice of determination that the PBGC intends to seek termination of any Pension Plan or to have a trustee appointed for any Pension Plan, or (ii) the filing by any Loan Party or any ERISA Affiliate of a notice of intent to terminate any Pension Plan under Section 4041(c) of ERISA; (g) the incurrence by any Loan Party or any ERISA Affiliate of any liability (i) with respect to a Pension Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; (i) the failure of any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (j) the imposition of any lien on any right, property or asset of any Loan Party or any Subsidiary pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the Code or to Section 436(f) of the Code or to Sections 412 and 430 of the Code; (k) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan or the assets thereof,; (l) the receipt from the Internal Revenue Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or notice of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (m) the failure of any Pension Plan to be in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws; or (n) the occurrence of a non-exempt “prohibited transaction” with respect to which any Loan Party or any ERISA Affiliate is a “disqualified person” or a “party in interest” (within the meaning of Section 4975 of the Code or Section 406 of ERISA, respectively) which is reasonably be expected to result in a material liability to any Loan Party or any ERISA Affiliate.

“ERISA Group” means, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

“Erroneous Payment” means as is specified in Section 11.15(a).

“Erroneous Payment Deficiency Assignment” means as is specified in Section 11.15(d).

“Erroneous Payment Impacted Class” means as is specified in Section 11.15(d).

“Erroneous Payment Return Deficiency” means as is specified in Section 11.15(d).

“ESG” means as is specified in Section 12.1~~6~~7.

“ESG Amendment” means as is specified in Section 12.1~~6~~7.

“ESG Pricing Provisions” means as is specified in Section 12.1~~6~~7.

“ESG Ratings” means as is specified in Section 12.1~~6~~7.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 10.1.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (a) any contract rights (other than rights relating to the proceeds of accounts and rights to payments of any nature) to the extent and for so long as such contractual right, by its terms or because of applicable law, prohibits the creation or granting of a security interest (but only to the extent any such prohibition is not rendered ineffective by, or is not otherwise unenforceable under, the UCC or other applicable Law), (b) any equipment subject to any Lien securing purchase money Indebtedness or a capital lease to the extent (i) such Indebtedness or capital lease, and such Lien securing such Indebtedness or lease, are permitted hereunder and (ii) such Indebtedness or capital lease prohibits the Lien of the Administrative Agent on such equipment, (c) rights under governmental licenses and authorizations to the extent and for so long as the grant of a security interest therein is prohibited by law (but only to the extent any prohibition is not rendered ineffective by, or is not otherwise unenforceable under, applicable Law) ~~and~~, (d) any real property owned and any fixtures located thereon or affixed thereto and (e) any margin stock (as such term is defined or used, directly or indirectly, in Regulation U of the FRB).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowing Agent under Section 5.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9(g), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.9(g), and (d) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of a Borrower to provide documentation or information to the IRS).

~~“Existing Converted Loans” means as is specified in Section 12.15.~~

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement by and among certain Borrowers, the Administrative Agent as Agent and the lenders party thereto, dated as of June 24, 2021 (as amended, modified or supplemented prior to the date hereof).

“Existing Letters of Credit” means those letters of credit existing on the ~~Closing~~Fifth Amendment Effective Date and identified on Schedule 1.1(C).

“Existing Outstanding Term Loans” means as is specified in Section 12.1~~5~~6.

“Existing Revolving Credit Loan” means as is specified in Section 12.1~~5~~6.

“Expiration Date” means, with respect to the Revolving Credit Commitments, June ~~30~~28, 20~~27~~30 , as such date may be extended with respect to certain Lenders’ Revolving Credit Commitments pursuant to Section 12.1.

“Extraordinary Receipt” means any proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof).

“Facilities” means the Revolving Credit Facility~~,~~ and/or the Term Loan Facility ~~and/or the Delayed Draw Term Facility~~, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letters” means the Administrative Agent Fee Letter and any other fee letter entered into between the Borrowing Agent or any other Borrower and any Lead Arranger.

“Fifth Amendment” means that certain Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” means the first date all the conditions precedent to effectiveness in the Fifth Amendment are satisfied or waived.

“Financial Model” means the financial model giving effect to the Transactions and based on the Loan Parties’ actual results through the end of March 31, 2022 that has been delivered to the Administrative Agent on or about the date hereof.

“Fiscal Quarter” means a fiscal quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrowing Agent and its Subsidiaries ending on September 30 of each year.

“Foreign Lender” means (i) if any Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if any Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Fourth Amendment” means that certain Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means the first date all the conditions precedent to effectiveness in the Fourth Amendment are satisfied or waived which was October 30, 2024.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by ~~such~~the Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to the provisions of Section 1.3.

“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Government Authority, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and any agency or department that regulates or authorizes insurance brokers.

“Guarantee” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly. The amount of obligations under a guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith.

“Guarantor Joinder” means a joinder by a Person as a Guarantor under the Loan Documents in substantially the form of Exhibit B.

“Guarantors” means, collectively, each Borrower and each Borrower’s existing and future Subsidiaries and each other Person that shall be required to execute and deliver a guaranty or guaranty supplement (other than the Captive Insurance Company) pursuant to Section 8.12.

“Guaranty Agreement” means that certain amended and restated guaranty dated as of the Closing Date and entered into by each Guarantor, in favor of the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means a Swap Contract permitted hereunder entered into with a person that is a Lender ~~or~~, a Lender Counterparty or any other Secured Party at the time entered into and as to which written notice is provided to the Administrative Agent.

“Holdback Amount” has the meaning specified in the Specified LSP Acquisition Agreement as in effect on October 20, 2024.

“Increased Amount Date” means as is specified in Section 2.10.

“Incremental Lender” means as is specified in Section 2.10.

“Incremental Loan Commitments” means as is specified in Section 2.10.

“Incremental Loans” means as is specified in Section 2.10.

“Incremental Revolving Credit Commitment” means as is specified in Section 2.10.

“Incremental Revolving Credit Increase” means as is specified in Section 2.10.

“Incremental Term Loan” means as is specified in Section 2.10.

“Incremental Term Loan Commitment” means as is specified in Section 2.10.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than sixty (60) days after the original specified due date thereof, or if such trade account payable has no specified due date, the date on which such trade account payable was created, (ii) any earn-out or similar obligation to the extent treated as a liability under GAAP, and (iii) accruals for payroll in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) any Disqualified Equity Interests of such Person;

(~~g~~h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(~~h~~i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

“Indemnitee” means as is specified in Section 12.3(b).

“Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

“Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Governmental Authority under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

“Interest Period” means the period of time selected by the Borrowing Agent in connection with (and to apply to) any election permitted hereunder by the Borrowing Agent to have Revolving Credit Loans~~, Term Loans~~ or ~~Delayed Draw~~ Term Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof one month, three months, or six months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrowing Agent is requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrowing Agent is renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrowing Agent shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interest Rate Option” means any Term SOFR Rate Option, Daily Simple SOFR Option or Base Rate Option.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.1 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but reduced by any dividend, distribution, interest payment, return of capital, repayment or other similar amount received in cash by the any Loan Party or Subsidiary in respect of such Investment.

“IP Rights” means as is specified in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuing Lender” means (a) PNC, in its individual capacity as issuer of Letters of Credit hereunder and (b) with respect to the Existing Letters of Credit, PNC, in its capacity as issuer thereof.

“KPIs” means as is specified in Section  12.1~~6~~7.

“Landlord Waiver” means each landlord waiver delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arrangers” means ~~PNC~~PNCCM, in its capacity as ~~a joint~~left lead arranger and sole bookrunner, BofA Securities, Inc. ~~and~~, TD Bank, N.A., Regions Capital Markets, a division of Regions Bank, and City National Bank, each in its capacity as joint lead arranger.

“Lender Counterparty” means any Lender or Affiliate of a Lender party to a Hedge Agreement or Cash Management Agreement.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with any Incremental Loan Commitments pursuant to Section 2.10.

“Lenders” means the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed. Unless the context requires otherwise, the term “Lenders” does not include the Issuing Lender.

“Lending Office” means, as to the Administrative Agent, the Issuing Lender or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowing Agent and the Administrative Agent.

“Letter of Credit” means as is specified in Section 2.8(a). As of the ~~Closing~~Fifth Amendment Effective Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

“Letter of Credit Borrowing” means as is specified in Section 2.8(c)(iii).

“Letter of Credit Fee” means as is specified in Section 2.8(b).

“Letter of Credit Obligation” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

“Letter of Credit Sublimit” means as is specified in Section 2.8(a)(i).

“Leverage Step-Up” means as is specified in Section 9.16(a).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), hypothec, charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“LLC Division” means, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division.

“Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty Agreement, the Collateral Documents, the Collateral and Diligence Questionnaire, the Fee Letters, any Applicable Intercreditor Agreement and each other document or agreement entered into in connection with the transactions contemplated hereby.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Loan Request” means as is specified in Section 2.5(a).

“Loans” means, collectively, and Loan means, separately, all Revolving Credit Loans~~, Term Loans~~ and ~~Delayed Draw~~ Term Loans or any Revolving Credit Loan~~, Term Loan~~ or ~~Delayed Draw~~ Term Loan.

“Management Services Agreement” means that certain management services agreement dated as of October 1, 2006, between Borrowing Agent and SunTx Capital Management Corp. together with any applicable amendments, supplements or modifications thereto.

“Material Acquisition” means, at any time, a Post-Closing Permitted Acquisition which, when taken together with all other Post-Closing Permitted Acquisitions that have been consummated in the current Fiscal Quarter and the immediately preceding three Fiscal Quarters, have an aggregate consideration (excluding any earnouts) of at least $75,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrowers and their respective Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of the Threshold Amount or more in any one year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is obligated to make contributions or has any material liability.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Borrower or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs that are required to be paid in connection with such transaction, (B) the out-of-pocket expenses incurred by such Borrower or such Subsidiary in connection with such transaction (including reasonable attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage and other customary fees actually incurred in connection therewith), (C) income Taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith and (D) in the case of any Disposition or transaction resulting in an Extraordinary Receipt by a non-wholly owned Subsidiary that is not a Loan Party, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrowers or a wholly owned Subsidiary as a result thereof, and

(b) with respect to the incurrence or issuance of any Indebtedness by any Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by such Borrower or such Subsidiary in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means collectively, and “Note” means separately, the promissory notes in the form of Exhibit C evidencing the Revolving Credit Loans~~,~~ and in the form of Exhibit D evidencing the Term Loans ~~and in the form of Exhibit E evidencing the Delayed Draw Term Loans~~, as the context may require.

“Notice of Intent to Cure” means as is specified in Section 10.3.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, Hedge Agreement or Secured Cash Management Agreement or otherwise with respect to any Loan, Hedge Agreement or Secured Cash Management Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party and (c) the obligation to pay for early termination of any Hedge Agreements. Notwithstanding any other provision of any Loan Document, the Obligations of any Guarantor shall not include any Excluded Swap Obligations solely of such Guarantor.

“OFAC” means as is specified in Section 6.24(a).

“Order” means as is specified in Section 2.8(h).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.13).

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowing Agent.

“Participant” means as is specified in Section 12.8(d).

“Participant Register” means as is specified in Section 12.8(d).

“Participation Advance” means as is specified in Section 2.8(c)(iii).

“Payment Date” means the ~~first~~last day of each calendar quarter after the Closing Date and on the Expiration Date~~, the Term Loan Maturity Date~~ or the ~~Delayed Draw~~ Term Loan Maturity Date, as applicable, or upon acceleration of the Notes.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Pension Plan” means at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (a) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group, (b) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years or (c) or to which any Borrower or any member of the ERISA Group may have any liability (contingent or otherwise).

“Permitted Acquisition” means (i) the ~~Specified LSP Acquisition, (ii) the~~ BRI Purchase and (ii~~i~~) any other Acquisition that meets all of the following requirements:

(a) the board of directors or comparable governing body of the Person to be (or whose assets are to be) acquired has approved such Acquisition (and, if requested, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, of such approval) and the line or lines of business of the Person to be acquired are substantially the same as or reasonably related to one or more line or lines of business conducted by the Borrowers and shall not violate Section 9.7;

(b) (i) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect to such Acquisition and the Borrowers shall have furnished to Administrative Agent and the Lenders sufficient information for Administrative Agent and the Lenders to determine that no Default or Event of Default would, on a pro forma basis, be likely to occur after giving effect thereto; and (ii) at the time of such Acquisition the Borrowers shall be in compliance with the requirements of Section 9.16 on a pro forma basis (including giving effect to the Leverage Step-Up if then available and if being elected in connection with such Acquisition), determined as of the last day of the last Test Period of Borrowers for which Borrowers have provided financial statements and the corresponding Compliance Certificate to the Administrative Agent and Lenders, as if such Acquisition had been made on the first day of such Test Period; provided that with respect to any Acquisition consummated during the period from (and including) the ~~Fourth~~Fifth Amendment Effective Date to (and including) September 30, 2026, the Consolidated Net Leverage Ratio will be at least 0.25 to 1.00 less than the maximum Consolidated Net Leverage Ratio in effect for the last day of the fiscal quarter in which such Acquisition is consummated pursuant to Section 9.16(a);

(c) Borrowers’ cash and availability under the Revolving Credit Facility shall be equal to or greater than $20,000,000 immediately prior to and immediately after giving effect to such Acquisition;

(d) the Person acquired shall be a Subsidiary, or be merged into a Loan Party or a wholly owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquirer shall be a Loan Party or a Subsidiary of a Loan Party), and such Person, if an acquired Subsidiary, shall become a party to, and agree to be bound by the terms of, this Agreement and the other Loan Documents as a “Borrower” hereunder pursuant to a joinder agreement, in form and substance satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within thirty (30) days after the day of such Acquisition (or such longer period as the Administrative Agent may agree, in its sole discretion);

(e) such Acquisition is consummated on a non-hostile basis. Notwithstanding anything in this definition to the contrary, the Borrowers are permitted to enter into agreements governing such Acquisitions (but not consummate such Acquisitions) without any written notice to the Administrative Agent;

(f) if the total consideration for any such Permitted Acquisition (or series of related Acquisitions) is greater than or equal to $25,000,000 (excluding the value of any post-closing earn-out or other contingent consideration), then no later than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent), the Borrowing Agent shall have delivered to the Administrative Agent, to the extent already prepared, diligence information with respect to the target Person or assets of such Acquisition and any other materials used to determine purchase price, including, without limitation, the most recent audited financial statements of the target Person (if available to any Loan Party) and, in any event, the most recent unaudited financial statements of the target Person; and

(g) if the total consideration for any such Permitted Acquisition (or series of related Acquisitions) is greater than or equal to $75,000,000 (excluding the value of any post-closing earn-out or other contingent consideration), then (i) no later than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent), the Borrowing Agent, to the extent requested by the Administrative Agent or Required Lenders, (A) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final, or, to the extent not substantially final, then-current documentation related to such Acquisition (provided, however, that the Borrowing Agent shall deliver final documentation to the Administrative Agent prior to or substantially simultaneously with consummation of such Permitted Acquisition), (B) to the extent already prepared, shall have delivered to, or made available for inspection by, the Administrative Agent substantially complete diligence information with respect to the target Person or assets of such Acquisition and any other materials used to determine purchase price, including, without limitation, (1) the most recent audited financial statements of the target Person (if available to any Loan Party) and, in any event, the most recent unaudited financial statements of the target Person and (2) environmental reports (including Phase I and Phase II environmental reports, if applicable), mineral reports, surveys, appraisals and related information regarding any property owned, leased or otherwise used by the applicable Person or business to be acquired in each case of clause (2), to the extent obtained by any Loan Party, and (C) shall have delivered to the Administrative Agent a Compliance Certificate for the most recent Fiscal Quarter end preceding such Material Acquisition for which financial statements have been (or are required to have been) delivered demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, compliance with clause (b) above, and (ii) prior to, or substantially concurrently with, the consummation of such Acquisition, the Borrowing Agent shall have delivered to the Administrative Agent (A) a certificate of a Responsible Officer certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition and (B) such other documents and other information as may be reasonably requested by the Administrative Agent in connection with such purchase or other Acquisition.

For the avoidance of doubt, the conditions set forth in clauses (a) through (g) above shall not apply to the ~~Specified LSP Acquisition or the~~ BRI Purchase. ~~Any additional conditions to the Specified LSP Acquisition and the BRI Purchase shall be included in the documentation for the financing to consummate the Specified LSP Acquisition and the BRI Purchase (including the Fourth Amendment and any documentation evidencing the Specified LSP Indebtedness).~~

“Permitted Lien” means a Lien described in Section 9.1.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations or any successor regulations, as modified by Section 3(42) of ERISA, and the rules and regulations thereunder.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PNC” means PNC Bank, National Association, its successors and assigns.

“PNCCM” means PNC Capital Markets LLC, its successors and assigns.

“Post-Closing Permitted Acquisition” means a Permitted Acquisition~~s~~ that is consummated after the ~~Closing~~Fifth Amendment Effective Date.

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“Projections” means as is specified in Section 6.5(b).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Cash” means unrestricted cash and Cash Equivalents in an amount of up to fifty percent (50%) of Consolidated Adjusted EBITDA for the immediately preceding four Fiscal Quarter period, which cash and Cash Equivalents are held by any Borrower or their domestic Subsidiaries in a deposit account or securities account maintained in the United States with a commercial bank that is organized under the Laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the Laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System and not subject to a Lien in favor of any Person other than the Administrative Agent or the Specified LSP Indebtedness Agent.

“Ratable Share” means:

(a) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments;

(b) with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loans bears to the Term Loans of all of the Lenders, provided that if the Term Loans have not yet been funded, the computation in this clause shall be determined based upon the Term Loan Commitments of the Lenders and not the amount of their Term Loans;

~~(c) with respect to a Lender’s obligation to make Delayed Draw Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Delayed Draw Term Commitment bears to the Delayed Draw Term Commitments of all of the Lenders, provided that if the Delayed Draw Term Commitments have terminated or expired or at any time after the Delayed Draw Term Availability Period, the Ratable Share of any Lender for purposes of this clause shall be determined based upon the proportion that such Lender’s Delayed Draw Term Loans bears to the Delayed Draw Term Loans of all the Lenders;~~

(~~d~~c) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus ~~Delayed Draw Term Commitments plus~~ Term Loans, by (ii) the sum of the aggregate amount of the Revolving Credit ~~Commitments plus Delayed Draw Term~~ Commitments plus Term Loans of all Lenders; provided, however that (A) if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments~~,~~ and (B~~) if the Delayed Draw Term Commitments have terminated or expired or at any time after the Delayed Draw Term Availability Period, the computation in this clause shall be determined based upon the outstanding Delayed Draw Term Loans, and (C~~) if the Term Loans have not yet been funded, the computation in this clause shall be determined based upon the Term Loan Commitments and not the current amount of the Term Loans, subject to Section 2.9.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable.

“Reimbursement Obligation” means as is specified in Section 2.8(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Removal Effective Date” means as is specified in Section 11.6(b).

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Governmental Authority in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity engages in a transaction that has caused or would reasonably be expected to cause any Person hereunder (including the Administrative Agent, the Lead Arrangers, the Issuing Lender, the Lenders, and any underwriter, advisor, investor, or otherwise) to be in violation of any International Trade Law, Anti-Money Laundering Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Facilities/Loans hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) any pledged Collateral qualifies as Blocked Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the International Trade Law, Anti-Money Laundering Law or Anti-Corruption Law specific representations and covenants herein.

“Required ~~Delayed Draw Term~~ Lenders” means ~~Lenders (other than Defaulting Lenders) having more than 50% of the aggregate amount of the Delayed Draw Term Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Delayed Draw Term Commitments or at any time after the Delayed Draw Term Availability Period, the outstanding Delayed Draw Term Loans (excluding any Defaulting Lender).~~

~~“Required Lenders” means~~

(a) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(b) If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of (i) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (ii~~) the~~

~~aggregate amount of the Delayed Draw Term Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Delayed Draw Term Commitments or at any time after the Delayed Draw Term Availability Period, the outstanding Delayed Draw Term Loans (excluding any Defaulting Lender), and (iii~~) the aggregate outstanding amount of any Term Loans (excluding any Defaulting Lender).

“Required Principal Payments” means the sum of all regularly scheduled principal payments of outstanding Loans made during such period.

“Required Revolving Credit Lenders” means Lenders (other than Defaulting Lenders) having more than 50% of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

“Required Term Lenders” means Lenders (other than Defaulting Lenders) having more than 50% of the aggregate outstanding amount of any Term Loans (excluding any Defaulting Lender).

“Resignation Effective Date” means as is specified in Section 11.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend, other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolving Credit Commitment” means, as to any Lender at any time, the amount initially specified opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and “Revolving Credit Commitments” means the aggregate Revolving Credit Commitments of all of the Lenders.

“Revolving Credit Facility” means the revolving loan facility provided pursuant to Article 2.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loans” means, collectively, and Revolving Credit Loan means, separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 or Section 2.8(c).

“Revolving Facility Usage” means at any time the sum of the outstanding Revolving Credit Loans, and the Letter of Credit Obligations.

“Risk Services Subsidiary” means Construction Partners Risk Services, Inc., an Alabama corporation.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement (whether in a single transaction or a series of related transactions), directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell, transfer or otherwise Dispose of any property (whether personal or real), used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject of comprehensive U.S. sanctions.

“Secured Cash Management Agreement” means a Cash Management Agreement permitted hereunder entered into with a Person that is a Lender or a Lender Counterparty at the time entered into and as to which written notice is provided to the Administrative Agent.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents (including each Lender Counterparty with respect to any Hedge Agreement or Secured Cash Management Agreement)~~.~~; provided, that in the event that any Lender Counterparty that is party to any Hedge Agreement or Cash Management Agreement ceases to be a party to this Agreement, they will remain a Secured Party hereunder, in such Lender Counterparty’s capacity as a party to such Hedge Agreement or Secured Cash Management Agreement.

“Security Agreement” means that certain Third Amended and Restated Security Agreement, dated as of the Closing ~~d~~D ate ~~hereof~~ by the Loan Parties in favor of the Administrative Agent (as amended, modified, replaced, substituted for, superseded or restated from time to time).

“Security Agreement Supplement” means as is specified in Section 24(b) of the Security Agreement.

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“SOFR Adjustment” means ten (10) basis points (0.10%).~~

“SOFR Floor” means a rate of interest per annum equal to zero (0.00%).

~~“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.~~

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Acquisition” means any Acquisition of a Person, division, business or asset or assets or, which Person, division, business or (in the case of the Acquisition of an asset or assets) the portion of a business represented by such asset or assets, as applicable, has a Consolidated Adjusted EBITDA of at least $500,000 during the Test Period most recently ended on or prior to the date of such Acquisition.

“Specified Disposition” means any Disposition of a Person, division, business or asset or assets or, which Person, division, business or (in the case of the Disposition of an asset or assets) the portion of a business represented by such asset or assets, as applicable, has a Consolidated Adjusted EBITDA of at least $500,000 during the Test Period most recently ended on or prior to the date of such Disposition.

“Specified Incremental Debt” means as is specified in Section 9.2(m).

“Specified Liquid Asphalt Terminal Certification” means, with respect to any Specified Liquid Asphalt Terminal, a certification signed by the Borrowing Agent and delivered to the Administrative Agent, certifying that the Specified Liquid Asphalt Terminal Completion Date of such liquid asphalt terminal, and stating such Specified Liquid Asphalt Terminal Completion Date.

“Specified Liquid Asphalt Terminal Completion Date” means, with respect any Specified Liquid Asphalt Terminal, the date that construction of such liquid asphalt terminal has been completed and such liquid asphalt terminal is operational to store and ship liquid asphalt.

“Specified Liquid Asphalt Terminal Completion Quarter” means, with respect to any Specified Liquid Asphalt Terminal, the Fiscal Quarter during which the Administrative Agent has received the Specified Asphalt Termination Certification for such liquid asphalt terminal.

“Specified Liquid Asphalt Terminal Increase” means, with respect to any Specified Liquid Asphalt Terminal, an amount equal to the “run rate” pro forma projected Consolidated Adjusted EBITDA of such liquid asphalt terminal for the four-Fiscal Quarter period commencing with the Fiscal Quarter that includes the Specified Liquid Asphalt Terminal Completion Date of such liquid asphalt terminal.

“Specified Liquid Asphalt Terminals” means, collectively, ~~(a) that certain~~any in-process or to-be constructed liquid asphalt terminal ~~located in Hanceville, Alabama and (b) that certain in-process or to-be constructed liquid asphalt terminal located in Benson, North Carolina~~by any Loan Party.

“Specified LSP Acquisition” means the Acquisition by Construction Partners of 100% of the Equity Interests of Asphalt Inc., LLC, a Texas limited liability company pursuant to the Specified LSP Acquisition Agreement.

“Specified LSP Acquisition Agreement” means that certain Unit Purchase Agreement, dated as of October 20, 2024, by and among Construction Partners, as buyer, Asphalt Inc., LLC d/b/a/ Lone Star Paving, a Texas limited liability company (“LSP”), the members of LSP named therein, and the other parties thereto (as amended, modified, replaced, substituted for, superseded or restated from time to time).

“Specified LSP Indebtedness” means Indebtedness incurred on the Fourth Amendment Effective Date consisting of a senior secured term B loan credit facility and/or a senior secured bridge facility (or a combination thereof) incurred to finance a portion of the purchase price consideration of the Specified LSP Acquisition, certain refinancings in connection therewith, and pay fees and expenses in connection therewith, and, if applicable, make a payment in respect of Revolving Credit Loans under this Agreement, which such Indebtedness:

(a) has a maturity no earlier than the latest maturity of any Term Loan Facility or any Incremental Term Loans outstanding as of the Fourth Amendment Effective Date, provided that in the case of the senior secured bridge facility, the maturity thereof may be no more than 364 days after the Fourth Amendment Effective Date and such bridge facility shall be intended to be refinanced with Indebtedness with a maturity date not earlier than the latest maturity of any Term Loan Facility or any Incremental Term Loans outstanding as of the Fourth Amendment Effective Date;

(b) in the case of the term B loan credit facility has a weighted average life to maturity no shorter than the weighted average life to maturity of any Term Loan Facility or any Incremental Term Loans outstanding as of the Fourth Amendment Effective Date;

(c) is secured by first priority Liens on the Collateral, and such Liens are permitted by Section 9.1(t);

(d) is subject to an Applicable Intercreditor Agreement to be entered into as of the Fourth Amendment Effective Date;

(e) the aggregate principal amount of all such Indebtedness as of the Fourth Amendment Effective Date is not in excess of $750,000,000 (as increased, in the case of a term B loan facility, to an aggregate amount not to exceed $850,000,000 solely to the extent as a result of an oversubscription of such term B loan credit facility during the initial syndication thereof prior to the Fourth Amendment Effective Date);

(f) shall not be an obligation (whether as a borrower or a guarantor) of any Person other than a Loan Party ~~(for the avoidance of doubt, after giving effect to the Fourth Amendment)~~;

(g) may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in mandatory prepayments of the type specified Sections 5.3(a), (b) and (c) with any Term Loan Facility and any Incremental Term Loans (and any other Indebtedness permitted to share thereunder), provided that such Indebtedness may include a customary “excess cash flow” prepayment solely for the benefit of the lenders thereunder; and

(h) shall otherwise be on terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption terms) that are on current market terms for such type of indebtedness being incurred at the time of incurrence (as reasonably determined in good faith by the Borrowing Agent and the Administrative Agent).

In connection with such Indebtedness, at the reasonable request of the Borrowing Agent, the Administrative Agent agrees to amend, restate, supplement or otherwise modify (including, as applicable, through a joinder of the Specified LSP Indebtedness Agent thereto) any Collateral Documents (including any uncertificated securities control agreement and any deposit account control agreement, as applicable) to permit and reflect the creation, perfection and priority of, and rights and remedies with respect to, any Lien and security interest permitted hereunder that secures such Indebtedness, in each case, subject to the Specified LSP Intercreditor Agreement (and no Default or Event of Default shall occur due to any terms and provisions in the Collateral Documents limiting such Liens and security interest to the extent that such Default or Event of Default would not result after giving effect to such amendments, restatements, supplements or other modifications).

“Specified LSP Indebtedness Agent” means Bank of America, N.A. as administrative agent and collateral agent under the Specified LSP Indebtedness (and any successor or assign thereto under the Specified LSP Indebtedness).

“Specified LSP Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated as of the Fourth Amendment Effective Date, by and among the Loan Parties thereto, the Administrative Agent, the Specified LSP Indebtedness Agent and each additional agent from time to time party thereto (as amended, modified, replaced, substituted for, superseded or restated from time to time).

“Specified LSP Refinancing Indebtedness” means Indebtedness incurred after the ~~Fourth~~Fifth Amendment Effective Date for the purpose of refinancing any then-outstanding Specified LSP Indebtedness, then-outstanding Specified Incremental Debt, or then-outstanding Specified LSP Refinancing Indebtedness (in each case, the “Applicable Refinanced Indebtedness”), so long as:

(a) such Indebtedness has a maturity no earlier than (x) in the case of any such Indebtedness refinancing any Specified LSP Indebtedness that was initially incurred in the form of a bridge facility, the latest maturity of any Term Loan Facility or any Incremental Term Loans outstanding as of the Fourth Amendment Effective Date and (y) in the case of any such Indebtedness refinancing any other Applicable Refinanced Indebtedness, the maturity date of the Applicable Refinanced Indebtedness being refinanced, provided that in the case of both (x) and (y), if such Indebtedness is subordinated in right of payment to the Obligations or secured by Liens permitted by Section 9.1(t) on a junior basis to the Liens securing the Collateral, (A) the maturity date of such Indebtedness shall not in any case be earlier than the date that is ninety-one (91) days after the latest Term Loan Maturity Date ~~or Delayed Draw Term Loan Maturity Date~~ in effect at the time of such incurrence and (B) the terms of such Indebtedness shall not provide for any scheduled payment (including any payment at maturity), mandatory repayment or redemption or sinking fund or similar obligations at any time prior to the date that is ninety-one (91) days after the latest ~~Term Loan Maturity Date or Delayed Draw~~ Term Loan Maturity Date in effect at the time of such incurrence (other than, in each case with respect to this clause (B), to the extent permitted by any Applicable Intercreditor Agreement terms with respect thereto, customary offers or obligations to repurchase or repay such Indebtedness upon a change of control, excess cash flow sweep, asset sale or casualty or condemnation event, in each case that otherwise complies with clause (g) of this definition, and customary acceleration rights after an event of default);

(b) subject to the proviso to the foregoing clause (a), such Indebtedness has a weighted average life to maturity no shorter than the longer of (x) the weighted average life to maturity of the Applicable Refinanced Indebtedness being refinanced and (y) the longest weighted average life to maturity of any Term Loan ~~or Delayed Draw Term Loan~~ outstanding on the date of incurrence of such Indebtedness;

(c) such Indebtedness is either unsecured or is secured only by Liens permitted by Section 9.1(t);

(d) if subordinated in right of payment, or secured by Liens permitted by Section 9.1(t), such Indebtedness is subject to an Applicable Intercreditor Agreement;

(e) such Indebtedness is in an aggregate principal amount as of the date of issuance or incurrence thereof not in excess of the principal amount of the Applicable Refinanced Indebtedness being refinanced plus accrued interest, fees, discounts, premiums or expenses incurred in connection with such refinancing (and the proceeds thereof shall be utilized solely to refinance such Applicable Refinanced Indebtedness and pay such interest, fees, discounts, premiums or expenses incurred in connection therewith);

(f) such Indebtedness shall not be an obligation (whether as a borrower or a guarantor) of any Person other than a Loan Party;

(g) such Indebtedness may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in mandatory prepayments of the type specified Sections 5.3(a), (b) and (c) with the Closing Date Term Loans ~~and the Delayed Draw Term Loans~~ (and any other Indebtedness permitted to share thereunder), provided that such Indebtedness may include a customary “excess cash flow” prepayment solely for the benefit of the lenders thereunder; and

(h) such Indebtedness shall otherwise be on terms and conditions (other than pricing, rate floors, discounts, fees and premiums) that either are (x) substantially identical to, or are not more materially more favorable (when taken as a whole) to the lenders providing such Indebtedness than, those applicable to the Applicable Refinanced Indebtedness being refinanced (when taken as a whole) (as reasonably determined in good faith by the Borrowing Agent), or (y) on current market terms for such type of Indebtedness being incurred at the time of incurrence (as reasonably determined in good faith by the Borrowing Agent), except, in each case for clauses (h)(x) and (h)(y) to the extent such covenant and other terms apply only to periods after the latest final maturity date of this Agreement then in effect.

“Sponsored Captive Insurance Company” means (a) CIRCA Sponsored Captive Insurance Company, a Vermont sponsored captive insurance company, (b) CIRCA Re, IC, a Vermont incorporated protected cell within CIRCA, or (c) any other sponsored captive insurance company that is approved by the Administrative Agent in its sole discretion from time to time.

“Standby Letter of Credit” means a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

“Statements” means as is specified in Section 6.5(b).

“Subsidiary”, of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower.

“SunTx Class B Holder” means: (a) Ned N. Fleming, III, (b) Mark R. Matteson, (c) Craig Jennings, (d) Charles E. Owens, (e) Fred J. Smith, III, (f) SunTx Capital Management Corp., (g) SunTx Capital II Management Corp., (h) SunTx Capital Partners, L.P., (i) SunTx Capital Partners II, L.P., (j) SunTx Fulcrum Fund Prime, L.P., (k) SunTx Fulcrum Dutch Investors Prime, L.P., (l) SunTx Capital Partners II Dutch Investors, L.P., (m) Malachi Holdings Limited Partnership, (n) CJCT Associates Limited Partnership, (o) AMDG Associates Limited Partnership, and (p) Boyle Fleming & Co. Inc.

“SunTx Party” means: (a) any SunTx Class B Holder; (b) any spouse, and any parent, child, sibling, parent-in-law or child-in-law of a SunTx Class B Holder; (c) the estate of any of the foregoing Persons; (d) any trust or family partnership established by any part of the foregoing persons primarily for the benefit of any of the foregoing Persons and Controlled by any such Person; or (e) any other Person with respect to which at least fifty-one percent (51%) of the equity and voting Equity Interests are owned by the foregoing Persons (or any combination thereof).

“Sustainability Structuring Agent” means ~~PNC Capital Markets LLC~~PNCCM.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including, without limitation, Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person or any of its Subsidiaries, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means a Lender holding a Term Loan.

“Term Loan Commitment” means, as to any Lender at any time, the amount initially specified opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments means the aggregate Term Loan Commitments of all of the Lenders.

“Term Loan Facility” means the term loan facility provided pursuant to Article 3.

“Term Loan Maturity Date” means (a) with respect to the Closing Date Term Loans ~~and the Incremental Term Loans funded pursuant to the Third Amendment~~, June ~~30~~28 , 20~~27~~30 and (b) with respect to any other Incremental Term Loans, the date set forth in the relevant Lender Joinder Agreement with respect to such Incremental Term Loans, in each case as such date may be extended with respect to certain Lenders’ Term Loans pursuant to Section 12.1.

“Term Loans” means, collectively, the Closing Date Term Loans and any Incremental Term Loans.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent ~~by dividing (the resulting quotient~~ (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) ~~(A)~~equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period~~, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage~~. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate~~, for purposes of clause (A) in the preceding sentence,~~ shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrowing Agent on and as of ~~(i)~~ the first day of each Interest Period~~, and (ii) the effective date of any change in the SOFR Reserve Percentage~~.

“Term SOFR Rate Loan” means a Loan that bears interest based on Term SOFR Rate.

“Term SOFR Rate Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(ii), Section 4.1(b)(ii) or Section 4.1(c)(ii), as applicable.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the first date upon which each of the following shall have occurred: (a) all Obligations (other than contingent unmatured indemnification obligations) hereunder or under the Loan Documents shall have been indefeasibly paid in full in cash; and (b) all Commitments shall have expired or been terminated.

“Test Period” means, for any date of determination under this Agreement, the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered (or are required to be delivered) pursuant to Section 8.1(a) or (b), as applicable.

~~“Third Amendment” means that certain Third Amendment to Third Amended and Restated Credit Agreement and First Amendment to Third Amended and Restated Security Agreement, dated as of the Third Amendment Effective Date, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.~~

~~“Third Amendment Effective Date” means May 29, 2024.~~

“Threshold Amount” means, at any date of determination, the greater of (a) [*****] and (b) [*****] of Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable.

“Transactions” means the transactions contemplated by the Loan Documents.

“UCC” means as is specified in the Security Agreement.

~~“UCP” means as is specified in Section 12.11(a).~~

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” means as is specified in Section 5.9(g)(ii)(B)(III).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement or any other Loan Document, means this Agreement or such other Loan Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or the other applicable Loan Document); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; and (k) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document.

1.3 Accounting Principles; Changes in GAAP.

(a) Generally. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Statements.

(b) Changes in GAAP. Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowing Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrowing Agent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the most recent Statements delivered to the Administrative Agent on or prior to the Closing Date for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Leases. Notwithstanding anything in the foregoing, all leases of the Borrowers and their Subsidiaries (whether of real or personal property) that are not or would not have been characterized as Capitalized Leases in accordance with GAAP as in effect prior to giving effect to Accounting Standards Update No. 2016-02, Leases (Topic 842) (whether or not such leases were in effect on such date) shall not be accounted for as Capitalized Leases for purposes of this Agreement regardless of any change in GAAP (including as a result of Accounting Standards Update No. 2016-02, Leases (Topic 842)) following such date that would otherwise require such leases to be recharacterized as Capitalized Leases.

(d) Exclusion of Captive Insurance Company. Notwithstanding anything to the contrary contained in this Agreement, the Captive Insurance Company shall be excluded from the calculation of any financial ratio (including the Consolidated ~~Fixed Charge~~Interest Coverage Ratio and the Consolidated Net Leverage Ratio) under this Agreement.

1.4 Term SOFR and Daily Simple SOFR Notification; Rates. Section 4.4(e) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate or Daily Simple SOFR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or calculation of, or any other matter related to ~~the Term SOFR Rate, Daily Simple SOFR or with respect to~~, any Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative or successor rate thereto, or replacement rate therefor~~.~~ (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.5 Pro Forma Calculations.

(a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Consolidated Adjusted EBITDA will be calculated after giving pro forma effect to any Specified Dispositions or Specified Acquisitions occurring during the relevant period, as if such Dispositions or Acquisitions occurred on the first day of such period.

(b) If the calculation of Consolidated Adjusted EBITDA for any period gives pro forma effect to any Disposition or Acquisition, the other elements of the Consolidated ~~Fixed Charge~~Interest Coverage Ratio and Consolidated Net Leverage Ratio will also be calculated after giving pro forma effect to such Acquisition or Disposition, as if such Acquisition or Disposition occurred on the first day of such period.

1.6 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.8 Certain Calculations. For the purposes of calculating the financial covenants in Section 9.16 hereof, all calculations shall be made based on the face value of the relevant Obligation and not at any discounted value (notwithstanding any accounting or other rule to the contrary).

1.9 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any issuer document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10 LLC Divisions. For all purposes under the Loan Documents, in connection with any LLC Division or plan of LLC Division under Delaware law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

REVOLVING CREDIT FACILITIES

2.1 Revolving Credit Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein specified, each Lender severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the Closing Date to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to fund each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Commitment Fees. Accruing for each day from the Closing Date until the Expiration Date (and without regard to whether the conditions to making Revolving Credit Loans are then met), the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate for such day (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the difference for such day between the amount of (a) the Revolving Credit Commitments minus (b) the Revolving Facility Usage; provided that no Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender). Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4 Termination or Reduction of Revolving Credit Commitments. The Borrowing Agent shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent (and the Administrative Agent shall promptly after receipt of such notice notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders and provided further that in the event the Revolving Credit Commitments are reduced to an aggregate amount less than the Letter of Credit Sublimit then in effect, the Letter of Credit Sublimit shall be reduced by an amount such that none of the Letter of Credit Sublimit exceed the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5 Revolving Credit Loan Requests; Conversions and Renewals. Except as otherwise provided herein, the Borrowing Agent may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2, by delivering to the Administrative Agent, not later than 10:00 a.m. Eastern Time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Term SOFR Rate Option applies or the conversion to or the renewal of the Term SOFR Rate Option for any Revolving Credit Loans; (ii) one (1) Business Day prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Daily Simple SOFR Option applies or the conversion to or the renewal of the Daily Simple SOFR Option for any Revolving Credit Loans and (iii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit F, duly signed by a Responsible Officer of the Borrowing Agent, or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be (x) $500,000 or in a whole multiple of $100,000 in excess thereof for each Borrowing Tranche under the Term SOFR Rate Option, (y) $500,000 or in a whole multiple of $100,000 in excess thereof for each Borrowing Tranche under the Base Rate Option and (z) $500,000 or in a whole multiple of $100,000 in excess thereof for each Borrowing Tranche under the Daily Simple SOFR Option.

2.6 Making Revolving Credit Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans.

(a) Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the applicable Lenders of its receipt of such Loan Request specifying the information provided by the Borrowing Agent and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2. Each Lender shall remit its apportioned share (as provided to it by the Administrative Agent) of the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2, fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Eastern Time, on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6(b).

(b) Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) and may, in reliance upon such assumption, make available to the

Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) [Reserved].

(d) Repayment of Revolving Credit Loans. The Borrowers shall repay the outstanding principal amount of all Revolving Credit Loans, together with all outstanding interest thereon, on the Expiration Date.

2.7 Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans~~,~~ and Term Loans ~~and Delayed Draw Term Loans~~ made to them by each Lender, together with interest thereon, shall be evidenced by this Agreement, but at any Lender’s request the Borrowing Agent, on behalf of the Borrowers, shall execute and deliver a revolving credit Note and a term Note, ~~dated the Closing Date~~ payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Term Loan Commitment, as applicable, of such Lender.

2.8 Letter of Credit Subfacility.

(a) Issuance of Letters of Credit. The Borrowing Agent may at any time prior to the Expiration Date request the issuance of a letter of credit (each, a “Letter of Credit”) for its own account or the account of another Loan Party or any Subsidiary or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. Eastern Time at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit). The Borrowing Agent shall authorize and direct the Issuing Lender to name any Borrower or any Loan Party or any Subsidiary as the “Applicant” or “Account Party” of each Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, the Issuing Lender will provide the Administrative Agent with a copy thereof.

As of the ~~Closing~~Fifth Amendment Effective Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(i) Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or the Borrowing Agent, at least one (1) day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Article 7 is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders specified in this Section 2.8, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension; provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the date which is seven days prior to the Expiration Date and provided, further, that in no event shall (1) the Letter of Credit Obligations exceed, at any one time, $25,000,000 (the “Letter of Credit Sublimit”) or (2) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrowing Agent for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowing Agent that it and the Borrowers shall be in compliance with the preceding sentence and with Article 7 after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrowing Agent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Upon the request of the Administrative Agent, (x) if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, or (y) if, on the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrowers shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations. The Borrowers hereby grant to the Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.

(ii) Notwithstanding Section 2.8(a)(i), the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or any such order, judgment or decree, or Law request or directive, shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, (B) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally or (C) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrowers or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.9(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Issuing Lender Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii) Unless otherwise agreed by the Issuing Lender when a Letter of Credit is issued or amended (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall be stated therein to apply to each letter of credit. Notwithstanding the foregoing, the Issuing Lender shall not be responsible to the Borrowers for, and the Issuing Lender’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where the Issuing Lender or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Laws or practice rules.

(b) Letter of Credit Fees. The Borrowers shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate times the daily amount available to be drawn under each Letter of Credit (it being understood and agreed that in no event shall the fee under this subsection (i) in respect of any Letter of Credit be less than the Administrative Agent’s minimum fee in effect from time to time), and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on the first Business Day of each calendar quarter. The Borrowers shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then-in-effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

(c) Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

(i) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowing Agent and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowing Agent shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions specified in Section 7.2 other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.8(c)(i) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.8(c)(i) make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.8(c)) each be deemed to have (A) made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount, or (B) during the continuance of an Insolvency Proceeding with respect to any Borrower, funded its Ratable Share of the Reimbursement Obligations arising by reason of such drawing. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. Eastern Time on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (A) at a rate per annum equal to the Effective Federal Funds Rate during the first three (3) days following the Drawing Date and (B) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.8(c)(i) above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.8(c)(ii).

(iii) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.8(c)(i), because of any Borrower’s failure to satisfy the conditions specified in Section 7.2 other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to this Section 2.8(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each, a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.8(c).

(d) Repayment of Participation Advances.

(i) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (A) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (B) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

(ii) If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Effective Federal Funds Rate in effect from time to time.

(e) Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

(f) Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

(g) Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8(c), as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, any Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions specified in Sections 2.1, 2.5, 2.6 or 7.2 or as otherwise specified in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8(c);

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross claim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three (3) Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(h) Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Governmental Authority, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. Notwithstanding the foregoing, in no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the Laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each, an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions specified above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to any Borrower or any Lender.

2.9	Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise), or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.2, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.12; fourth, as the Borrowing Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowing Agent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.12; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions specified in Section 7.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowing owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.9(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.9(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(1) No Defaulting Lender shall be entitled to receive any ~~Commitment Fee or Delayed Draw~~ Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(2) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.12.

(3) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (~~B~~2) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to ~~such~~the Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Usage of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.1~~2~~3, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under Law, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures specified in Section 5.12.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.9(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.10 Incremental Loans.

At any time, the Borrowing Agent may by written notice to the Administrative Agent elect to request the establishment of:

(a) one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loan (any such additional term loan, an “Incremental Term Loan”); or

(b) one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans”); provided that (i) after the ~~Third~~Fifth Amendment Effective Date, the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed the greater of (A) $~~2~~400,000,000 and (B) the amount of Consolidated Adjusted EBITDA for the immediately preceding four (4) prior Fiscal Quarters of the Borrowing Agent and its Subsidiaries, (ii) the total aggregate principal amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 for Incremental Term Loans and $5,000,000 for Incremental Revolving Credit Increases, or (in each case) a whole multiple of $1,000,000 in excess of such minimum amount, or, if less, the remaining amount permitted pursuant to the foregoing clause (i) and (iii) no more than ~~two~~three (~~2~~3) Incremental Loan Commitments shall be permitted during the remaining term of this Agreement after the Fifth Amendment Effective Date. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrowing Agent proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent. The Borrowing Agent shall invite existing Lenders and may invite any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”); provided that the Issuing Lender shall consent to each Incremental Lender providing any portion of an Incremental Revolving Credit Commitment. Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed fully drawn) and (3) any Permitted Acquisition consummated in connection therewith;

(ii) the Administrative Agent and the Lenders shall have received from the Borrowing Agent a Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Consolidated Net Leverage Ratio will be at least 0.25 to 1.00 less than the maximum Consolidated Net Leverage Ratio in effect as of the Increased Amount Date pursuant to Section 9.16(a) (including any adjustment based on a Material Acquisition), based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable, both before and after giving effect (on a pro forma basis) to (x) any Incremental Loan Commitment, (y) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully drawn) and (z) any Permitted Acquisition consummated in connection therewith;

(iii) each of the representations and warranties contained in Article 6 shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(iv) the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrowers and their Subsidiaries (including Permitted Acquisitions);

(v) Any proposed Incremental Lender shall join this Agreement as a Lender pursuant to a Lender Joinder Agreement;

(vi) each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrowers and shall be secured and guaranteed with the other Obligations on a pari passu basis;

(1) in the case of each Incremental Term Loan:

(I) such Incremental Term Loan will mature and amortize on the same terms as the Closing Date Term Loans;

(II) the Applicable Margin and pricing grid, if applicable, ~~and SOFR Adjustment~~ for such Incremental Term Loan shall be the same as the Applicable Margin ~~and SOFR Adjustment~~ for the Closing Date Term Loans on the applicable Increased Amount Date;

(III) any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility and (unless otherwise agreed by the applicable Incremental Lenders, provided that no such agreement shall allow the Incremental Term Loans to be prepaid prior to the Closing Date Term Loans) each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Closing Date Term Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof); and

(IV) except as provided above, all other terms and conditions applicable to such Incremental Term Loan shall, except to the extent otherwise provided in this Section 2.10, be identical to the terms and conditions applicable to the Closing Date Term Loans;

(2) in the case of each Incremental Revolving Credit Increase:

(I) such Incremental Revolving Credit Increase shall be part of the Revolving Credit Facility, shall mature on the Expiration Date, shall bear interest and be entitled to fees, in each case at the rate applicable to the Revolving Credit Facility, and shall otherwise be subject to the same terms and conditions as the Revolving Credit Facility;

(II) any Incremental Lender making any Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and (unless otherwise agreed by the applicable Incremental Lenders; provided that no such agreement shall allow the Revolving Credit Commitments with respect to the Incremental Revolving Credit Increase to be terminated prior to termination of the existing Revolving Credit Commitments) each Revolving Credit Loan funded by an Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the existing Revolving Credit Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof); and

(III) the outstanding Revolving Credit Loans and Ratable Shares of Letter of Credit Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders to the Revolving Credit Facility (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Ratable Shares, and the Lenders to the Revolving Credit Facility (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrowers shall pay any and all costs required.

(3) Incremental Loan Commitments shall be effected pursuant to such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.10, without the consent of any other Lenders; and

(4) the Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Incremental Loans and/or Incremental Loan Commitments) reasonably requested by Administrative Agent in connection with any such transaction.

(c) The Incremental Lenders shall be included in any determination of the Required Lenders and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(d) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrowers in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(e) On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender under the Revolving Credit Facility hereunder with respect to such Incremental Revolving Credit Commitment.

ARTICLE 3

TERM LOANS

3.1 Term Loans.

(a) Term Loan Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein specified, on the Closing Date, (a) the Existing Outstanding Term Loans shall continue as Term Loans hereunder, (b) the Existing Converted Loans shall be converted to Term Loans hereunder, and (c) the Existing Outstanding Term Loans and Existing Converted Loans shall be allocated to the Term Lenders in accordance with Section 12.1~~5~~6. For the avoidance of doubt, no additional notice is required for (i) the continuation of the Existing Outstanding Term Loans on the Closing Date or (ii) the conversion of the Existing Converted Loans on the Closing Date from Existing Revolving Credit Loans to Term Loans.

(b) Nature of Lenders’ Obligations with Respect to Term Loans. The obligations of each Lender to continue Existing Outstanding Term Loans and convert Existing Converted Loans to Term Loans on the Closing Date shall equal such Lender’s Ratable Share of the Closing Date Term Loans; provided that no Lender’s Closing Date Term Loans shall exceed its Term Loan

Commitment. The failure of any Lender to continue Existing Outstanding Term Loans or convert Existing Converted Loans to Term Loans shall not relieve any other Lender of its obligations to continue Existing Outstanding Term Loans and convert Existing Converted Loans to Term Loans on the Closing Date; nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date, and any portion of the Term Loan Commitment not drawn on the Closing Date shall automatically expire. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1(a).

3.2 ~~Delayed Draw Term Loans~~[Reserved].

~~(a) Delayed Draw Term Loan Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein specified, each Lender severally agrees to make Delayed Draw Term Loans to the Borrowers at any time or from time to time during the Delayed Draw Term Availability Period; provided that after giving effect to each such Loan (i) the aggregate amount of Delayed Draw Term Loans from such Lender shall not exceed such Lender’s Delayed Draw Term Commitment and (ii) the Delayed Draw Term Loan Outstandings shall not exceed the Delayed Draw Term Commitments.~~

~~(b) Nature of Lenders’ Obligations with Respect to Delayed Draw Term Loans. Each Lender shall be obligated to fund each request for Delayed Draw Term Loans pursuant to Section 3.2(c) in accordance with its Ratable Share. The aggregate of each Lender’s Delayed Draw Term Loans outstanding hereunder to the Borrowers at any time shall never exceed its Delayed Draw Term Commitment. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Delayed Draw Term Loans hereunder after the Delayed Draw Term Availability Period. The Delayed Draw Term Commitments are commitments to make delayed draw term loans, but are not revolving credit commitments, and the Borrowers shall not have the right to repay and reborrow under Section 3.2(a).~~

~~(c) Termination or Reduction of Delayed Draw Term Commitments. The Borrowers shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent (and the Administrative Agent shall promptly after receipt of such notice notify the Lenders thereof), to terminate the Delayed Draw Term Commitments or, from time to time, to reduce the aggregate amount of the Delayed Draw Term Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Delayed Draw Term Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Delayed Draw Term Loans made on the effective date thereof, the Delayed Draw Term Loan Outstandings would exceed the aggregate Delayed Draw Term Commitments of the Lenders. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Delayed Draw Term Commitments then in effect. Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Delayed Draw Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 hereof) to the extent necessary to cause the aggregate Delayed Draw Term Loan Outstandings after giving effect to such prepayments to be equal to or less than the Delayed Draw Term Loan Commitments as so reduced or terminated. Any notice to reduce the Delayed Draw Term Commitments under this Section 3.2(c) shall be irrevocable.~~

~~(d) Delayed Draw Term Loan Requests; Conversions and Renewals~~. ~~Except as otherwise provided herein, the Borrowing Agent may from time to time during the Delayed Draw Term Availability Period request the Lenders to make Delayed Draw Term Loans, or renew or convert the Interest Rate Option applicable to existing Delayed Draw Term Loans pursuant to Section 4.2, by delivering to the Administrative Agent, not later than 10:00 a.m. Eastern Time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Delayed Draw Term Loans to which the Term SOFR Rate Option applies or the conversion to or the renewal of the Term SOFR Rate Option for any Delayed Draw Term Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Delayed Draw Term Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Delayed Draw Term Loan, of a Loan Request therefor, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be (x) $500,000 or a whole multiple of $100,000 in excess thereof for each Borrowing Tranche under the Term SOFR Rate Option and (y) $500,000 or a whole multiple of $100,000 in excess thereof for each Borrowing Tranche under the Base Rate Option.~~

~~(e) Making Delayed Draw Term Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans.~~

~~(i) The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 3.2(d), notify the applicable Lenders of its receipt of such Loan Request specifying the information provided by the Borrowing Agent and the apportionment among the Lenders of the requested Delayed Draw Term Loans as determined by the Administrative Agent in accordance with Section 3.2(d). Each Lender shall remit its apportioned share (as provided to it by the Administrative Agent) of the principal amount of each Delayed Draw Term Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2, fund such Delayed Draw Term Loan to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Eastern Time, on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Delayed Draw Term Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 3.2(e)(ii).~~

~~(ii) Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 3.2(e)(i) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking~~

~~industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.~~

~~(f) Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Delayed Draw Term Loans made to them by each Lender, together with interest thereon, shall be evidenced by a delayed draw term loan Note, dated as of the date such Delayed Draw Term Loan is drawn, payable to the order of such Lender in a face amount equal to the Delayed Draw Term Commitment of such Lender.~~

~~(g) Delayed Draw Commitment Fees. Accruing for each day during the Delayed Draw Term Availability Period (and without regard to whether the conditions to making Delayed Draw Term Loans are then met), the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Delayed Draw Commitment Fee”) equal to the Applicable Commitment Fee Rate for such day (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the difference for such day between the amount of (a) the Delayed Draw Term Commitments minus (b) the Delayed Draw Term Loan Outstanding provided that no Defaulting Lender shall be entitled to receive any Delayed Draw Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such Delayed Draw Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender). Subject to the proviso in the directly preceding sentence, all Delayed Draw Commitment Fees shall be payable in arrears on each Payment Date and on the last day of the Delayed Draw Term Availability Period.~~

3.3 Repayment Terms of ~~Term Loans and Delayed Draw~~ Term Loans. The principal amounts of the Term Loans ~~and Delayed Draw Term Loans~~ shall be repaid to the Administrative Agent for the ratable account of the applicable Lenders in consecutive quarterly installments on each date set forth below in an amount equal to (i) the percentage opposite such date multiplied by (ii)~~(A)~~ the original principal amounts (as of the ~~Closing~~Fifth Amendment Effective Date in the amount of the Closing Date Term Loans) of all then-outstanding Term Loans (the amount of any such installment being subject to adjustment for voluntary and mandatory prepayments and any increase in the Term Loan Facility pursuant to Section 2.10), ~~plus (B) the Delayed Draw Term Loan Outstandings (the amount of any such installments subject to adjustment for voluntary and mandatory prepayments), in each case,~~ with any remaining outstanding principal amount of the Term Loans ~~or Delayed Draw Term Loans~~ payable on the ~~Term Loan Maturity Date or Delayed Draw~~ Term Loan Maturity Date, as applicable:

DATE	PERCENTAGE
September 30, 202~~2~~5	1.25%
December 31, 202~~2~~5	1.25%
March 31, 202~~3~~6	1.25%
June 30, 202~~3~~6	1.25%
September 30, 202~~3~~6	1.25%
December 31, 202~~3~~6	1.25%
March 31, 202~~4~~7	1.25%

June 30, 202~~4~~7	1.25%
September 30, 202~~4~~7	1.25%
December 31, 202~~4~~7	1.25%
March 31, 202~~5~~8	1.25%
June 30, 202~~5~~8	1.~~87~~25%
September 30, 202~~5~~8	1.~~87~~25%
December 31, 202~~5~~8	1.~~87~~25%
March 31, 202~~6~~9	1.~~87~~25%
June 30, 202~~6~~9	1.~~87~~25%
September 30, 202~~6~~9	1.~~87~~25%
December 31, 202~~6~~9	1.~~87~~25%
March 31, 20~~27~~30	1.~~87~~25%

~~Provided, however, all payments made pursuant to the above table with respect to (a) Delayed Draw Term Loans shall commence with the earliest of (1) the last day of the Fiscal Quarter in which the Delayed Draw Term Availability Period expires or (2) the last day of the fiscal quarter in which the commitments under the Delayed Draw Term Facility are fully drawn or terminated, as applicable, and (b) Incremental Term Loans funded pursuant to the Third Amendment shall commence on September 30, 2024.~~

ARTICLE 4

INTEREST RATES

4.1 Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option, Term SOFR Rate Option or (solely in the case of Revolving Credit Loans) Daily Simple SOFR Option specified below applicable to the Revolving Credit Loans or the Terms Loans, respectively, it being understood that, subject to the provisions of this Agreement, the Borrowing Agent may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches of any kind of Loan; provided further that if an Event of Default or Default exists and is continuing~~,~~ and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowing Agent, the Borrowing Agent may not request, convert to, or renew the Term SOFR Rate Option for any Loans or Daily Simple SOFR Option for any Revolving Credit Loans and, in each case, the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option or Daily Simple SOFR Option shall be converted immediately to the Base Rate Option, subject in all cases to the obligation of the Borrowers to pay any indemnity under Section 5.10 in connection with any such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. The applicable Base Rate, Term SOFR Rate or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(a) Revolving Credit Interest Rate Options. The Borrowing Agent shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

(ii) Revolving Credit Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the ~~SOFR Adjustment plus the~~ Applicable Margin; or

(iii) Revolving Credit Daily Simple SOFR Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Daily Simple SOFR plus the ~~SOFR Adjustment plus the~~ Applicable Margin; provided, however, that the aggregate outstanding amount of Revolving Credit Loans to which the Daily Simple SOFR Option applies shall not exceed $50,000,000 at any time.

(b) Term Loan Interest Rate Options. The Borrowing Agent shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Term Loan Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the ~~SOFR Adjustment plus the~~ Applicable Margin.

(c) [Reserved].

~~(c) Delayed Draw Term Loan Interest Rate Options. The Borrowing Agent shall have the right to select from the following Interest Rate Options applicable to the Delayed Draw Term Loans:~~

~~(i) Delayed Draw Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or~~

~~(ii) Delayed Draw Term Loan Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment plus the Applicable Margin.~~

(d) Rate Quotations. The Borrowing Agent may ~~call~~contact the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

(e) Conforming Changes Relating to Term SOFR Rate or Daily Simple SOFR. With respect to the Term SOFR Rate or Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that the Administrative Agent shall provide notice to the Borrowing Agent and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

4.2 Interest Periods. At any time when the Borrowing Agent shall select, convert to or renew a Term SOFR Rate Option, the Borrowing Agent shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Term SOFR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Option:

(a) Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the Term SOFR Rate Option shall be in integral multiples of, and not less than, the respective amounts specified in Section 2.5(a); and

(b) Renewals. In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, automatically with respect to an Event of Default under Sections 10.1(a), 10.1(f) or 10.1(g), and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent with respect to any other Event of Default:

(a) Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8(b) or Section 4.1, respectively, shall be increased by 2.0% per annum (provided that solely with respect to an Event of Default under Section 10.1(a), such increase shall only be applicable to any past due amounts);

(b) Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable until the time such Obligation is paid in full (provided that solely with respect to an Event of Default under Section 10.1(a), such increase shall only be applicable to any past due amounts); and

(c) Acknowledgment. Each Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrowers upon demand by Administrative Agent.

4.4 Term SOFR Rate or Daily Simple SOFR Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.

(a) Term SOFR Rate Unascertainable; Increased Costs. If, on or prior to the first day of an Interest Period:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions), or

(ii) the Administrative Agent or the Required Lenders determine that for any reason in connection with any request for a Term SOFR Rate Loan or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed Term SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, and, if applicable, the Required Lenders provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(d).

(b) Daily Simple SOFR Unascertainable; Increased Costs. If, on any day:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) Daily Simple SOFR cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to Daily Simple SOFR (including, without limitation, changes in national or international financial, political or economic conditions), or

(ii) the Administrative Agent or the Required Lenders determine that for any reason in connection with any request for a Daily Simple SOFR Loan or a conversion thereto that Daily Simple SOFR with respect to a proposed Daily Simple SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, and, if applicable, the Required Lenders provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(d).

(c) Illegality. If at any time any Lender shall have determined, or any Governmental Authority shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan or Daily Simple SOFR Loan, or the determination or charging of interest rates based on the Term SOFR Rate or Daily Simple SOFR, as applicable, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4(d).

(d) Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4(a) or (b) above, the Administrative Agent shall promptly notify the Lenders and the Borrowing Agent thereof, and in the case of an event specified in Section 4.4(c) above, such Lender shall promptly notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowing Agent. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrowing Agent to select, convert to or renew a Term SOFR Rate Loan or Daily Simple SOFR Loan shall be suspended (to the extent of the affected Term SOFR Rate Loan, Daily Simple SOFR Loan or Interest Periods) until the Administrative Agent shall have later notified the Borrowing Agent, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4(a) or (b) and the Borrowing Agent has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Rate Option or Daily Simple SOFR Option and the Term SOFR Rate Option or Daily Simple SOFR Option, as applicable, has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4(c), the Borrowing Agent shall, subject to the Borrowers’ indemnification Obligations under Section 5.10, as to any Loan of the Lender to which a Term SOFR Rate Option or Daily Simple SOFR Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.2. Absent due notice from the Borrowing Agent of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

(e) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Hedge Agreements shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (a)(2) or clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowing Agent and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowing Agent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowing Agent may revoke any pending request for a Loan bearing interest based on the Term SOFR Rate or Daily Simple SOFR, conversion to or continuation of Loans bearing interest based on the Term SOFR Rate or Daily Simple SOFR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowing Agent will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi) Definitions. As used in this Section:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section.

“Benchmark” means, initially, either the Term SOFR Rate or Daily Simple SOFR, as applicable in the case of any Loan; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate, Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event: (a) in the case of the replacement of the Term SOFR Rate, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) ~~the sum of: (A)~~ Daily Simple SOFR ~~and (B) the SOFR Adjustment~~;

(2) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowing Agent, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; and

(b) in the case of the replacement of Daily Simple SOFR, the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowing Agent, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to (a)(2) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowing Agent, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(e) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(e) titled “Benchmark Replacement Setting.”

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable, or, if no floor is specified, zero.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

4.5 Selection of Interest Rate Options. If the Borrowing Agent fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrowing Agent shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans~~, Term Loans~~ or ~~Delayed Draw~~ Term Loans, as the case may be, commencing upon the last day of the existing Interest Period. If the Borrowing Agent provides any Loan Request related to a Loan at the Term SOFR Rate Option but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option.

ARTICLE 5

PAYMENTS; TAXES; YIELD MAINTENANCE

5.1 Payments. All payments and prepayments to be made in respect of principal, interest, ~~Commitment Fees, Delayed Draw~~ Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder or under any other Fee Letter shall be payable prior to 11:00 a.m. Eastern Time on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowing Agent, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Revolving Credit Loans~~, Term Loans~~ or ~~Delayed Draw~~ Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. Eastern Time by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Effective Federal Funds Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

5.2 Voluntary Prepayments.

(a) Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.13 below, in Section 5.8 and Section 5.10). Whenever the Borrowers desire to prepay any part of the Loans, the Borrowing Agent shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Eastern Time at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans~~, Term Loans~~ or ~~Delayed Draw~~ Term Loans that bear interest at the Base Rate Option or the Daily Simple SOFR Option and at least three (3) Business Days in the case of Loans bearing interest at the Term SOFR Rate Option, setting forth the following information:

(i) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(ii) a statement indicating the application of the prepayment among the Revolving Credit Loans~~, Term Loans~~ and ~~Delayed Draw~~ Term Loans;

(iii) a statement indicating the application of the prepayment among Loans to which the Base Rate Option, Term SOFR Rate Option or Daily Simple SOFR Option applies; and

(iv) the total principal amount of such prepayment, which shall not be less than:

(A) in the case of prepayment of Revolving Credit Loans, the lesser of (A) the Revolving Facility Usage as applicable or (B) $100,000, or

(B) in the case of prepayment of Term Loans ~~or Delayed Draw Term Loans~~, $100,000.

(b) All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan ~~or Delayed Draw Term Loan~~ prepayments permitted pursuant to this Section 5.2 shall be applied to the unpaid installments of principal of the Term Loans ~~or Delayed Draw Term Loans, as applicable~~, in the inverse order of scheduled maturities. Except as provided in Section 4.4(d), if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (1) first to Revolving Credit Loans and then to Term ~~Loans and Delayed Draw Term~~ Loans on a pro rata basis; and (2) after giving effect to the allocations in clause (1) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Daily Simple SOFR Option applies, then to Loans to which the Term SOFR Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10.

5.3 Mandatory Prepayments.

(a) If any Borrower or any of their Subsidiaries Disposes of any property or assets (other than inventory in the ordinary course of business), the Borrowers shall prepay on or prior to the date which is five (5) Business Days after the date of such receipt, an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (e) and (f) below); provided, however, that so long as no Default or Event of Default exists, (i) the Borrowers and their Subsidiaries may receive up to $10,000,000 in the aggregate of such Net Cash Proceeds in any Fiscal Year without making the prepayment described in this Section 5.3(a), and (ii) any Borrower or Subsidiary may reinvest all or any portion of the Net Cash Proceeds received by such Person from any such Disposition in fixed capital or operating assets, including real property (which reinvested amount shall not count against the $10,000,000 threshold set forth in clause (i) above), so long as (A) if any of the property or assets Disposed of constitute Collateral, the reinvestment must be in fixed capital or operating investments that also constitute Collateral and the Administrative Agent must have a perfected Lien in such assets, (B) within 180 days after receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), and (C) if a definitive agreement to so reinvest has been executed within such 180-day period, then such reinvestment shall have been consummated within 180 days after the entering into of such definitive agreement; and provided further that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be, upon the conclusion of the applicable 180-day period, immediately applied to the prepayment of the Loans as set forth in this Section 5.3(a).

(b) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 9.2 (including, without limitation, Section 9.2(h))), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is three (3) Business Days after the receipt thereof by any Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (e) and (f) below).

(c) Upon the receipt of any settlement of or payment to any Loan Party or Loan Parties with respect to any property or casualty insurance, or receipt by any Loan Party or Loan Parties of any other Extraordinary Receipt, which in each case results in the realization by such Person or Persons of Net Cash Proceeds in excess of $500,000 in the aggregate for any Fiscal Year, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is three (3) Business Days after the date of receipt thereof by such Borrower or such Subsidiary (such prepayments to be applied as set forth in clauses (e) and (f) below); provided that with respect to any Net Cash Proceeds of an Extraordinary Receipt, at the election of the Borrowers, and so long as no Event of Default shall have occurred and be continuing, such Borrower or such Subsidiary may (A) utilize any Net Cash Proceeds constituting proceeds of casualty insurance to promptly repair or rebuild, as applicable, any property damaged to the comparable state of such property prior to the casualty event, or (B) reinvest all or any portion of such Net Cash Proceeds in fixed capital or operating assets, in each case of clause (A) or (B) so long as (x) within 180 days after receipt of such Net Cash Proceeds, such repair, rebuilding or reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), and (y) if a definitive agreement to so repair, rebuild or reinvest has been executed within such 180-day period, then such repair, rebuilding or reinvestment shall have been consummated within 180 days after the entering into of such definitive agreement; and provided further that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 5.3(c).

(d) If for any reason the Revolving Facility Usage at any time exceed the Revolving Credit Facility at such time, the Borrowers shall immediately prepay Revolving Credit Loans and Letter of Credit Borrowings and/or Cash Collateralize the Letter of Credit Obligations (other than the Letter of Credit Borrowings) in an aggregate amount equal to such excess (such prepayments and/or Cash Collateralization to be applied as set forth in subsection (f) below). ~~If for any reason, the Delayed Draw Term Loan Outstandings at any time exceed the Delayed Draw Term Facility, the Borrowers shall immediately prepay Delayed Draw Term Loans in an aggregate amount equal to such excess (such prepayments to be applied to the remaining principal repayment installments thereof in inverse order of their maturities).~~

(e) Each prepayment of Loans pursuant to the foregoing provisions of this Section 5.3 (other than subsection (d)) or subsection (g) below shall be applied, first, to the Term Loans (and, if applicable, any ~~Delayed Draw Term Loans, any~~ Incremental Term Loans, the Specified LSP Indebtedness (to the extent secured by the Collateral on a pari passu basis), any Specified LSP Refinancing Indebtedness (to the extent secured by the Collateral on a pari passu basis) and any other Indebtedness permitted to be incurred hereunder that is secured by the Collateral on a pari passu basis, on a ratable basis (or, to the extent agreed by the lenders providing any such other Indebtedness, on a less than ratable basis), in each case subject to any Applicable Intercreditor Agreement), and to the remaining principal repayment installments thereof in inverse order of their maturities, on a pro rata basis (except to the extent any applicable Term Lender ~~or Delayed Draw Term Lender~~ agrees to receive less than its pro rata share of such prepayment) (it being understood that the portion of the Net Cash Proceeds allocated to any Closing Date Term Loans, ~~Delayed Draw Term Loans,~~ any Incremental Term Loans, the Specified LSP Indebtedness (to the extent secured by the Collateral on a pari passu basis), any Specified LSP Refinancing Indebtedness (to the extent secured by the Collateral on a pari passu basis) and any other Indebtedness permitted to be incurred hereunder that is secured by the Collateral on a pari passu basis shall not exceed the amount of the Net Cash Proceeds required to be allocated to such Closing Date Term Loans, ~~Delayed Draw Term Loans,~~ Incremental Term Loans, Specified LSP Indebtedness (to the extent secured by the Collateral on a pari passu basis), Specified LSP Refinancing Indebtedness (to the extent secured by the Collateral on a pari passu basis) and such other Indebtedness permitted to be incurred hereunder that is secured by the Collateral on a pari passu basis pursuant to the terms thereof, in each case, determined by the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Closing Date Term Loans, ~~Delayed Draw Term Loans,~~ Incremental Term Loans, Specified LSP Indebtedness (to the extent secured by the Collateral on a pari passu basis), Specified LSP Refinancing Indebtedness (to the extent secured by the Collateral on a pari passu basis) and such other Indebtedness permitted to be incurred hereunder that is secured by the Collateral on a pari passu basis and (B) the denominator of which is the sum of the outstanding principal amount of such Closing Date Term Loans~~, Delayed Draw Term Loans~~, Incremental Term Loans, Specified LSP Indebtedness (to the extent secured by the Collateral on a pari passu basis), Specified LSP Refinancing Indebtedness (to the extent secured by the Collateral on a pari passu basis) and such other Indebtedness permitted to be incurred hereunder that is secured by the Collateral on a pari passu basis (and the remaining amount, if any, of the Net Cash Proceeds shall be allocated to the Loans in accordance with the terms hereof)) and second, to the Revolving Credit Facility (without permanent reduction of the Revolving Credit Commitments) in the manner set forth in subsection (f) of this Section 5.3. Subject to Section 2.9, such prepayments shall be paid to the Lenders pro rata in accordance with Section 5.4. For the avoidance of doubt, the proceeds of any Indebtedness that is not prohibited to be incurred hereunder and is incurred for the purpose of refinancing other Indebtedness in a manner not prohibited hereunder shall be allocated solely to refinance such then-existing Indebtedness being refinanced.

(f) Prepayments of the Revolving Credit Facility made pursuant to this Section 5.3 shall be applied, first, ratably to the Letter of Credit Borrowings, second, ratably to prepay Revolving Credit Loans outstanding at such time until all such Revolving Credit Loans are paid in full (without any reductions of the Revolving Credit Commitments, in each case) and, third, shall be used to Cash Collateralize the remaining Letter of Credit Obligations; and the amount remaining, if any, after the prepayment in full of all Letter of Credit Borrowings and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining Letter of Credit Obligations in full may be retained by the Borrowers for use in the ordinary course of business; provided, however, that, in the case of assets that are acquired as part of a Permitted Acquisition and subsequently sold by a Borrower or a Subsidiary within thirty (30) days after such Permitted Acquisition, if such Permitted Acquisition was financed by Revolving Credit Loans, then the mandatory prepayments with respect to such sold assets will be applied first ratably to prepay Revolving Credit Loans outstanding at such time until all such Revolving Credit Loans are paid in full (without any reductions of the Revolving Credit Commitments, in each case), second, to the Term Loans (and, if applicable, any ~~Delayed Draw Term Loans and~~ Incremental Term Loans on a ratable basis), and to the remaining principal repayment installments thereof in inverse order of their maturities, on a pro rata basis (except to the extent any applicable ~~Term Lender or Delayed Draw~~ Term Lender agrees to receive less than its pro rata share of such prepayment) and third, to Cash Collateralize the remaining Letter of Credit Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the Issuing Lender or the Revolving Credit Lenders, as applicable.

(g) Upon the receipt of any Cure Amount, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of the Cure Amount on or prior to the Cure Expiration Date (such prepayments to be applied as set forth in clauses (e) and (f) above).

5.4 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans ~~or Delayed Draw Term Loans~~ shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, ~~Commitment Fees, Delayed Draw~~ Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4(d) in the case of an event specified in Section 4.4, 5.13 or 5.8) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees~~, Delayed Draw Commitment Fees~~ and Letter of Credit Fees, as specified in this Agreement.

5.5 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien or other any right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery; and

(ii) the provisions of this Section 5.5 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.6 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing Tranche of Loans that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6 (a) or Section 3.3 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing Tranche of Loans available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowing Agent the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing Tranche of Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing Tranche of Loans. Any payment by the Borrowers shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowing Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.7 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Daily Simple SOFR Option applies shall be due and payable in arrears on the ~~first~~last day of each calendar month. Interest on Loans to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period and, if such Interest Period is longer than three (3) months, also at the end of each three-month period during such Interest Period. Interest on mandatory prepayments of principal under Section 5.3 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise). Interest shall be computed to, but excluding, the date payment is due.

5.8 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the Term SOFR Rate or Daily Simple SOFR)~~ or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, any Issuing Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing

Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered~~.~~; provided that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR-based interest rate to add (or otherwise account for) such reserve percentage.

(b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and reflecting in reasonable detail the basis for determining such amounts (including the calculation of such amount or amounts and the assumptions on which such calculation was based, but excluding, in each case, any requirement to disclose any confidential or proprietary information), and delivered to the Borrowing Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowing Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9 Taxes.

(a) Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any

Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowing Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.8(a) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.9, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowing Agent and the Administrative Agent, at the time or times reasonably requested by the Borrowing Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowing Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowing Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowing Agent or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation specified in Section 5.9.(g)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that each Borrower is a U.S. Borrower,

(1) any Lender that is a U.S. Person shall deliver to the Borrowing Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowing Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowing Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made;

(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowing Agent and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowing Agent or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowing Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(5) notwithstanding Section 5.9(g)(ii) above, if the Administrative Agent is a U.S. Person, it shall deliver to the Borrowing Agent on or prior to the date on which it becomes the Administrative Agent under this Agreement two duly completed copies of IRS Form W-9. If the Administrative Agent is not a U.S. Person, it shall provide to the Borrowing Agent on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent) (A) two executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own accord, and (B) two executed copies of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch,” that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States, and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. Person with respect to such payments (and the Borrowing Agent and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowing Agent and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 (including by the payment of additional amounts pursuant to this Section 5.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.9(h)~~)~~, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.9 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 or Section 5.9, the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(a) payment, prepayment, conversion or renewal of any Loan to which a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due); or

(b) attempt by the Borrowing Agent to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or Section 4.2 or notice relating to prepayments under Section 5.2 or failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option on the date or in the amount notified by the Borrowing Agent, or

(c) any assignment of a Loan under the Term SOFR Rate Option on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowing Agent pursuant to Section 5.13.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowing Agent of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

5.11 [Reserved].

5.12 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.9(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.12 or Section 2.9 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.12 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.9 the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to Section 5.12(a) above.

5.13 Replacement of a Lender. If any Lender requests compensation under Section 5.8, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.14, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowing Agent may, at the Borrowers’ sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.8 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.8;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 5.8 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Law; and

(e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowing Agent to require such assignment and delegation cease to apply.

5.14 Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8, or a Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9, then such Lender shall (at the request of the Borrowing Agent) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 or Section 5.9, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Each Borrower and each other Loan Party jointly and severally represents and warrants to the Administrative Agent and the Lenders that:

6.1 Existence, Qualification and Power; Compliance with Laws. Each of the Loan Parties and each of their respective Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing exists in such jurisdiction), (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals and any other permits or accreditations necessary to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing (to the extent the concept of good standing exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws (such compliance to include compliance with all Environmental Laws and with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and with the USA PATRIOT Act and all other applicable Laws and regulations relating to money laundering and terrorist activities) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in each case referred to in clauses (a) (other than with respect to Loan Parties), and (b)(i), (c) or (d), to the extent that failure to do so would reasonably be expected to have a Material Adverse Effect.

6.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary limited liability company, corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law. No Loan Party nor any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

6.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, license, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (ii) the filing of UCC-1 financing statements pursuant to the Security Agreement naming the Administrative Agent, as secured party, and each Loan Party, as debtor in the appropriate filing offices (iii) any other filings that are necessary under applicable Law to perfect Liens in certain Collateral, and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or their respective Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

6.4 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject only to the effect of bankruptcy, moratorium or Debtor Relief Laws or similar Laws or the application of equitable principles by a court of competent jurisdiction.

6.5 Financial Statements; No Material Adverse Effect.

(a) The most recent audited financial statements delivered on or prior to the ~~Closing~~Fifth Amendment Effective Date or, if later, pursuant to Section 8.1(a) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrowers and each of their respective Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrowers and each of the Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) The most recent unaudited financial statements of the Borrowers and each of their respective Subsidiaries delivered on or prior to the ~~Closing~~Fifth Amendment Effective Date (together with the audited financial statements delivered pursuant to Section 6.5(a) above, the “Statements”) or, if later, pursuant to Section 8.1(b) and the related statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on that date each (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject, in the case of the financial statements delivered on or prior to the Closing Date and any financial statements delivered pursuant to Section 8.1(b), to changes resulting from normal year-end adjustments and the absence of footnotes, and (ii) fairly present in all material respects the financial condition of the Borrowers and each of the Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the most recent financial statements delivered pursuant to Section 8.1(a), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The financial projections and other consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrowers and each of their Subsidiaries delivered to the Lenders on or prior to the Fifth Amendment Effective Date (the “Projections”) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Borrowers to be reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrowers’ best estimate of its future financial performance, it being understood that projections and forecasts as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

(e) The pro forma balance sheets of the Borrowers and their respective Subsidiaries delivered on or prior to the ~~Closing~~Fifth Amendment Effective Date, fairly present in all material respects the pro forma financial condition of the Borrowers and the Subsidiaries as at such date all in accordance with GAAP.

~~(f) As of the Closing Date, the Borrowers shall be in pro forma compliance with the requirements of Section 9.16, determined as of the last day of the Test Period ended March 31, 2022, after giving pro forma effect to (1) the making of the initial Loans or Letter of Credit Borrowing on the Closing Date and (2) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the Closing Date.~~

6.6 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party or its Subsidiaries, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transactions, or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

6.7 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation, that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions.

6.8 Ownership of Property; Liens; Investments.

(a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary or used in the ordinary conduct of its business, except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the ~~Closing~~Fifth Amendment Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of each Loan Party and each of its Subsidiaries subject thereto, as of the ~~Closing~~Fifth Amendment Effective Date. As of the ~~Closing~~Fifth Amendment Effective Date, the property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens permitted by Section 9.1.

(c) Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, as of the ~~Closing~~Fifth Amendment Effective Date, showing as of the ~~Closing~~Fifth Amendment Effective Date the street address, county or other relevant jurisdiction, state and record owner thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)

(i) Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee as of the ~~Closing~~Fifth Amendment Effective Date, showing as of the ~~Closing~~Fifth Amendment Effective Date the street address, county or other relevant jurisdiction, state or province, lessor~~,~~ and lessee~~, expiration date and annual rental cost thereof~~. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(ii) Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessor as of the ~~Closing~~Fifth Amendment Effective Date, showing as of the ~~Closing~~Fifth Amendment Effective Date the street address, county or other relevant jurisdiction, state or province, lessor~~,~~ and lessee~~, expiration date and annual rental cost thereof~~. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

(iii) The operations and income derived from all leases of real property under which any Borrower is the lessor are immaterial, and there are no defaults under any such leases that would reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.

(e) Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all material Investments held by each Loan Party and each of its Subsidiaries as of the ~~Closing~~Fifth Amendment Effective Date, showing as of the ~~Closing~~Fifth Amendment Effective Date the amount, obligor or issuer and maturity, if any, thereof~~.~~, in each case except to the extent such information is publicly disclosed and then available via EDGAR on the SEC website or otherwise permitted under Section 9.3.

6.9 Environmental Compliance.

(a) The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) (i) None of the properties currently or, to the knowledge of any Loan Party, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of any Loan Party proposed, for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial, territorial or local list or, to the knowledge of any Loan Party, is adjacent to any such property; (ii) there are no, and to the knowledge of any Loan Party, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of any Loan Party, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries except, in each case of this clause (ii), in material compliance with Environmental Law or otherwise known to applicable regulatory authorities and subject to (and in compliance with) the direction of applicable regulatory authorities in connection with remedial measures or as otherwise would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries where, given the condition of such asbestos or asbestos-containing material, there is a present obligation to remove such material under Environmental Law and such obligation or any failure to comply therewith would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except in material compliance with Environmental Law or otherwise known to applicable regulatory authorities and subject to (and in compliance with) remedial measures or the assumption of indemnity obligations by such authorities or as otherwise would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party, nor any of its Subsidiaries is undertaking, or has undertaken, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

6.10 Insurance

(a) The properties of each Loan Party and each of their respective Subsidiaries are insured with financially sound (rated A- or better by A.M. Best’s Company) and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. Each such insurance company shall be licensed in states or jurisdictions where such Loan Party, or such Subsidiary has operations.

(b) The Captive Insurance Company is duly licensed or authorized as a captive insurance company in the State of Alabama. The Captive Insurance Company is not licensed to do insurance business in or subject to the insurance Laws of any jurisdiction other than the State of Alabama. The Captive Insurance Company constitutes a captive insurance company for the purposes of U.S. federal income tax, in accordance with the Code and regulations promulgated thereunder. The insurance premiums payable to the Captive Insurance Company are based on market conditions based on the premiums that would have been charged had the coverage been provided by a commercial insurance policy and such premiums have been approved by the Alabama Insurance Department.

6.11 Taxes. Each Loan Party and each of its Subsidiaries, including the Captive Insurance Company, has filed all federal, state, foreign and other material tax returns and reports required to be filed, and has paid all Federal, state, foreign and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect. No Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

6.12 ERISA Compliance.

(a) No Loan Party and none of its Subsidiaries has underlying assets, or will be deemed to hold, which, in each case, constitute “plan assets” within the Plan Asset Rules.

(b) No ERISA Event has occurred, is occurring or is reasonably expected to occur that, individually or in the aggregate, has resulted in, results or will reasonably be expected to result in a Material Adverse Effect.

(c) Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of each Pension Plan of any Loan Party and any of its Subsidiaries as of the ~~Closing~~Fifth Amendment Effective Date.

6.13 Subsidiaries; Equity Interests; Loan Parties. As of the ~~Closing~~Fifth Amendment Effective Date, Construction Partners has no Subsidiaries other than the remaining Loan Parties and the Captive Insurance Company, and no other Loan Party has any Subsidiaries. All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and non-assessable and are owned free and clear of all Liens except those created under the Collateral Documents. As of the ~~Closing~~Fifth Amendment Effective Date, no Loan Party has any other material equity investments in any other corporation or entity, except to the extent set forth on the Collateral and Diligence Questionnaire~~. As of the Closing Date, the jurisdiction of formation of each Loan Party is as reflected in the preamble to this Agreement~~. For each Loan Party, the address of its principal place of business and chief executive office (if different) and, where applicable, its U.S. taxpayer identification number is set forth in the Collateral and Diligence Questionnaire. The copy of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 7.1 is a true and correct copy of each such document, each of which is valid and in full force and effect as of the ~~Closing~~Fifth Amendment Effective Date.

6.14 Changes in Name, Jurisdiction of Formation and Structure; Tradenames. The exact legal name and jurisdiction of organization of each Loan Party as of the ~~Closing~~Fifth Amendment Effective Date is as set forth on the Collateral and Diligence Questionnaire. Except as set forth on the Collateral and Diligence Questionnaire, no Loan Party has during the five years preceding the ~~Closing~~Fifth Amendment Effective Date (a) changed its legal name, (b) used a tradename, (c) changed its jurisdiction of formation or (d) been party to a merger, amalgamation, consolidation or other change in structure.

6.15 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loans will be used directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b) No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

6.16 Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries, is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document (in each case as modified or supplemented by other information so furnished from time to time) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties and each of their respective Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

6.17 Intellectual Property; Licenses, Etc.

. Each Loan Party and each of its Subsidiaries, owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, industrial designs, industrial design rights, franchises, licenses, domain names, URLs and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person, and set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all such material IP Rights owned or used by each Loan Party and its Subsidiaries as of the ~~Closing~~Fifth Amendment Effective Date. To the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person, except where such infringement would not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.18 Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

6.19 Casualty, Etc. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

6.20 Collateral Matters. When executed and delivered, the Security Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral and (a) when any Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent (or the Applicable Collateral Agent (as defined in the Specified LSP Intercreditor Agreement) as agent or bailee pursuant to the Specified LSP Intercreditor Agreement), together with instruments of transfer duly endorsed in blank, each of the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, which Lien shall (subject to the Specified LSP Intercreditor Agreement) be prior and superior in right to any other Person and (b) when financing statements in appropriate form are filed in the offices of the Secretary of State of the state in which such Loan Party is organized and existing or filed under the applicable jurisdiction, the Security Agreement will constitute a fully perfected first priority Lien (subject to any Applicable Intercreditor Agreement) on and security interest in, all right, title and interest of the Secured Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except in the case of this clause (b) for rights secured by Liens expressly permitted by Section 9.1.

6.21 Labor Matters. There are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened. Hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act, where applicable, or any other applicable Law dealing with such matters, except for any such violations which would not reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the applicable Loan Party.

6.22 Deposit or Securities Accounts. The Collateral and Diligence Questionnaire sets forth the name ~~and location~~ of each institution maintaining a deposit or securities account of any Loan Party and the account number~~,~~ and name~~, authorized signatories and balance~~ for each such deposit or securities account, as of the end of the month immediately preceding the ~~Closing~~Fifth Amendment Effective Date.

6.23 Material Contracts. All Material Contracts of each Loan Party are in effect as of the ~~Closing~~Fifth Amendment Effective Date and the Loan Parties have no current actual knowledge of any breach or default thereunder that would reasonably be expected to result in a Material Adverse Effect.

6.24 Sanctions, International Trade Laws and Anti-Corruption Laws.

(a) Sanctions and International Trade Laws. Each Covered Entity, and its directors and officers, and to the knowledge of any Loan Party, any employee, agent, or affiliate acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years directly or indirectly, taken any act that could cause any Covered Entity to be in violation of applicable International Trade Laws. No Covered Entity nor any of its directors or officers, or to the knowledge of any Loan Party, its employees, agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any written notice or communication that such Person is the subject of an investigation by a Governmental Authority regarding compliance with International Trade Law. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. Each Loan Party represents and warrants that there is no Blocked Property pledged as Collateral.

(b) Anti-Corruption Laws. Each Covered Entity, and its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that would reasonably be expected to cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any other Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors or officers, or to the knowledge of any Loan Party, its employees, agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any written notice or communication that such Person is the subject of an investigation by a Governmental Authority regarding compliance with Anti-Corruption Laws. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.

6.25 Use of Proceeds. The proceeds of the Loans shall be used to pay certain fees and expenses incurred in connection with this Agreement, working capital, Permitted Acquisitions, permitted Investments, dividends and distributions permitted hereunder, the construction of the Specified Liquid Asphalt Terminals contemplated hereunder and other general corporate purposes. No proceeds of the Loans are to be used, and no portion of any Letter of Credit is to be obtained, in any way that will violate Regulations U or X of the Board of Governors of the Federal Reserve System. The Borrowers will use the Letters of Credit solely for general corporate purposes.

6.26 Beneficial Ownership Certification. As of the ~~Closing~~Fifth Amendment Effective Date, the information included in the Certificate of Beneficial Ownership, if applicable, is true and correct in all respects.

6.27 Affected Financial Institution. No Loan Party is an Affected Financial Institution.

6.28 Loan Party ERISA Status. On and as of the ~~Closing~~Fifth Amendment Effective Date, no Loan Party, Subsidiary is or will be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code, or (c) a “governmental plan” within the meaning of ERISA.

6.29 Holding Company. The Borrowing Agent is a holding company and does not have any material liabilities, own any material assets, or engage in any operations or business other than as permitted under Section 9.7.

ARTICLE 7

CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 Initial Loans and Letters of Credit.

(a) Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i) A certificate of each of the Loan Parties signed by a Responsible Officer, dated the Closing Date stating that (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder and under the Loan Documents, (y) no Material Adverse Effect has occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent (and the Administrative Agent and Required Lenders shall not have otherwise determined) and (z) the conditions stated in this Section 7.1 and Section 7.2 have been satisfied;

(ii) A certificate dated the Closing Date and signed by a Responsible Officer of each of the Loan Parties, certifying as appropriate as to: (A) all action taken by each Loan Party to validly authorize, duly execute and deliver this Agreement and the other Loan Documents and attaching copies of such resolution or other corporate or organizational action; (B) the names, authority and capacity of the Responsible Officers authorized to sign the Loan Documents and their true signatures; and (C) copies of its organizational documents as in effect on the Closing Date, to the extent applicable, certified as of a sufficiently recent date prior to the Closing Date by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to due organization and the continued valid existence, good standing and qualification to engage in its business of each Loan Party in the state of its organization and in each state where conduct of business or ownership or lease of properties or assets requires such qualification;

(iii) This Agreement and each of the other Loan Documents duly executed by the parties thereto;

(iv) Appropriate transfer powers and stock or other certificates evidencing the pledged Collateral;

(v) Written opinion(s) of counsel for the Loan Parties, dated as of the Closing Date, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent;

(vi) A duly completed pro forma Compliance Certificate as of the last day of the Fiscal Quarter of Borrowing Agent most recently ended prior to the Closing Date (after giving pro forma effect to all Indebtedness to be incurred pursuant to this Agreement), signed by a Responsible Officer of Borrowing Agent;

(vii) All material consents, licenses and approvals required for the delivery and performance by any Loan Party of any Loan Document and the enforceability of any Loan Document against such Loan Party, certified by a Responsible Officer that each is in full force and effect and none other is so required or necessary;

(viii) Evidence that all Indebtedness not permitted under Section 9.2 shall have been paid in full and that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance reasonably satisfactory to the Administrative Agent);

(ix) Lien searches in acceptable scope and with acceptable results;

(x) A certificate of the chief financial officer of the Borrowing Agent as to the Solvency of each of the Loan Parties taken as a whole after giving effect to the transactions contemplated by this Agreement;

(xi) The Statements and the Projections;

(xii) Certificate of Beneficial Ownership; USA PATRIOT Act Diligence. The Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(xiii) Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

(b) Payment of Fees. The Borrowers shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent Fee Letter or any other Loan Document.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (a) the representations, warranties of the Loan Parties shall then be true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Effect, in which event shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 7.2, the representations and warranties contained in Section 6.5 shall be deemed to refer to the most recent statements furnished pursuant to Section 8.1, (b) no Event of Default or Default shall have occurred and be continuing or would result from such Loan or Letter of Credit or the application of the proceeds thereof, (c) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, (d) no Material Adverse Effect shall have occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent, and (e) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be ~~and (f) solely in the case of any Delayed Draw Term Loan, the Administrative Agent and the Lenders shall have received from the Borrowing Agent a Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the (1) Consolidated Net Leverage Ratio will be at least 0.50 to 1.00 less than the maximum Consolidated Net Leverage Ratio in effect as of the date of such Loan pursuant to Section 9.16(a) (including any adjustment based on a Material Acquisition), based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable, both before and after giving effect (on a pro forma basis) to such Delayed Draw Term Loan~~. Each Loan Request and Letter of Credit application shall be deemed to be a representation that the conditions specified in Section 7.1 and this Section 7.2 have been satisfied on or prior to the date thereof.

ARTICLE 8

AFFIRMATIVE COVENANTS

Until the Termination Date, each Borrower and each other Loan Party shall, and shall (except in the case of the covenants set forth in Sections 8.1, 8.2, 8.3 and 8.11) cause each other Subsidiary to:

8.1 Financial Statements. Deliver to the Administrative Agent (and, if requested in writing by the Administrative Agent, with copies for each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrowing Agent and its respective Subsidiaries, a consolidated balance sheet of the Borrowing Agent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income and operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and such statements to be certified by a Responsible Officer of the Borrowing Agent to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrowing Agent and its Subsidiaries;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrowing Agent and its Subsidiaries, a consolidated balance sheet of the Borrowing Agent and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income and operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Borrowing Agent’s and its Subsidiaries’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year, the corresponding portion of the previous Fiscal Year and the corresponding portion of the projections and forecasts for such Fiscal Year delivered pursuant to Section 8.1(c), all in reasonable detail and certified by a Responsible Officer of the Borrowing Agent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrowing Agent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event no later than sixty (60) days after the end of each Fiscal Year, an annual projection, budget and forecast prepared by management of the Borrowing Agent, in a reasonably detailed and consolidated form consistent with the Financial Model, of consolidated balance sheets, income statements and cash flow statements of the Borrowing Agent and its Subsidiaries for the Fiscal Year following such Fiscal Year;

(d) as soon as available and in any event not later than one hundred twenty (120) days after the end of each Fiscal Year, an annual Borrowing Agent-prepared report of jobs in progress, in form satisfactory to the Administrative Agent;

(e) as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrowing Agent and its respective Subsidiaries, a balance sheet of the Captive Insurance Company as at the end of such Fiscal Year, (i) the related statements of income and operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and such statements to be certified by a Responsible Officer of the Captive Insurance Company to the effect that such statements are fairly stated in all material respects when considered in relation to the financial statements of the Captive Insurance Company, and (ii) reconciling statements, showing the contribution of the Captive Insurance Company to the consolidated financial statements of the Borrowing Agent and Subsidiaries for such Fiscal Year delivered pursuant to paragraph (a) of this Section 8.1, such reconciling statements to be in form and detail acceptable to the Administrative Agent;

(f) as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrowing Agent and its Subsidiaries, a balance sheet of the Captive Insurance Company as at the end of such Fiscal Quarter, and the related statements of income and operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Borrowing Agent’s and its Subsidiaries’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year, the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Captive Insurance Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Captive Insurance Company in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) reconciling statements, showing the contribution of the Captive Insurance Company to the consolidated financial statements of the Borrowing Agent and Subsidiaries for such Fiscal Quarter delivered pursuant to paragraph (b) of this Section 8.1, such reconciling statements to be in form ad detail acceptable to the Administrative Agent; and

(g) notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 8.1 may be satisfied with respect to financial information of the Borrowers by furnishing (A) the applicable consolidated financial statements of the Borrowing Agent or (B) the Borrowing Agent’s Form 10-K or 10-Q, as applicable, filed with the SEC or published in accordance with the conditions of Section 8.2(i).

8.2 Certificates; Other Information. Deliver to the Administrative Agent (and, if requested in writing by the Administrative Agent, with copies for each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 8.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrowing Agent, which Compliance Certificate shall state whether any Disposition was made, or any settlement or payment was received, during such Fiscal Quarter that required a prepayment pursuant to Section 5.3(a) or (c) the amount of such required prepayment and whether such prepayment was made;

(b) promptly after any reasonable written request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors), the manager, general partner or equivalent governing body of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them;

(c) promptly after the written assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any Subsidiary thereof with or arising under any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(d) promptly after the same are available and to the extent not publicly disclosed and then available via EDGAR on the SEC website, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Borrower, and copies of all annual, regular, periodic and special reports and registration statements which any Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 8.1 or any other clause of this Section 8.2;

(f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof ,to the extent not publicly disclosed and then available via EDGAR on the SEC website;

(g) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation;

(h) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(i) Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provides a link thereto on the Borrowers’ website on the Internet at the website address listed in Section 12.5; or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrowing Agent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, Debt Domain, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

8.3 Notices. Promptly after a Responsible Officer of any Loan Party having notice or having obtained knowledge thereof, notify the Administrative Agent and (if requested in writing by the Administrative Agent, with copies for each Lender):

(a) of the occurrence of any Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any of the following (to the extent it would reasonably be expected to result in a Material Adverse Effect): (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) if any Loan Party has underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules;

(d) if an ERISA Event occurs or is reasonably expected to occur, that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect;

(e) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary;

(f) of the (i) occurrence of any Disposition of property or assets for which the Borrowers are required to make a mandatory repayment pursuant to Section 5.3(a), (ii) incurrence or issuance of any Indebtedness for which the Borrowers are required to make a mandatory repayment pursuant to Section 5.3(b) and (iii) receipt of any Extraordinary Receipt for which the Borrowers are required to make a mandatory repayment pursuant to Section 5.3(c);

(g) of any change of legal name, place of business or jurisdiction of formation of any Loan Party;

(h) of the occurrence of any material damage or casualty to, or condemnation of, any material property of any Loan Party;

(i) of the sale of any Equity Interests of any Loan Party that causes a Change of Control; and

(j) of the acquisition or formation of any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrowing Agent setting forth details of the occurrence referred to therein and, if applicable, stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

8.4 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all federal, national, state and material local tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Parties or their respective Subsidiaries, as applicable, (b) all material lawful claims which, if unpaid, would by Law become a Lien upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided that, in the case of (a) and (b) above, each Loan Party may contest such obligations in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or the applicable accounting standards maintained by such Loan Party.

8.5 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, copyrights, industrial designs, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

8.6 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements, and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

8.7 Insurance and Disaster Recovery.

(a) Keep all of its properties covered by insurance with insurance companies reasonably acceptable to Administrative Agent (or with the Captive Insurance Company, in accordance with the terms and conditions of this Agreement). Such insurance shall protect against customary hazards insured by Persons engaged in the same or similar business, as appropriate, such as liability, fire, flood, business interruption, workmen’s compensation, and other material risks to its property and business and shall include professional liability defense insurance, in each case in such amounts and with such deductibles as are customary in the industry by Persons engaged in the same or similar business under the same circumstances and reasonably acceptable to the Administrative Agent. If any Loan Party or any Subsidiary fails or refuses to obtain or maintain any such insurance coverage, then the Administrative Agent (at its election) may (but is not obligated to) obtain and maintain such insurance coverage on behalf of such Loan Party or such Subsidiary, and the premiums and other costs thereof (a) will be included in the Indebtedness hereunder secured by the Collateral and (b) will be due and payable by the Borrowers to the Administrative Agent promptly, but in any event within three (3) Business Days, upon demand. Upon request, Loan Parties shall promptly furnish the Administrative Agent copies of all such insurance policies or certificates evidencing such insurance and such other documents and evidence of insurance as Administrative Agent shall request (including copies of any policy provided by the Captive Insurance Company or any Sponsored Captive Insurance Company and any re-insurance agreement between the Captive Insurance Company and any Sponsored Captive Insurance Company). Subject to the applicable provisions of any Applicable Intercreditor Agreement, each such policy for liability insurance must name the Administrative Agent (for the benefit of itself as the Administrative Agent and each Lender) as additional insured, and each such other policy for insurance must name the Administrative Agent as lender’s loss payee and as additional insured.

Each policy will be primary and non-contributory and shall include a waiver of subrogation in favor of the Administrative Agent. Each such policy must also require the insurer to furnish the Administrative Agent with written notice at least thirty (30) calendar days prior to any termination, cancellation or lapse of coverage and must provide the Administrative Agent with the right (but not the obligation) to cure any non-payment of premium. The Borrowers and their respective Subsidiaries shall, and shall cause the Captive Insurance Company and Risk Services Subsidiary, as applicable, to, preserve and maintain: (i) the licensing and certification of the Captive Insurance Company and Risk Services Subsidiary pursuant to all applicable insurance and surety bonding Laws; (ii) all certifications and authorizations necessary to ensure that the Captive Insurance Company is eligible for all reimbursements available under all applicable insurance Laws; and (iii) all material licenses, permits, authorizations and qualifications required under all applicable insurance and surety bonding Laws in connection with the existence and operation of the Captive Insurance Company and Risk Services Subsidiary. Each of Captive Insurance Company and Risk Services Subsidiary shall conduct its business in compliance with all applicable Laws and, with respect to the Captive Insurance Company, using sound actuarial principles. The premiums and other expenses charged by any Captive Insurance Company and Risk Services Subsidiary to the Borrowers and their respective Subsidiaries shall be reasonable and customary and in accordance with all applicable insurance and surety bonding Laws. If requested by the Administrative Agent, the Borrowers and their respective Subsidiaries will provide the Administrative Agent copies of any outside actuarial reports prepared with respect to any projection, valuation or appraisal of the Captive Insurance Company promptly. The Captive Insurance Company shall not be permitted to have, acquire or form any direct or indirect Subsidiary.

(b) To the extent required by the applicable Law of its jurisdiction, maintain (and at least annually review the sufficiency of) a disaster recovery and contingency plan that addresses such Person’s plans for continuing operations upon the occurrence of a natural disaster or other event that destroys or prevents the use of or access to such Person’s primary computer systems, information databases, software applications, business records and operations facility. Such contingency plan at all times must be in form and substance reasonably acceptable to the Administrative Agent. Upon request, but, unless an Event of Default has occurred and is continuing, not more than once per calendar year, provide the Administrative Agent with a current copy of such plan.

8.8 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except (a) in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and (b) if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.9 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

8.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably required, upon reasonable advance notice to the Borrowing Agent; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice. So long as no Event of Default exists, the Administrative Agent shall give the Borrowing Agent at least five (5) Business Days’ notice prior to any discussions with the Borrowing Agent’s independent public accountants, and, if the Borrowing Agent desires to participate in such discussions, the Borrowing Agent shall so notify the Administrative Agent during such five-Business-Day period; provided that the Administrative Agent shall not be required to postpone such discussions in order to permit the Borrowing Agent to participate. Notwithstanding anything to the contrary in this Section 8.10, no Loan Party will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

8.11 Use of Proceeds. Use the proceeds of the Loans and Letters of Credit as described in Section 6.25 and not in contravention of any Law or of any Loan Document.

8.12 Covenant to Guarantee Obligations and Give Security. Upon (a) the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary (other than the Captive Insurance Company) or (b) the acquisition of any personal property (including Equity Interests) by any Loan Party, and if such property, pursuant to the terms of the Collateral Documents, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then in each case at the Borrowers’ expense:

(i) within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such formation or acquisition cause each such Subsidiary, and cause each parent of any such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Guarantor Joinder;

(ii) within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such request, formation or acquisition, furnish to the Administrative Agent a description of the personal properties of the Loan Parties and their respective Subsidiaries, in detail reasonably satisfactory to the Administrative Agent;

(iii) within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such request, formation or acquisition, subject to the terms of any Applicable Intercreditor Agreement, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent pledges, assignments, Security Agreement Supplements, intellectual property security agreement and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent consistent with the Security Agreement, intellectual property security agreements and other security agreements in effect on the Closing Date (including delivery of all certificated Equity Interests in and of such Subsidiary, duly endorsed for transfer), securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, except for certain immaterial assets (including motor vehicles) in Administrative Agent’s sole discretion;

(iv) within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such request, formation or acquisition, subject to the terms of any Applicable Intercreditor Agreement, take, and cause such Subsidiary or the parent(s) of such Subsidiary (if it has not already done so) to take, whatever action (including, without limitation, the filing of UCC financing statements, and other lien documents, the giving of notices) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, Security Agreement Supplements, intellectual property security agreements and security agreements delivered pursuant to this Section 8.12, enforceable against all third parties in accordance with their terms;

(v) as promptly as practicable (i) notify the Administrative Agent (on the Closing Date or thereafter with respect to later properties and locations) of (A) the location of each Loan Party’s headquarters or any location that contains material books and records (or any change in any such headquarters or other such location) and (B) any parcel or unit of real property leased by any Loan Party from any Person that is not a Loan Party having Collateral with a net book value in excess of $500,000 stored or located therein or thereon, or that is otherwise material to the operations of the Loan Parties and their respective Subsidiaries (as reasonably determined by the Administrative Agent (after such notice) and the Borrowing Agent), and (ii) after request of the Administrative Agent in its sole discretion, use commercially reasonable efforts to deliver to the Administrative Agent Landlord Waivers, estoppels and/or collateral access letters with respect to each location described in clause (i) above;

(vi) promptly following the date of lease (as lessee) of any real property of any Loan Party after the Closing Date, notify the Administrative Agent in writing thereof and, if requested in writing by the Administrative Agent in its sole discretion, within 90 days after such request (as such time period may be extended by the Administrative Agent in its sole discretion), cause to be delivered to the Administrative Agent a copy of such lease, and cause the respective landlord to provide (or, in the case of a landlord that is not a Loan Party or Affiliate thereof, use commercially reasonable efforts to cause such landlord to provide) to the Administrative Agent, estoppel letters, non-disturbance agreements and similar agreements, for such leased real property;

(vii) within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such formation or acquisition upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii), (iv) and (vi) above, and as to such other matters as the Administrative Agent may reasonably request; and

(viii) at any time and from time to time, subject to the terms of any Applicable Intercreditor Agreement, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, Security Agreement Supplements, intellectual property security agreements and security agreements.

8.13 Compliance with Environmental Laws. Except to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by Environmental Laws; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

8.14 Further Assurances and Security. Promptly upon reasonable written request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

8.15 Cash Management Systems and Bank Accounts. At all times:

(a) maintain all primary deposit accounts (including operating accounts, but excluding deposit accounts which contain no more than $10,000,000 in the aggregate for all such deposit accounts at any point in time and any deposit account which is either subject (i) to a deposit account control agreement to which the Administrative Agent is a party (and which may include any other agent party to the Specified LSP Intercreditor Agreement)) in form and substance reasonably acceptable to the Administrative Agent providing the Administrative Agent (or the Applicable Collateral Agent (as defined in the Specified LSP Intercreditor Agreement)) with control over such account or (ii) a mandatory requirement to transfer funds on deposit periodically (and in any event when funds on deposit in such account exceed $200,000)(collectively, “Local Bank Accounts”) into a Collection Account (“Collection Accounts”)) with the Administrative Agent or an Affiliate of the Administrative Agent or as otherwise approved by Administrative Agent in its sole discretion;

(b) provide the Administrative Agent with the account name and number with respect to each deposit account of a Loan Party not held with the Administrative Agent or an Affiliate of the Administrative Agent, except to the extent that each such account does not have a balance in excess of $250,000 in any time, within two (2) Business Days after opening or acquiring any such account, along with the authorized signatories on each such account;

(c) direct all account debtors or other payment obligors of any Loan Party that pay by wire, ACH or other electronic funds transfer to directly remit all payments on each Loan Party’s accounts directly to a Collection Account and immediately deposit into a Local Bank Account or a Collection Account all payments received from account debtors or made for inventory or other payments constituting proceeds of Collateral received in the identical form in which such payment was made, whether by cash or check;

(d) irrevocably direct all account debtors or other payment obligors of any Loan Party that pay such Loan Party by cash or check to directly remit all payments on such Loan Party’s accounts to a Collection Account or Local Bank Account and otherwise deposit all such cash or checks received into a Collection Account or Local Bank Account; and

(e) ensure that no Person other than the Administrative Agent, for the benefit of the Secured Parties, or the depository bank where such account is maintained has “control” (within the meaning of Section 9-104 of the UCC) or dominion over any deposit account of the Loan Parties.

8.16 Material Contracts. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract.

8.17 Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws.

(a) Promptly (but in any event no later than five (5) Business Days) notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event;

(b) Conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws; and

(c) Maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement.

8.18 Post-Closing.

(a) Within sixty (60) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), deliver evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent and the Lenders as additional insureds and the Administrative Agent as lender loss payee;

(b) Within ninety (90) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), if required by the Administrative Agent, use commercially reasonable efforts to deliver an executed Landlord’s Waiver or other lien waiver agreement, estoppels and/or collateral access letters (in each case, as required by the Administrative Agent) from the lessor, warehouse operator or other applicable Person for any leased location with Collateral in excess of $500,000 or that otherwise contains material books and records or is otherwise material to the operations of the Loan Parties and their respective Subsidiaries, but excluding borrow pits, short-term material laydown yards and properties subject to long-term mining leases, in each case on which the Loan Parties do not regularly store or maintain material amounts of Collateral not to exceed $500,000 in the ordinary course of business;

(c) Within ninety (90) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), deliver any negative pledges requested by the Administrative Agent with respect to real property interests of the Borrowers and their Subsidiaries; and

(d) Within ninety (90) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), deliver fully executed deposit account control agreements with respect to deposit accounts of the Borrowers to the extent required pursuant to Section 8.15 or the Security Agreement, each such deposit account control agreement to be in form and substance reasonably acceptable to the Administrative Agent and to provide the Administrative Agent with control over such account.

ARTICLE 9

NEGATIVE COVENANTS

Until the Termination Date, each Borrower and each other Loan Party shall not, nor shall they permit any other Subsidiary to, directly or indirectly:

9.1 Liens. Create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it, except:

(a) Liens existing on the date of this Agreement that encumber property and that secure Indebtedness described in Section 9.2(c);

(b) Liens for Taxes or similar charges that are incurred in the ordinary course of business and that are not yet due and payable or are being properly contested in good faith pursuant to appropriate proceedings promptly commenced and diligently pursued;

(c) pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation (or to participate in any fund in connection with workers’ compensation), unemployment insurance, old-age pensions or other social security programs which in no event shall become a Lien prior to any Lien of the Administrative Agent pursuant to the Collateral Documents;

(d) Liens of mechanics, materialmen, warehousemen, carriers or other like Liens, securing obligations incurred in the ordinary course of business so long as, in each case, such Liens secure amounts not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (and which in no event shall become a Lien prior to any Lien of the Administrative Agent pursuant to the Collateral Documents);

(e) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Indebtedness is not secured by any additional assets and (ii) the amount of such Indebtedness secured by any such Lien is not increased;

(g) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real estate, none of which materially impairs the use of such property by any Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(h);

(i) leases, licenses, subleases or sublicenses of Collateral, in an amount not to exceed in the aggregate the greater of (x) $1,000,000, and (y) one percent (1%) of Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable (including the provision of software or the licensing of other intellectual property rights) and terminations thereof, in each case granted to others in the ordinary course of business and which (i) do not interfere in any material respect with the business of the Loan Parties, taken as a whole, (ii) do not secure any Indebtedness and (iii) are otherwise permitted hereunder;

(j) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by any Loan Party in the ordinary course of business, so long as such Lien is limited to the property leased, sub-leased, licensed or sub-licensed;

(k) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of any Loan Party in the ordinary course of business;

(l) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary to the extent such Equity Interests are owned by a Loan Party); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property of such Person and not of any other Loan Party or Subsidiary, subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 9.2(d);

(m) Liens on margin stock;

(n) any Lien imposed as a result of a taking under the exercise of the power of eminent domain by any Governmental Authority or by any Person acting under Governmental Authority;

(o) Liens securing reasonable and customary fees of banks and other depository institutions on cash and Cash Equivalents held on deposit with such banks and institutions, provided that such Liens are subordinated to the Liens described in Section 9.1(k);

(p) Liens granted to or created in favor of one or more Secured Parties under any of the Loan Documents;

(q) Liens securing Indebtedness permitted by Section 9.2(e), provided that (i) such Liens do not at any time encumber any property other than property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being financed on the date of the financed acquisition or lease, or the date of completion of the financed construction, repair or improvement, as applicable, and (iii) such Liens attach to such property concurrently with or within ninety (90) days after (A) the financed acquisition thereof, or (B) the date of commencement of the financed lease, construction, repair or improvement thereof, as applicable;

(r) financing statements filed by equipment lessors, which identify specific equipment leased to a Borrower by such lessor;

(s) minor defects in title that do not materially interfere with the applicable Loan Party or Subsidiary’s ability to conduct its business or to utilize such assets for such Loan Party or Subsidiary’s intended purposes; ~~and~~

(t) Liens securing the Specified LSP Indebtedness, any Specified LSP Refinancing Indebtedness or any Specified Incremental Debt so long as (i) such Liens extend only to the Collateral (and no other assets), (ii) such Liens are pari passu with, or junior to, the Liens on the Collateral securing the Obligations, and (iii) such Liens are subject at all times to an Applicable Intercreditor Agreement~~.~~; and

(u) other Liens; provided that at the time of the granting thereof and after giving pro forma effect thereto the aggregate outstanding Indebtedness secured by Liens existing in reliance on this clause (u) shall not exceed the greater of (i) $30,000,000 and (ii) 10% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries at any time outstanding.

Notwithstanding anything contained in this Section 9.1 to the contrary, no Loan Party or any Subsidiary of a Loan Party shall create, assume or suffer to exist any Lien on the Collateral except the Liens in favor of the Administrative Agent for the benefit of Secured Parties under the Collateral Documents and the Permitted Liens (other than Permitted Liens described in clause (a) above).

9.2 Indebtedness. Directly or indirectly issue, assume, create, incur or suffer to exist any Indebtedness or the equivalent (including obligations under Capitalized Leases), except for:

(a) the Obligations and other Indebtedness owed to Lenders (or any applicable Affiliates thereof) under the Loan Documents;

(b) Indebtedness incurred between or among Loan Parties in the ordinary course of business, provided that if and to the extent requested by the Administrative Agent in writing all such Indebtedness shall be (i) evidenced by promissory notes and all such notes, (ii) subject to a first priority Lien pursuant to the Security Agreement, and (iii) unsecured and subordinated in right of payment to the full payment of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement which, in either such case, is reasonably satisfactory to the Administrative Agent;

(c) the Indebtedness existing and outstanding on the Closing Date, the value of which is less than $300,000;

(d) Indebtedness incurred to finance a Permitted Acquisition that the Administrative Agent and the Lenders choose not to finance and any Indebtedness assumed by a Loan Party in connection with a Permitted Acquisition (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition); provided however that from and after the date that is forty-five (45) days after the date of such Permitted Acquisition, the aggregate amount of such Indebtedness, together with any other Indebtedness permitted by this Section 9.2(d), may not exceed the greater of $15,000,000 and 15% of pro forma Consolidated Adjusted EBITDA after giving effect to the Permitted Acquisition;

(e) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by a Borrower prior to or within 90 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate amount not to exceed the greater of $65,000,000 and 15% of Consolidated Adjusted EBITDA, in each case determined as of the date of incurrence, at any time outstanding;

(f) Indebtedness incurred by a Borrower in a Permitted Acquisition, in each case, constituting earnouts, holdbacks (including, without limitation, the Holdback Amount) or other similar adjustments to the purchase price;

(g) Indebtedness of Loan Parties under Cash Management Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof, or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within 15 Business Days of its incurrence; provided that such Loan Parties shall not guarantee or otherwise be responsible under such agreements, arrangements, protections or programs for obligations of any Person that is not a Loan Party;

(h) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrowers or any Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(i) Indebtedness not otherwise permitted by the foregoing provisions (a) through (h) of this Section 9.2, the aggregate outstanding principal amount of which shall not, at any time, exceed the greater of (x) $2,000,000, and (y) one percent (1%) of Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable;

(j) any Hedge Agreements and guarantees of Hedge Agreements of any other Borrower entered into in the ordinary course of business to hedge or mitigate interest rate risks, commodity price risks or other risks to which Loan Parties are exposed in the conduct of their business or the management of their liabilities, and not for speculative purposes;

(k) unsecured Indebtedness not included in any other paragraph of this Section 9.2 provided that in the case of the incurrence of such unsecured Indebtedness (i) no Event of Default shall have occurred and be continuing at the time of the incurrence of such unsecured Indebtedness, (ii) such unsecured Indebtedness shall have a final maturity date that shall not be prior to the date that is six (6) months after that applicable to any Indebtedness under this Agreement and such unsecured Indebtedness shall have a weighted average life to maturity that shall not be shorter than that applicable to any Indebtedness under this Agreement, (iii) the terms and conditions of such unsecured Indebtedness (other than pricing) shall be no more restrictive in any material respect on the Borrowing Agent and its Subsidiaries than the Indebtedness under this Agreement and (iv) the Administrative Agent shall have received satisfactory written evidence that the Loan Parties would be in compliance with the financial covenants set forth in Section 9.16 on a pro forma basis after giving effect to the issuance of any such unsecured Indebtedness (but without netting proceeds from any such unsecured Indebtedness);

(l) the Specified LSP Indebtedness in the principal amount incurred on the Fourth Amendment Effective Date and any Specified LSP Refinancing Indebtedness; ~~and~~

(m) Indebtedness consisting of incremental term loans incurred under the documentation evidencing the Specified LSP Indebtedness (as amended to the extent permitted by Section 9.10(c)), to the extent such incremental term loans are on the same terms as (and subject to any applicable conditions under) the incremental loan provisions as in effect as of the Fourth Amendment Effective Date (the “Specified Incremental Debt”); provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness, (ii) the ~~aggregate amount of such Indebtedness incurred after the Fourth Amendment Effective Date shall not exceed an amount equal to $850,000,000 minus the aggregate amount of the Specified LSP Indebtedness as of the Fourth Amendment Effective Date, (iii) the~~ Administrative Agent shall have received satisfactory written evidence ~~that the Loan Parties would be in compliance with the financial covenants set forth in~~ certifying that the Consolidated Net Leverage Ratio will be at least 0.25 to 1.00 less than the maximum Consolidated Net Leverage Ratio in effect as of the date of issuance of such Indebtedness pursuant to Section 9.16(a) on a pro forma basis (based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable) after giving effect to the issuance of any such Indebtedness (but without netting proceeds from any such Indebtedness) and (~~iv~~iii) if subordinated in right of payment, or secured by Liens permitted by Section 9.1(t), such Indebtedness is subject to an Applicable Intercreditor Agreement~~.~~ ; and

(n) Indebtedness of the Borrowers or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $30,000,000 and (y) 10% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries.

9.3 Investments. Make or hold any Investments in any Person, except:

(a) Investments by one Loan Party in another Loan Party and Investments permitted by Section 9.5;

(b) Investments in cash and Cash Equivalents;

(c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business;

(d) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment,

(e) Investments with respect to any Hedge Agreements permitted under Section 9.2;

(f) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted hereunder;

(g) Investments of a Subsidiary acquired after the Closing Date or of a Person merged, amalgamated or consolidated into a Borrower or merged, amalgamated or consolidated with a Subsidiary in accordance with Section 9.4 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(h) employee loans or advances that do not exceed $1,000,000 in the aggregate at any one time outstanding and are made in the ordinary course of business consistent with practices existing on the Closing Date;

(i) cash deposits required by Governmental Authorities or public utilities;

(j) loans or advances made between or among Loan Parties in the ordinary course of business, provided that, if and to the extent requested by the Administrative Agent in writing, all such loans or advances shall be (i) evidenced by promissory notes, (ii) subject to the Administrative Agent’s first priority Lien pursuant to the Security Agreement, and (iii) unsecured and subordinated in right of payment to the full payment of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement which, in either such case, is satisfactory to the Administrative Agent;

(k) Investments in the Captive Insurance Company in an aggregate amount not to exceed at any time outstanding the greater of (x) $10,000,000, and (y) five percent (5%) of Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable, provided that the Investments pursuant to this clause shall be for the purpose of meeting the insurance requirements of the Captive Insurance Company to the extent required by applicable Laws

(l) Investments by the Captive Insurance Company in Sponsored Captive Insurance Companies, in an aggregate amount not to exceed $500,000, which Investments are made on or before November 1, 2021;

(m) loans or advances not otherwise permitted by this Section 9.3, which do not exceed $1,000,000 in the aggregate outstanding; ~~and~~

(n) Investments in Persons that are not Loan Parties which are organized for the purpose of performing joint venture projects to the extent that such projects are otherwise permitted pursuant to Section 9.13;

(o) other investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (o) that are at the time outstanding, not to exceed the greater of (x) $60,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries; and

(p) Investments in an aggregate amount not to exceed the Available Amount at such time;

provided, however, that after giving effect to the making of any loans, advances or deposits permitted by clauses (d), (g),(h), (i), (j), (k), (l)  ~~or~~, (m), (o) or (p) of this Section, no Default or Event of Default shall have occurred and be continuing.

9.4 Fundamental Changes and Dispositions. Consolidate or merge with or into, or make any Disposition of (or enter into any agreement to make any Disposition of), or sell, lease or otherwise transfer all or any substantial part of its properties to, any Person (other than to a Loan Party), or discontinue or eliminate any material business line or segment or suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any of its own Equity Interests or that of any Subsidiary of a Loan Party, except Restricted Payments permitted by Section 9.6; provided, however, a Loan Party may merge with another Person if (a) such Person was organized under the laws of the United States of America or one of its states, (b) a Loan Party is the Person surviving such merger, (c) immediately after giving effect to such merger, no Default or Event of Default shall exist, and (d) if a Borrower merges with another Loan Party or another Person (other than another Borrower), such Borrower is the Person surviving such merger.

9.5 Acquisitions. Make any Acquisition, or take any action to solicit the tender of Equity Interests or proxies in respect thereof in order to effect any Acquisition, unless such Acquisition is a Permitted Acquisition.

9.6 Restricted Payments. Declare or make any Restricted Payment or incur any obligation (contingent or otherwise) to do so except:

(a) a Subsidiary of a Loan Party may declare and pay dividends ratably with respect to such Subsidiary’s Equity Interests;

(b) Borrowers and other Loan Parties may make Restricted Payments, not exceeding $2,000,000 during any Fiscal Year pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Borrowers;

(c) Borrowers may make any “net down payments” involving the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrowers held by any employee in connection with vesting of equity awards, in order to satisfy any tax withholding obligations;

(d) Borrowers may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrowers held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Loan Party or make Restricted Payments in the form of distributions to allow the Borrowers to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Borrowers in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests of the Borrowers held by such Persons; provided that the aggregate amount of Restricted Payments pursuant to this clause (d) shall not exceed $1,000,000;

(e) So long as there exists no Default or Event of Default, Borrowers may pay dividends or make distributions to its shareholders or members, as applicable, in an aggregate amount not greater than the amount necessary for such shareholders or members to pay their actual state and United States federal income tax liabilities in respect of income earned by Loan Parties after deducting any unused prior losses;

(f) Borrowers may pay management fees pursuant to the Management Services Agreement as long as no Default or Event of Default exists or would result therefrom and Borrowers have cash, Cash Equivalents and/or unused availability under the Revolving Credit Facility of at least $20,000,000 in the aggregate after giving effect to such payment;

(g) Borrowers may declare and make dividend payments or other Restricted Payments payable solely in the form of common Equity Interests of such Person; and

(h) Borrowers may make any other Restricted Payments, provided, that (i) at the time when any such Restricted Payment is to be made, no Default or Event of Default exists or would result therefrom and (ii) after giving effect to the making of such Restricted Payment, Borrowers would be in compliance with the requirements of Section 9.16, on a pro forma basis, determined as of the last day of the last Fiscal Quarter of Borrowers for which Borrowers have provided financial statements and the corresponding Compliance Certificate to the Administrative Agent and Lenders as if such Restricted Payment had been paid during such Fiscal Quarter, and a Responsible Officer of Borrowers shall have certified to the Administrative Agent and Lenders as to compliance with the preceding clause (ii) in a certificate attaching calculations; provided further that such certificate shall not be required with respect to Restricted Payments made pursuant to a share repurchase program approved by the board of directors (or other governing body) of the Borrowers (or an extension/increase to any existing program).

9.7 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their respective Subsidiaries on the ~~Closing~~Fifth Amendment Effective Date or any business substantially related or incidental thereto~~; provided that from and after the Third Amendment Effective Date~~ (including without limitation, Risk Services Subsidiary ~~shall be permitted to~~ engag~~e~~ing in the business of providing insurance brokerage services in respect to insurance products provided by the Captive Insurance Company to other Borrowers and Guarantors). In addition, the Captive Insurance Company shall not engage in any business other than the provision of commercial general liability, commercial automobile liability, commercial auto physical damage or workers compensation, employers liability insurance and bonding and surety services to the Borrowers and the Guarantors.

9.8 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of a Borrower, whether or not in the ordinary course of business, other than:

(a) Transactions among Loan Parties or between a Loan Party and an entity that becomes a Loan Party as a result of such transaction;

(b) Restricted Payments permitted under Section 9.6;

(c) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and publicly disclosed and then available via EDGAR on the SEC website, or any amendment thereto to the extent such an amendment is not adverse to the Administrative Agent or the Lenders in any material respect;

(d) on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (including with respect to the Captive Insurance Company and the Risk Services Subsidiary and any premiums paid thereto);

(e) the issuance of Equity Interests or equity-based awards to any officer, director, employee of the Borrowers or any of their Subsidiaries in the ordinary course of business consistent with past practices;

(f) employment or severance or benefit related arrangements between the Borrowers and their Subsidiaries and their respective officers and employees in the ordinary course of business and consistent with past practices, and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business and consistent with past practices; and

(g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Borrowing Agent and Subsidiaries of Borrowing Agent in the ordinary course of business to the extent attributable to the ownership or operation of the Borrowing Agent and its Subsidiaries.

9.9 Burdensome Agreements.

(a) Enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary: the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of Restricted Payments or other distributions in respect of Equity Interests of the Loan Party or any Subsidiary, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal or mixed, tangible; or

(b) directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement limiting the ability of any Subsidiary to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or make investments in, any Loan Party or any Subsidiary of a Loan Party (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) as provided in this Agreement, (ii) any agreement in effect at the time a Person first became a Subsidiary of a Loan Party, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of a Loan Party, (iii) by reason of customary negative pledges or provisions restricting assignments, licenses, subletting or other transfers contained in leases, licenses, joint venture agreements, purchase and sale or merger agreements and other similar agreements entered into in the ordinary course of business so long as such restrictions do not extend to assets other than those that are the subject of such lease, license or other agreement, (iv) any securitization transactions to the extent set forth in the documents evidencing such transactions so long as such restrictions do not extend to assets other than those that are the subject of such transactions, or (v) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses so long as the terms and conditions of any such agreement are not materially less favorable to the Loan Parties, the Administrative Agent or the Lenders, in each case, with respect to such dividend and payment restrictions than those under or pursuant to the agreement that is amended, extended, refinanced, renewed or replaced.

9.10 Amendments of Certain Documents.

(a) Amend (i) any of its Organization Documents (other than to change its name as permitted by Section 9.15) in a manner that would reasonably be expected to (A) impair the enforceability of any Loan Document in any material respect or the perfection or priority of any Lien created thereunder, (B) impair in any material respect its ability to perform its obligations under the Loan Documents or (C) otherwise have a Material Adverse Effect or (ii) the Management Services Agreement, in each case, without the prior written consent of the Administrative Agent;

(b) Amend the organizational documents of the Captive Insurance Company in any material respect without (in the case of this clause (b)) the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed; or

(c) Enter into or permit any amendment to the terms of the Specified LSP Indebtedness, any Specified LSP Refinancing Indebtedness, any Specified Incremental Debt or any Applicable Intercreditor Agreement, except to the extent not prohibited by any Applicable Intercreditor Agreement then in effect.

9.11 Accounting Changes. Make any change in (i) accounting policies or reporting practices, except as required by GAAP or applicable generally accepted accounting principles, or (ii) Fiscal Year, in each case, without the prior written consent of the Administrative Agent.

9.12 [Reserved].

9.13 Partnerships, Etc. Become a general partner in any general or limited partnership or a joint venturer in any joint venture; provided, however, that the Loan Parties may, in the aggregate, participate in joint ventures on individual contracts not exceeding $30,000,000 in price individually or $50,000,000 in price in the aggregate at any one time outstanding, and in joint ventures for construction contracts in the ordinary course of business requiring a surety bond in any amount that is bonded by a surety company. Notwithstanding the foregoing, at the written request of a Loan Party, and with the prior written approval of the Administrative Agent and the Required Lenders in their discretion, any such transaction may be excluded from the foregoing requirements of this Section 9.13.

9.14 Formation of Subsidiaries. Organize or invest in any new Subsidiary, unless such Investment is permitted pursuant to the terms hereof (including Section 9.3) and, with respect to any such action, the Borrowers cause such Subsidiary to comply with Section 8.12.

9.15 Changes in Locations; Name, etc. Change the location of its chief executive office/chief place of business or change its name or change the location where it maintains its records unless it shall have given the Administrative Agent at least fifteen (15) days prior written notice thereof and shall have delivered to the Administrative Agent all UCC financing statements and amendments thereto as the Administrative Agent shall request and taken all other actions deemed reasonably necessary by the Administrative Agent to continue its perfected security interest in the Collateral.

9.16 Financial Covenants.

(a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio to exceed, as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2025), the corresponding ratio set forth below for such fiscal quarter:

Fiscal quarter:	Maximum Ratio
Each fiscal quarter ending on or prior to ~~S~~De~~pt~~cember 3~~0~~1, 202~~4~~5	~~3~~4.50 to 1.00

Each fiscal quarter ending ~~December~~March 31, 202~~4~~6 and through and including September 30, 202~~5~~6	4.25~~0~~ to 1.00

Each fiscal quarter ending December 31, 202~~5~~6 and through and including ~~September~~June 30, 202~~6~~7	4.00 to 1.00

Each fiscal quarter ending ~~D~~Se~~c~~pt ember 3~~1~~0, 202~~6~~7 and thereafter	3.75~~0~~ to 1.00

provided that, for the fiscal quarter ending ~~D~~Se~~c~~pt ember 3~~1~~0, 202~~6~~7 and each fiscal quarter thereafter, at the Borrowing Agent’s election, following a Material Acquisition, which Material Acquisition has been consummated during the current Fiscal Quarter or any of the three immediately preceding Fiscal Quarters, the maximum permitted Consolidated Net Leverage Ratio shall be increased to 4.00:1.00 (such increase, a “Leverage Step-Up”) for such Fiscal Quarter and the immediately following three Fiscal Quarters; provided that the Borrowing Agent must provide (i) notice to the Administrative Agent and (ii) a Compliance Certificate for the most recent Fiscal Quarter end preceding such Material Acquisition for which financial statements have been (or are required to have been) delivered demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, compliance with the requirements of this Section 9.16, on a pro forma basis after giving effect to such Material Acquisition and Leverage Step-Up and any Indebtedness incurred in connection therewith, in each case, at least five Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to the consummation of such Material Acquisition, that the Borrowing Agent elects to have a Leverage Step-Up with respect to such Material Acquisition.

(b) Consolidated ~~Fixed Charge~~Interest Coverage Ratio. Permit the Consolidated ~~Fixed Charge~~Interest Coverage Ratio to be less than ~~1~~3.~~2~~00:1.00 as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 202~~2~~5 ).

9.17 ERISA.

(a) Permit the affairs of any Loan Party to be conducted so that the underlying assets of the Loan Party constitute “plan assets” within the meaning of the Plan Asset Rules.

(b) Permit the occurrence of an ERISA Event that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect.

9.18 Cash Management. Modify, or permit any change to, the cash management systems described in Section 8.15.

9.19 OFAC; USA Patriot Act. Permit its directors and officers, and any employee, agent, or affiliate acting on behalf of such Loan Party in connection with this Agreement to: (a) become a Sanctioned Person; (b) directly or indirectly, provide, use, or make available the proceeds of any Loan or Letter of Credit hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person of Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws (including the Administrative Agent, Lead Arrangers, Issuing Lender, any Lender, underwriter, advisor, investor, or otherwise) or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) repay the Loans with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral to become Blocked Property.

9.20 Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction.

9.21 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (including subordinated Indebtedness), except (a) the prepayment of the Loans or Letter of Credit Borrowings in accordance with the terms of this Agreement, (b) in the case of subordinated Indebtedness, as permitted by the Administrative Agent in its sole discretion and (c) subject to any Applicable Intercreditor Agreement and the requirements of the definition of Specified LSP Refinancing Indebtedness (as applicable), the prepayment of any Specified LSP Indebtedness, any Specified Incremental Debt and any Specified LSP Refinancing Indebtedness.

9.22 Amendment of Indebtedness. Amend, modify or change in any manner any term or condition of any subordinated Indebtedness, except for any refinancing, refunding, renewal or extension thereof permitted by the terms of this Agreement.

ARTICLE 10

DEFAULT

10.1 Events of Default. Any of the following shall constitute an Event of Default hereunder:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal on any Reimbursement Obligation or Letter of Credit Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any fee due or other amount payable (or any deposit of funds as Cash Collateral in respect of Letter of Credit Obligations to the extent required by this Agreement) hereunder or under any other Loan Document;

(b) Specific Covenants. Any Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 8.1(a), 8.1(b), 8.2, 8.3(a), 8.5, 8.10, 8.11, 8.12, 8.16 or Article IX;

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 10.1(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) the first day on which any Loan Party has knowledge of such failure or (ii) written notice thereof has been given to any Loan Party by the Administrative Agent;

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or any such representation, warranty, certification or statement that is qualified by materiality or Material Adverse Effect shall be incorrect or misleading in any respect) when made or deemed made;

(e) Cross-Default. (i) Any Loan Party or any of its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under any Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, in each case after expiration of any applicable notice or cure period, provided that this clause (B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any of its Subsidiaries is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount;

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;

(h) Judgments. There is entered against any Loan Party or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in either case, to the extent not covered by independent third-party insurance (or insurance provided by the Captive Insurance Company) as to which the insurer has been notified of such judgment or order and has not denied coverage and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i) ERISA. Any Loan Party has underlying assets which constitute “plan assets” within the Plan Asset Rules;

(j) ERISA Event. An ERISA Event shall occur that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect;

(k) Invalidity of Loan Documents. Any payment provision, any financial covenant or any other material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the aggregate Commitments), or purports to revoke, terminate or rescind any Loan Document;

(l) Change of Control. There occurs any Change of Control;

(m) Collateral Document. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms hereof or thereof) cease to create a valid and perfected first priority lien on and security interest in any material portion of the Collateral purported to be covered thereby, subject to any Applicable Intercreditor Agreement and the Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee requirements hereunder or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or take other required actions; or

(n) Applicable Intercreditor Agreements. Any Applicable Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Specified LSP Indebtedness Agent or any other agent or lender with respect to Specified LSP Indebtedness, Specified LSP Refinancing Indebtedness or Specified Incremental Debt, enforceable in accordance with its terms (to the extent that any such Indebtedness remains outstanding).

10.2 Remedies Upon Event of Default.

(a) Generally. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i) declare the Commitments of each Lender to make Loans and any obligation of the Issuing Lender to make issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower (to the extent permitted by applicable Law);

(iii) require that the Borrowers Cash Collateralize the Letter of Credit Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(iv) exercise on behalf of itself, the Lenders and the Issuing Lender all rights and remedies available to it, the Lenders and the Issuing Lender under the Loan Documents;

(v) provided, however, that upon the occurrence of any Event of Default described in either of Section 10.1(f) or (g), the obligation of each Lender to make Loans and any obligation of the Issuing Lender to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b) Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.5, after obtaining the prior written consent of the Administrative Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness, provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowing Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

(c) Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 10.2 for the benefit of all the Lenders and the Issuing Lender and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.2(b) (subject to the terms of Section 5.5), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 10.2(c), and (B) in addition to the matters specified in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 5.5), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.3 Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 10.1 or Section 10.2:

(a) Solely for the purpose of determining whether an Event of Default has occurred as a result of the failure to comply with Section 9.16, the Borrowers may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Equity Interests constituting common stock or any cash contribution to the common capital of Construction Partners (the “Cure Amount”) as a dollar-for-dollar increase to Consolidated Adjusted EBITDA for the applicable Fiscal Quarter; provided that (A) such net cash proceeds to be designated (i) are actually received by Construction Partners after the end of such Fiscal Quarter and on or prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable Fiscal Quarter (the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure any Event of Default resulting from the failure to comply with Section 9.16 as of such date, (B) the Borrowers shall have provided an irrevocable notice (the “Notice of Intent to Cure”) to the Administrative Agent during such 10 Business Day period that such amounts are designated as a Cure Amount and (C) the Borrowers shall prepay the Loans with such net cash proceeds pursuant to Section 5.3 on or prior to the Cure Expiration Date. The Cure Amount shall be added to Consolidated Adjusted EBITDA for the applicable Fiscal Quarter and included in any test period that includes such Fiscal Quarter.

(b) The parties hereby acknowledge that any Cure Amount pursuant this Section 10.3 may not be relied on for any purposes of calculating any financial ratio-based covenants, tests or conditions, determining pricing and any baskets with respect to the covenants contained in the Loan Documents (including, without limitation, any based on Consolidated Adjusted EBITDA) other than for determining actual compliance with Section 9.16 and shall not result in any adjustment to any amounts with respect to the Fiscal Quarter with respect to which such Cure Amount was made (or the period after such Fiscal Quarter but before delivery of the Notice of Intent to Cure) other than the amount of and for the purposes of the Consolidated Adjusted EBITDA referred to in Section 10.3(a) above.

(c) In furtherance of Section 10.3(a) above, (i) upon actual receipt and designation of the Cure Amount by Construction Partners and the prepayment of the Loans pursuant to Section 5.3, the covenant under Section 9.16 with respect to such Fiscal Quarter shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenant under such Section 9.16 with respect to such Fiscal Quarter and any Event of Default or Default under Section 9.16 with respect to such Fiscal Quarter shall be deemed not to have occurred for purposes of the Loan Documents, (ii) no Lender or Lender issuing any Letter of Credit shall be required to make any extension of credit hereunder during the ten (10) Business Day period referred to above unless Construction Partners has actually received the proceeds of the Cure Amount (and prepaid the Loans pursuant to Section 5.3), (iii) no Loan Party nor any Subsidiary thereof shall be permitted to make any Restricted Payments during the ten (10) Business Day period referred to above unless Construction Partners has actually received the proceeds of the Cure Amount (and prepaid the Loans pursuant to Section 5.3) and no Restricted Payments shall be made with the proceeds of any Cure Amounts and (iv) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 10.2 (or under any other Loan Document) solely on the basis of any Default or Event of Default resulting from the failure to comply with Section 9.16 with respect to such Fiscal Quarter following receipt of a Notice of Intent to Cure until the earlier of (i) the Cure Expiration Date has occurred without the Cure Amount having been received (or the Loans not being prepaid pursuant to Section 5.3) and (ii) the Borrowers provide written notice to the Administrative Agent of its intent not to further comply with its obligations to exercise its rights under this Section 10.3.

(d) (i) In each period of four consecutive Fiscal Quarters, there shall be at least two Fiscal Quarters in which no cure right set forth in this Section 10.3 is exercised, (ii) in each Fiscal Year, there shall not be more than one (1) cure right exercised pursuant to this Section 10.3 and (iii) there shall be no pro forma reduction in Indebtedness (through either netting of cash or the prepayment of the Loans) or related Consolidated ~~Fixed~~Interest Charges or principal payments of Funded Debt with the Cure Amount for determining compliance with Section 9.16 for the Fiscal Quarter with respect to which such Cure Amount was made.

(e) There can be no more than three Fiscal Quarters in which the cure rights set forth in this Section 10.3 are exercised during the term of the Obligations hereunder.

10.4 Application of Funds. After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Lender (including fees, charges and disbursements of counsel to the respective Lenders and Issuing Lender arising under the Loan Documents and amounts payable under Article V), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, Letter of Credit Borrowings and other Obligations, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;

(d) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings ~~ratably among the Lenders and the Issuing Lender, in proportion to the respective amounts described in this clause Fourth held by them;~~

~~(e)~~ , and any ~~Fifth, payment of that portion of the Obligations constituting any~~ amounts owed under any Hedge Agreements and any Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lender and the Lender Counterparties, in proportion to the respective amounts described in this clause ~~Fifth~~Fourth held by them;

(e) ~~(f)  Sixth~~Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

(f) ~~(g)~~ Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty; provided that, if the Administrative Agent is a Lender Counterparty, such written notice and additional supporting documentation shall not be required. Each Lender Counterparty not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI hereof for itself and its Affiliates as if a “Lender” party hereto. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

ARTICLE 11

THE ADMINISTRATIVE AGENT

11.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and no Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. Without limiting the generality of the foregoing, each Lender consents to and authorizes Administrative Agent’s execution and delivery of any Applicable Intercreditor Agreement with respect to any Specified LSP Indebtedness, Specified LSP Refinancing Indebtedness or Specified Incremental Debt on behalf of such Lender and any amendments, restatements, supplements or other modifications of the Collateral Documents to permit and reflect the creation, perfection and priority of, and rights and remedies with respect to, any Lien and security interest permitted hereunder that secures such Specified LSP Indebtedness, Specified LSP Refinancing Indebtedness or Specified Incremental Debt, in each case, subject to any Applicable Intercreditor Agreement, and, in each case, agrees to be bound by the terms and provisions thereof. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

11.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly specified herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 and 10.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrowing Agent, a Lender or ~~an~~the Issuing Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition specified in Article 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

11.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowing Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowing Agent (so long as no Default or Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrowing Agent and such Person remove such Person as Administrative Agent and, in consultation with the Borrowing Agent, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

11.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and the Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities as set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities as set forth herein and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and the Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or the Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing such other facilities.

11.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or ~~an~~the Issuing Lender hereunder.

11.9 Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of the Administrative Agent Fee Letter, as amended from time to time.

11.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.8(b) and 12.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.3.

11.11 Collateral and Guaranty Matters.

(a) Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (w) upon the Termination Date, (x) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, (y) pursuant to the Specified LSP Intercreditor Agreement or (z) subject to Section 12.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted under this Agreement; and

(iii) to release any Guarantor from its obligations under the Guaranty Agreement (x) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents and (y) pursuant to the Specified LSP Intercreditor Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.11.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

11.12 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11.13 Secured Cash Management Agreements and Hedge Agreements. No Lender Counterparty that obtains the benefits of Section 10.4, the Guaranty Agreement or any Collateral by virtue of the provisions hereof or of the Guaranty Agreement or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 11 to the contrary, the Administrative

Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Hedge Agreements and unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty.

11.14 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and the Lead Arrangers and their respective Affiliates, and not for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding Section 11.14(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 11.14(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that:

(i) none of the Administrative Agent or the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(iv) no fee or other compensation is being paid directly to the Administrative Agent or Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The Administrative Agent and each Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

11.15 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous

Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party such Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.15(b).

(c) Each Lender, Issuing Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with each Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g) Each party’s obligations, agreements and waivers under this Section 11.15 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE 12

MISCELLANEOUS

12.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders (or as expressly provided by Section 2.10), the Administrative Agent, acting on behalf of all the Lenders, and the Borrowing Agent, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

(a) Conditions to Initial Loans and Letters of Credit. Waive any condition set forth in Section 7.1(a), or, in the case of the making or issuance of the initial Loan or Letter of Credit, Section 7.2 without the consent of all of the Lenders;

(b) Conditions to Specific Credit Extensions. Waive any condition set forth in Section 7.2 as to the making of any Loan or issuance of a Letter of Credit under a particular Facility without the written consent of the Required Revolving Credit Lenders~~, the Required Term Lenders~~ or the Required ~~Delayed Draw~~ Term Lenders, as the case may be;

(c) Increase of Commitment. Increase or reinstate the amount of any Commitment of any Lender hereunder without the consent of such Lender;

(d) Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee~~, the Delayed Draw Commitment Fee~~ or any other fee or amount payable to any Lender, or reduce the principal amount of or the stated rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the stated rate of the ~~Commitment Fee, the Delayed Draw~~ Commitment Fee or any other fee or amount payable to any Lender, without the consent of each Lender directly affected thereby (provided that any amendment or modification of defined terms used in the financial covenants of this Agreement shall not constitute a reduction in the stated rate of interest or fees for purposes of this clause (b));

(e) Release of Collateral or Guarantor. Except for sales of assets permitted by Section 9.4, release all or substantially all of the Collateral or release all or substantially all the value of the Guarantors from their Obligations under the Guaranty Agreement, in each case without the consent of all Lenders (other than Defaulting Lenders);

(f) Release of Borrower. Release any Borrower without the consent of all Lenders;

(g) Subordination of Obligations and Liens. (i) Subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, in each case without the consent of each Lender directly affected thereby or (ii) subordinate, or have the effect of subordinating, the Liens securing the Obligations hereunder to Liens securing any other Indebtedness or other obligation, in each case without the consent of each Lender directly affected thereby;

(h) Miscellaneous. Amend Section 5.4, Section 11.3, Section 5.5, Section 10.4 or this Section 12.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of “Required Lenders”, in each case without the consent of all of the Lenders;

(i) Specific Voting Requirements. Reduce any percentage specified in the definition of “Required Revolving Credit Lenders”~~,~~ or “Required Term ~~Loans” or “Required Delayed Draw Term~~ Lenders”, without the consent of each Lender under the applicable Facility; or

(j) Assignments. Impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Revolving Credit Facility, the Required Revolving Credit Lenders~~,~~ or (ii) if such Facility is the Term Loan Facility, the Required Term Lenders~~, or (iii) if such Facility is the Delayed Draw Term Facility, the Required Delayed Draw Term Lenders~~;

provided that (i) no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of the Administrative Agent or the Issuing Lender, as applicable, and (ii) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 12.1(a) through (d) above, there is a Non-Consenting Lender, then the Borrowing Agent shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.13. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend (x) the Expiration Date with respect to the Revolving Credit Commitments of Lenders under the Revolving Credit Facility that agree to such extension with respect to their Revolving Credit Commitments with the written consent of each such approving Lender, the Administrative Agent and the Borrowing Agent (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Credit Facility with respect to the portion of the Revolving Credit Commitments with an Expiration Date so extended; or (y) the Term Loan Maturity Date with respect to applicable Lenders that agree to such extension with respect to their Term Loans with the written consent of each such approving Lender, the Administrative Agent and the Borrowing Agent (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term Loan Facility with respect to the portion thereof with a Term Loan Maturity Date so extended ~~or (z) the Delayed Draw Term Loan Maturity Date with respect to applicable Lenders that agree to such extension with respect to their Delayed Draw Term Loans with the written consent of each such approving Lender, the Administrative Agent and the Borrowing Agent (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Delayed Draw Term Facility with respect to the portion thereof with a Delayed Draw Term Loan Maturity Date so extended~~; provided that in each such case any such proposed extension of the Expiration Date, the Term Loan Maturity ~~Date or the Delayed Draw Term Loan Maturity~~ Date shall have been offered to each Lender with Loans or Commitments under the applicable Facility proposed to be extended, and if the consents of such Lenders exceed the portion of Commitments and Loans the Borrowing Agent wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders. This paragraph shall apply to any Incremental Term Loans in the same manner as it applies to the Term Loan Facility; provided that any such offer may, at the Borrowing Agent’s option, be made to the Lenders in respect of any tranche or tranches of Incremental Term Loans and/or any Term Loan Facility without being made to any other tranche of Incremental Term Loans or the Term Loan Facility, as the case may be.

In addition, notwithstanding the foregoing, (a) with the consent of the Borrowing Agent, the Administrative Agent may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in any Loan Document (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders taken as a whole), ~~and~~ (b) without the consent of any Lender or the Borrowing Agent, within a reasonable time after (i) the effective date of any increase or addition to, extension of or decrease from, the Revolving Credit Commitment, or (ii) any assignment by any Lender of some or all of its Revolving Credit Commitment, the Administrative Agent shall, and is hereby authorized to, revise Schedule 1.1(B) to reflect such change, whereupon such revised Schedule 1.1(B) shall replace the old Schedule 1.1(B) and become part of this Agreement~~.~~ and (c) each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrowing Agent and the Administrative Agent), to amend and restate (or amend) this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement (or amendment), such Lender shall no longer be a party to this Agreement (as so amended and restated, or amended), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

12.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

12.3 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay (i) all out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, disbursements and other charges of (A) one primary U.S. counsel for the Administrative Agent, the Lead Arrangers, the Lenders and the Issuing Lender, (B) if reasonably requested by the Administrative Agent, one local counsel in each relevant jurisdiction, (C) one reasonably necessary special or regulatory counsel in each relevant specialty and (D) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) through (C) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (C) shall allow for up to one additional counsel in each relevant specialty)) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

(b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arrangers, each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from (and shall reimburse each Indemnitee as the same are incurred), any and all losses, claims, damages, liabilities and related expenses (including the fees, disbursements and other charges of (A) one primary counsel for the Indemnitees (taken as a whole), (B) if reasonably requested by the Administrative Agent, one local counsel in each relevant jurisdiction, (C) one reasonably necessary special or regulatory counsel in each reasonably necessary specialty and (D) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) through (C) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (C) shall allow for up to one additional counsel in each relevant specialty)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party, or any affiliate of any such party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any affiliate of any such party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), ~~such~~the Issuing Lender, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Ratable Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender solely in its capacity as such, only the Lenders with Revolving Credit Commitments shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Ratable Share of the Revolving Credit Facility (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent),the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender in connection with such capacity. The obligations of the Lenders under this paragraph (b) are subject to the provisions of Section 2.2.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 12.3(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e) Payments. All amounts due under this Section 12.3 shall be payable not later than ten (10) days after demand therefor.

(f) Survival. Each party’s obligations under this Section 12.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

12.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next Business Day (except as ~~provided in Section 4.2~~otherwise set forth herein) and such extension of time shall be included in computing interest and fees, except that the Loans under the Revolving Credit Facility shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day and the Loans under the Term Loan Facility shall be due on the Business Day preceding the Term Loan Maturity Date if the Term Loan

Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

12.5 Notices; Effectiveness; Electronic Communication

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, electronic mail or sent by facsimile as follows:

(i) if to the Borrowing Agent, any Borrower or any other Loan Party, to it at:

Construction Partners, Inc.

701 Corporate Center Drive, Suite 101

Raleigh, NC 27607

Attention: [*****]

Telephone: [*****]

Electronic Mail: [*****]

With a copy to:

Construction Partners, Inc.

200 Grove Park Lane, Suite 630

Dothan, AL 36305

Attention: [*****]

Telephone: [*****]

Electronic Mail: [*****]

(ii) if to the Administrative Agent, to PNC Bank, National Association at ~~500 First Avenue, 4th Floor,~~ :

Agency Services

Mail Stop: P7-PFSC-04-I

500 First Avenue

501 Pittsburgh, PA 15219~~, Attention of Terri Davis (~~

Attention: [*****]

Facsimile No.: [*****]

Telephone No. ~~214-360-4880);~~: [*****]

~~(iii) if to PNC Bank, National Association in its capacity as Issuing Lender, to it at 500 First Avenue, 4th Floor, Pittsburgh, PA 15219, Attention of Terri Davis (Facsimile No. 412-762-8672; Telephone No. 214-360-4880);~~

(iii)  ~~(iv)~~ if to a Lender, to it at its address (or facsimile number) specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to Article 2 or Article 3 if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowing Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

12.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

12.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Termination Date. All covenants and agreements of each Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those specified in the Notes, Article 5 and Section 12.3, shall survive the Termination Date. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the Closing Date and until the Termination Date.

12.8 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(1) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(2) in any case not described in clause (i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment~~,~~ or the Term Loan~~, or Delayed Draw Term Commitment~~ of such assigning Lender, unless, in each case, each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition:

(1) the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowing Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(2) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Commitments with respect to the Term Loan Facility ~~or Delayed Draw Term Facility, or (during the Delayed Draw Term Availability Period) any Delayed Draw Term Loans~~, if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans~~, or (after the Delayed Draw Term Availability Period) any Delayed Draw Term Loans,~~ to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(3) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to a Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowing Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Effectiveness; Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4, 5.8, and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Pittsburgh, Pennsylvania a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowing Agent or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or any Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 12.1(a), 12.1(b), or 12.1(c)) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 , 5.8, 5.9 and 5.10 (subject to the requirements and limitations therein, including the requirements under Section 5.9(g) (it being understood that the documentation required under Section 5.9(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.13 as if it were an assignee under to paragraph (b) of this Section 12.8; and (B) shall not be entitled to receive any greater payment under Sections 5.8 or 5.9, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowing Agent’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.13 with respect to any Participant. To the extent permitted by Law, each Participant agrees to be subject to Section 5.5 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan

Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowing Agent, the Administrative Agent and such Lender.

(g) Arrangers/Bookrunners. Notwithstanding anything to the contrary contained in this Agreement, the name of any arranger, bookrunner and/or documentation agents listed on the cover page of this Agreement may be changed by the Administrative Agent to the name of any Lender or Lender’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Lender or Lender’s broker-deal Affiliate.

12.9 Confidentiality.

(a) General. Each of the Administrative Agent, the Lenders and the Issuing Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating any Borrower or its Subsidiaries or the Facilities or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (viii) with the consent of the

Borrowing Agent; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from any Borrower or any of its Subsidiaries relating to any Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Borrower or any of its Subsidiaries; provided that, in the case of information received from any Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section shall prohibit any Person from voluntarily communicating, disclosing or providing information within the scope of the confidentiality provisions of this Section regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory organization without any notification to any Person.

(b) Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement with any such Subsidiary or Affiliate of the Lender subject to the provisions of Section 12.9(a).

12.10 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. Except as provided in Article 7, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Liens and security interest granted to the Administrative Agent pursuant to the Loan Documents and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document are subject to the provisions of any Applicable Intercreditor Agreement, and to the extent that there is any conflict between the terms and provisions of any Applicable Intercreditor Agreement and the terms and provisions of this Agreement or any other Loan Document, such Applicable Intercreditor Agreement will prevail.

(b) Electronic Execution ~~of Assignments~~. The words “execution,” “signed,” “signature,” and words of like import in any ~~Assignment and Assumption Agreement~~Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

12.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York. ~~Each standby Letter of Credit issued under this Agreement shall be subject, as applicable, to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.~~

Each Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. Each Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.5. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.12 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the ~~w~~Write-down and ~~c~~Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(i) the effects of any Bail-in Action on any such liability, including, if applicable:

(ii) a reduction in full or in part or cancellation of any such liability;

(iii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(b) the variation of the terms of such liability in connection with the exercise of the ~~w~~Write-down and ~~c~~Conversion powers of the applicable Resolution Authority.

12.13 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

12.14 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity/Bank/FSI that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.14, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity/Bank/FSI” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

12.15 Assignments and Allocations; Amendment and Restatement.

(a) Simultaneously with the Closing Date, the parties hereby agree that (i) the aggregate Revolving Credit Commitments of each of the Revolving Credit Lenders hereunder as of the date hereof shall be as set forth on Schedule 1.1(B), the outstanding revolving loans under the Existing Credit Agreement (other than Existing Converted Loans), without giving effect to the making of any Revolving Credit Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources (the “Existing Revolving Credit Loans”), shall continue as (and be deemed to be) Revolving Credit Loans hereunder and shall be reallocated in accordance with such Revolving Credit Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Revolving Credit Lenders and from each Revolving Credit Lender to each other Revolving Credit Lender (including from Revolving Credit Lenders who increase or reduce their Revolving Credit Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable assignments and assumptions under the Existing Credit Agreement but without the payment of any related assignment or breakage fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived) and (ii) (A) the Term Loan Commitments shall be as set forth in Schedule 1.1(B), (B) the outstanding term loans under the Existing Credit Agreement, after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources (such outstanding term loans, “Existing Outstanding Term Loans”) shall continue as (and be deemed to be) Term Loans hereunder, (C) certain outstanding revolving loans under the Existing Credit Agreement shall be converted to the Term Loans hereunder on the Closing Date pursuant to Section 3.1(a) (collectively, “Existing Converted Loans”) in an amount such that the aggregate outstanding amount of Existing Converted Loans plus the aggregate outstanding amount of Existing Outstanding Term Loans as of the Closing Date shall equal the aggregate Term Loan Commitments on such date (the Existing Converted Loans and the Existing Outstanding Term Loans being referred to herein, collectively, as the “Closing Date Term Loans”) and (D) the Closing Date Term Loans shall be reallocated on the Closing Date in accordance with the Term Loan Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Term Lenders and from each Term Lender to each other Term Lender (including from Term Lenders who increase or reduce their Term Loan Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable assignments and assumptions under the Existing Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived); provided that, for the avoidance of doubt, all accrued interest under the Existing Credit Agreement shall be paid in connection with this Agreement on the Closing Date.

(b) On the Closing Date, the applicable Lenders shall make full cash settlement with one another, in each case through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s applicable percentage of aggregate Commitments equals (with customary rounding) its applicable percentage of the outstanding amount of all Loans.

(c) The Borrowers, each Guarantor, the Administrative Agent, the Issuing Lender and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement.

(d) All Existing Letters of Credit shall continue as Letters of Credit hereunder subject to the terms hereof.

12.16 ESG Amendment.

(a) After the Closing Date, the Borrowing Agent, in consultation with the Sustainability Structuring Agent, shall be entitled to either (a) establish specified Key Performance Indicators (“KPIs”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Borrowers and their respective Subsidiaries or (b) establish external ESG ratings (“ESG Ratings”) targets to be mutually agreed between the Borrowing Agent and the Sustainability Structuring Agent. The Sustainability Structuring Agent, the Administrative Agent and the Borrowing Agent may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating either the KPIs or ESG Ratings and other related provisions (the “ESG Pricing Provisions”) into this Agreement; provided that such amendment shall become effective on the fifth (5th) Business Day after the date notice of such amendment is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Upon effectiveness of any such ESG Amendment, based on either the Borrowers’ performance against the KPIs or the Borrowers’ attainment of the target ESG Ratings, certain adjustments to the Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate and other Applicable Margins may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or increase of more than (a) 1.00 basis point in the Applicable Commitment Fee Rate or (b) 5.00 basis points in the Applicable Letter of Credit Fee Rate or Applicable Margins (other than the Applicable Commitment Fee Rate). If KPIs are utilized, the pricing adjustments will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles (as published and maintained by the Loan Syndications & Trading Association) and is to be agreed between the Borrowing Agent and the Sustainability Structuring Agent (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification agreed to by the Sustainability Structuring Agent, the Administrative Agent and the Borrowing Agent to the ESG Pricing Provisions which does not have the effect of reducing the Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate, or other Applicable Margins to a level not otherwise permitted by this paragraph shall become effective on the fifth (5th) Business Day after the date notice of such modification is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such modification from Lenders comprising the Required Lenders.

(b) In the event that the Borrowing Agent, the Administrative Agent and Sustainability Structuring Agent elect to enter into an ESG Amendment, the Sustainability Structuring Agent will (i) assist the Borrowing Agent in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrowing Agent in preparing information materials focused on ESG to be used in connection with the ESG Amendment.

ARTICLE 13

THE BORROWING AGENT

13.1 Appointment; Nature of Relationship. Construction Partners, Inc., is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrowing Agent”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrowing Agent to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrowing Agent agrees to act as such contractual representative upon the express conditions contained in this Article 13. Additionally, the Borrowers hereby appoint the Borrowing Agent as their agent to receive all of the proceeds of the Loans in any accounts designated by the Borrowing Agent, at which time the Borrowing Agent shall promptly disburse such Loans to the appropriate Borrower(s). The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrowing Agent or any Borrower for any action taken or omitted to be taken by the Borrowing Agent or the Borrowers pursuant to this Section 13.1. The Borrowing Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrowing Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrowing Agent may execute any of its duties as the Borrowing Agent hereunder and under any other Loan Document by or through authorized officers.

13.2 Execution of Loan Documents. The Borrowers hereby empower and authorize the Borrowing Agent, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Compliance Certificates. Each Borrower agrees that any action taken by the Borrowing Agent or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrowing Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

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SCHEDULE 1.1(C)

Existing Letters of Credit

EXHIBIT H

Compliance Certificate

ANNEX I

ANNEX II